EXECUTION COPY


              DATED               28 JUNE                     2001
              ----------------------------------------------------

              (1)  POWELL DUFFRYN HOLDINGS BV,
                   POWELL DUFFRYN (INTERNATIONAL)
                   LIMITED and POWELL DUFFRYN
                   INVESTMENTS LIMITED as Sellers
              (2)  OSHKOSH GROUP BV and OSHKOSH
                   EUROPEAN HOLDINGS SL as Purchasers
              (3)  POWELL DUFFRYN LIMITED
                   as Sellers' Guarantor
              (4)  OSHKOSH TRUCK CORPORATION
                   as Purchasers' Guarantor

              ----------------------------------------------------

                           SALE AND PURCHASE AGREEMENT
                            for all the issued share
               capitals of Geesink Group BV, Norba AB and Geesink
                                 Norba Limited
              ----------------------------------------------------






                                   ROWE & MAW
                              20 Black Friars Lane
                                 London EC4V 6HD

                               Tel: 020-7248 4282
                               Fax: 020-7248 2009
                              Ref: 456/422/27461.3

                                    CONTENTS

Clause      Subject Matter                                                Page

  1.        Definitions and Interpretation                                  2
  2.        Agreement to Sell and Purchase                                 14
  3.        Purchase Price                                                 14
  4.        Completion                                                     20
  5.        Anti-Trust Notifications                                       27
  6.        Warranties                                                     28
  7.        Purchasers' and Purchasers' Guarantor's Warranties
            and Undertakings                                               33
  8.        UK Pensions                                                    34
  9.        Group and Sellers' Guarantees                                  34
  10.       Norba Acquisition Agreement                                    35
  11.       Specific Indemnities                                           39
  12.       Announcements and Confidentiality                              41
  13.       Tax Losses and Fiscal Unity                                    44
  14.       Guarantees                                                     47
  15.       Costs                                                          49
  16.       Entire Agreement                                               49
  17.       Continuing Effect                                              50
  18.       Invalidity                                                     50
  19.       Amendments, Variations and Waivers                             50
  20.       Further Assurance and Assistance                               51
  21.       Counterparts                                                   52
  22.       Assignment and Third Party Rights                              53
  23.       Notices                                                        54
  24.       Currency Conversion                                            56
  25.       Governing Law and Jurisdiction                                 56

Schedules
  1.        Part 1: Details of the Companies
            Part 2: Details of the Subsidiaries
            Part 3: Shares to be Sold
  2.        Company Intellectual Property
  3.        Completion Arrangements
  4.        Warranties
  5.        Limitations On Claims
  6.        Properties

  7.        UK Pensions
  8.        Apportionment Of Purchase Price
  9.        Conduct Between Exchange And Completion
  10.       Example Calculation of Net Debt

Documents In The Agreed Terms

            Disclosure Letter
            Letters Of Resignation For Directors
            Powers Of Attorney
            Dutch Notarial Deed
            Sellers' Deed Of Covenant
            Purchasers' Funding Termsheet
            Tax Deed
            Mr Harris' Deed Of Covenant
            Purchasers' Banking Schedule

                           SALE AND PURCHASE AGREEMENT

DATE: 28th JUNE 2001

PARTIES:

(1) POWELL DUFFRYN HOLDINGS BV a company incorporated in the Netherlands (registered number 39031622) whose registered office is at Betonweg 8, 8305 AG Emmeloord, The Netherlands, POWELL DUFFRYN (INTERNATIONAL) LIMITED a company incorporated in England and Wales (registered number 1235617) whose registered office is at Powell Duffryn House, London Road, Bracknell, Berkshire RG12 2AQ and POWELL DUFFRYN INVESTMENTS LIMITED a company incorporated in England and Wales (registered number 739935) whose registered office is at Powell Duffryn House, London Road, Bracknell, Berkshire RG12 2AQ (each a "Seller" and together the "Sellers");

(2) OSHKOSH GROUP BV a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands with its seat in Amsterdam and its business office at De Lairessestraat 133, 1075 HJ, Amsterdam, The Netherlands registered in the Commercial Register under number 34158044 ("Oshkosh Group") and OSHKOSH EUROPEAN HOLDINGS S.L. ("Oshkosh European Holdings") a company incorporated in Spain (registered number Commercial Registry of Madrid, Volume ("Tomo") 16,400, Book ("Libro") 0, Page ("Folio") 110, Section ("Seccion") 8a, Sheet ("Hoja") M-278804) whose registered office is at Juan Vara Teran 14, 38009 Santa Cruz de Tenerife, Spain (together the "Purchasers");

(3) POWELL DUFFRYN LIMITED a company incorporated in England and Wales (registered number 298073) whose registered office is at Powell Duffryn House, London Road, Bracknell, Berkshire RG12 2AQ (the "Sellers' Guarantor"); and

(4) OSHKOSH TRUCK CORPORATION a company incorporated in Wisconsin whose registered office is at 2307 Oregon Street, Post Office Box 2566, Oshkosh, Wisconsin 54902 United States of America (the "Purchasers' Guarantor").

BACKGROUND:

(A) Geesink Group BV is a company limited by shares incorporated in the Netherlands on 13 December 1969 with registered number 17011545; Norba AB is a company

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         limited by shares incorporated in Sweden on 4 May 1914 with registered number 556012-0882; and Geesink Norba Limited is a private limited company incorporated in England and Wales on 28 October 1935 with registered number 306452. Further details of the Companies are set out in Schedule 1, Part 1 (Details of the Companies).

(B) The companies of which details are set out in Schedule 1, Part 2 (Details of the Subsidiaries) are subsidiaries of the Companies.

(C) The Sellers have agreed to sell all of the issued shares in the capitals of the Companies to the Purchasers for the consideration and upon the terms set out in this Agreement.

(D) The Sellers are subsidiaries of the Sellers' Guarantor and the Sellers' Guarantor has agreed, in consideration of the Purchasers entering into this Agreement and agreeing to be bound by its terms, to guarantee the performance by the Sellers of their obligations under this Agreement.

(E) The Purchasers are subsidiaries of the Purchasers' Guarantor and the Purchasers' Guarantor has agreed, in consideration of the Sellers' entering into this Agreement and agreeing to be bound by its terms, to guarantee the performance by the Purchasers of their obligations under this Agreement.

         IT IS AGREED that:

1.       Definitions and Interpretation

1.1      Defined terms

         In this Agreement and the Background:

         "Agreed Form Documents" means the Disclosure Letter, the Dutch Notarial Deed, the Tax Deed, the Sellers' Deed of Covenant, the Purchasers' Funding Term Sheet, Mr Harris' Deed of Covenant, the Letter of Resignation for Directors, the Purchasers' Banking Schedule and the Powers of Attorney in the Agreed Terms;

         "Agreed Redundancy Programme" means the programme of redundancies in Norba Limited detailed in the Disclosure Letter;

         "Agreed Terms" means, in relation to any document, that document in the terms agreed between the parties and signed or initialled for identification purposes only by or on behalf of each party prior to execution of this Agreement;

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
         "Associate" has the meaning given in section 435 Insolvency Act 1986;

         "Auditors" means Arthur Andersen of  1 Surrey Street, London WC2R 2PS;

         "Balance Sheet Date" means 31 March 2001;

         "Business Day" means a day (not being a Saturday or Sunday) when banks generally are open in the City of London, Amsterdam, Stockholm and the United States of America for the transaction of general banking business;

         "Companies" means Geesink Group BV, Norba AB and Geesink Norba Limited, details of each of which are given in Schedule 1, Part 1 (Details of the Companies) and any reference to a "Company" is a reference to any one of them;

         "Companies Act" means the Companies Act 1985;

         "Company Intellectual Property" means all Intellectual Property which at the Completion Date is owned by any of the Companies or any of the Subsidiaries, and which is either used in or has been developed for use in or is required for or intended for use in the business of the Group as currently carried on, including that listed in Schedule 2 (Company Intellectual Property);

         "Completion" means completion of the sale and purchase of the Shares under this Agreement;

         "Completion Date" means close of business on the day Completion takes place;

         "Completion Inter-Company Debt" means all monies owed by any member of the Group to any member of the Sellers' Group as at the Completion Date but for the avoidance of doubt not including any amounts to be paid by any members of the Group to any members of the Sellers' Group in respect of the settlement of corporate income tax;

         "Completion Inter-Company Loans" means all monies owed by any member of the Sellers' Group to any member of the Group as at the Completion Date;

         "Completion Net Debt" means the Debt of the Group as at the Completion Date less any cash, Completion Inter-Company Loans and an amount equal to the value of any marketable securities held by the Group as at the Completion Date (but excluding any monies received by the Group in settlement of any claims brought by the Group under any insurance policies in which the Group has an interest between 31 March 2001 and the Completion Date);

         "Completion Transaction Costs" means such sum as is equal to all and any Transaction Costs paid or payable by the Group as at Completion, determined in accordance with Clause 3.8;

         "Confidential Information" means all information designated as confidential or which a recipient would reasonably consider to be confidential which is proprietary to any of the Companies or any of the Subsidiaries and includes all information used in or otherwise relating to the Group or its business, affairs, customers or the marketing of any goods or services including trade secrets, technical processes and technical information, customer names and lists and other details of customers, sales targets, sales statistics, market share statistics, market research surveys and reports, sales pricing, costs of sales, information relating to future business developments or planning, future projects, commercial relationships or legal advice, in each case, in whatever form held;

         "Confidentiality Agreement" means the confidentiality agreement made on 25 January 2001 between Prestige Acquisitions Limited and the Purchasers' Guarantor;

         "Consolidated Accounts" means the audited financial statements of the Group audited by the Auditors in the form of a statutory balance sheet as at the Balance Sheet Date, and a profit and loss account and a cashflow statement for the financial year ended on the Balance Sheet Date (in each case of the Group and incorporating appropriate eliminations) together in each case with all notes, reports and statements annexed thereto;

         "Danish Warranties" means the additional warranties set out in Part 8 of Schedule 4 (Warranties);

         "Debt" means third party loans, overdrafts, hire purchase or finance and other capital leasing arrangements, dividends payable or declared but not paid, Inter-Company Debt and including interest payable to a party which is not a member of the Group and other obligations of a similar nature whether short or long term (but excluding any such obligations to Powell Duffryn Holdings BV in respect of salary and other remuneration payments of an employee of a member of the Group or other properly incurred administrative expenses settled by such person which are customarily recharged by a member of the Group (shown in the Consolidated Accounts at NLG 2.862 million));

         "Directors" means the directors of each of the Companies and each of the Subsidiaries named in Schedule 1, Part 1 (Details of the Companies) and Schedule 1, Part 2 (Details of the Subsidiaries);

         "Disclosed Environmental Matter" means any matter referred to in Annex 2 of the Disclosure Letter;

         "Disclosure Letter" means the disclosure letter from the Sellers to the Purchasers, together with its annexures in the Agreed Terms having the same date as this Agreement;

         "Dutch Warranties" means the additional Warranties set out in Part 2 of
         Schedule 4 (Warranties);

         "Dutch Subsidiaries" means those of the Subsidiaries incorporated in the Netherlands in whose shares Geesink Group BV is directly or indirectly interested;

         "Dutch Notarial Deed" means the notarial deed in the Agreed Terms effecting the transfer of the Shares in the capital of Geesink Group BV from Powell Duffryn Holdings BV to Oshkosh Group;

         "Encumbrance" means any mortgage, charge, pledge, hypothecation, lien and security interests of whatsoever nature (including, without limitation, any imposed by law) and any proprietary interest or equity of any person including (without limitation) any title retention, option or right of pre-emption;

         "Environment" means any of the following media namely air, controlled waters (as defined in section 104 of the Water Resources Act 1991) or analogous legislation outside the United Kingdom or land (including without limitation those media within buildings or other natural or man made structures above or below ground and tanks and underground drains);

         "Environmental Laws" means any applicable statutes, statutory instruments, regulations, directives or orders which relate to the pollution or protection of the Environment and which are legally binding and in full force and effect at the date hereof;

         "Environmental Permits" means all or any authorisations, certificates, permits, licences or consents required under any Environmental Laws for the operation of the Company;

         "Environmental Warranties" means those Warranties at Paragraph 19 of
         Part 1 of Schedule 4 (Warranties);

         "Estimated Net Debt" has the meaning given to it in Clause 3.7 (Estimation of Completion Net Debt and Completion Transaction Costs);

         "Estimated Transaction Costs" has the meaning given to it in Clause 3.7 (Estimation of Completion Net Debt and Completion Transaction Costs);

         "Exclusivity Agreement" means an agreement made between the Purchaser's Guarantor and the Sellers' Guarantor dated 18 May 2001;

         "Finance Manual" means the Powell Duffryn group finance manual in the form annexed to the Disclosure Letter;

         "GAAP" means generally accepted accounting principles in force in the United Kingdom as promulgated by the Institute of Chartered Accountants of England and Wales, the Accounting Standards Board and the Urgent Issues Task Force at the date relevant thereto;

         "Group" means the Companies and the Subsidiaries and "member of the Group" shall be construed accordingly;

         "Group Guarantees" means those guarantees of the obligations of any member of the Sellers' Group entered into by the Companies and the Subsidiaries or any of them and now subsisting;

         "Intellectual Property" means all intellectual property, including patents, utility models, trade and service marks, trade names, domain names, right in designs, copyrights, moral rights, topography rights, rights in databases, rights in know-how, Confidential Information and other proprietary information, in all cases whether or not registered or registrable and including registrations and applications for registration of any of these and rights to apply for the same and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world;

         "Inter-Company Debt" means all monies owed by any member of the Group to any member of the Sellers' Group but for the avoidance of doubt not including any amounts to be paid by any members of the Group to any members of the Sellers' Group in respect of the settlement of corporate income tax;

         "Inter-Company Loans" means all monies owed by any member of the Sellers' Group to any member of the Group;

         "Interest Rate" means, in relation to a day during any period during which interest accrues, the EURIBOR percentage rate calculated on an actual/360 day count basis as determined by the Banking Federation of the European Union for three month periods as displayed on the EURIBOR page of the Reuters screen at or about 11 a.m. London time on that day, save that for any day that is not a Business Day the relevant rate for that day will be that for the last preceding Business Day. If the agreed page is replaced or service ceased to be available, the Sellers' Guarantor may specify another page or service displaying the appropriate rate after consultation with the Purchasers;

         "Irrecoverable Environmental Losses" means any and all Losses arising from any relocation of any part of the operation of the business which is carried out in connection with the carrying out of Remedial Action or other works or any loss of profit or Losses arising from any failure to comply with any contractual obligation;

         "London Stock Exchange" means London Stock Exchange plc;

         "Losses" in respect of any matter, event or circumstance includes all demands, claims, actions, proceedings, damages, payments, losses, costs, expenses or other liabilities;

         "Management Accounts" means the April and May 2001 management accounts of the Group prepared by the Group;

         "Mr Harris' Deed of Covenant" means the deed of that name in the Agreed Terms to be entered into between the Purchasers, the Purchasers' Guarantor and Mr Stephen Harris at Completion;

         "NASD" means the National Association of Securities Dealers;

         "Net Debt" means the Debt of the Group as at the Balance Sheet Date less any cash, Inter-Company Loans and an amount equal to the value of any marketable securities held by the Group as at the Balance Sheet Date, as set out in the Consolidated

         Accounts. Example calculations of the Net Debt by reference to the Consolidated Accounts and the management accounts of the Group for March 2001 for illustrative purposes only are set out in Schedule 10 (Example Calculation of Net Debt);

         "Norba AB Properties" means those Properties leased to Norba AB situated at Blomstermala, Sweden;

         "Norba Acquisition Agreement" means the Share Purchase Agreement between (1) Partek Cargotec AB and (2) Powell Duffryn (International) Limited regarding all shares in Norba AB dated 21 August 2000;

         "Norba Warranties" means the warranties and representations given by Partek Cargotec AB to Powell Duffryn (International) Limited pursuant to article 8 (excluding article 8.5) of the Norba Acquisition Agreement;

         "Polish Warranties" means the additional Warranties set out in Part 9 of Schedule 4 (Warranties);

         "Proceedings" means any proceedings, suit or action arising out of or in connection with this Agreement;

         "Properties" means the freehold and leasehold properties described in
         Schedule 6 (Properties);

         "Purchase Price" means the purchase price specified in Clause 3.1 (Purchase Price);

         "Purchasers' Accountants" means Arthur Andersen LLP of Milwaukee, Wisconsin, USA;

         "Purchasers' Banking Schedule" means the pro forma letter in the Agreed Terms setting out certain requested information to be provided by Powell Duffryn Limited to the Purchasers;

         "Purchasers' Funding Termsheet" means the termsheet in the Agreed Terms setting out the terms upon which the Purchasers will seek third party financing to enable them to satisfy the Purchase Price;

         "Purchasers' Group" means any of the following from time to time: the Purchasers' Guarantor, its subsidiaries (including, for the avoidance of doubt, the Purchasers) and subsidiary undertakings and any holding company or parent undertaking of the Purchasers' Guarantor and all other subsidiaries and subsidiary undertakings of any holding company or parent undertaking of the Purchasers' Guarantor and "member of the Purchasers' Group" shall be construed accordingly;

         "Purchasers' Solicitors" means Nicholson Graham & Jones of 110 Cannon Street, London EC4N 6AR;

         "Reasonable and Prudent Operator" means a person exercising that degree of skill, diligence, prudence and foresight which would reasonably be expected from an experienced operator engaged in the same type of undertaking as the business of the Companies carried out at Completion and under the same or similar circumstances as at Completion;

         "Recoverable Environmental Losses" means any and all Losses arising out of any of the following: claims by neighbouring owners/occupiers of land in respect of damage caused by off-site migration of pollution from any Property; removal, or the making safe or secure, of any pollution, including investigatory or other action necessary to assess the condition of the Properties or any other environmental media and undertaking works or carrying out any operations for the purpose of preventing, minimising, remedying or mitigating the effects of the pollution; the making of any subsequent inspections required from time to time for the purposes of reviewing the condition of the Properties or environmental media; the costs of obtaining any Environmental Permits necessary in order to undertake any of the above-mentioned actions, including the maintenance costs of any such Environmental Permit; reasonable legal and consultancy fees in connection with advice and assistance necessitated in consequence of the foregoing items; disposal costs of removing the pollution off site; and (to the extent legally permissible) environmental fines and penalties incurred by the Purchaser and/or any member of the Group and which are attributable to action or inaction of the Sellers PROVIDED THAT in each case any and all such Losses are the minimum reasonably necessary under Environmental Laws or Environmental Permits to remedy the particular breach of the Environmental Warranty in question and exclude Irrecoverable Environmental Losses;

         "Securities Exchange Commission" means the Securities Exchange Commission of the United States of America;

         "Sellers' Deed of Covenant" means the deed of that name in the Agreed Terms to be entered into between the Sellers, the Purchasers and the Sellers' Guarantor at Completion and where appropriate references to the Sellers' Deed of Covenant shall mean the deed of covenant as executed by the parties to it;

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
         "Sellers' Group" means any of the following from time to time, except the Companies and the Subsidiaries: the Sellers' Guarantor, its subsidiaries and subsidiary undertakings and any holding company or parent undertaking of the Sellers' Guarantor and all other subsidiaries and subsidiary undertakings of any holding company or parent undertaking of the Sellers' Guarantor and "member of the Sellers' Group" shall be construed accordingly;

         "Sellers' Guarantees" means those guarantees of the obligations of any member of the Group entered into by any member of the Sellers' Group and now subsisting (including but without limitation the several liability of Powell Duffryn Holdings BV for the debts of Geesink Group BV as a consequence of Powell Duffryn Holdings BV having filed a declaration with the trade register of the Chamber of Commerce in Lelystad, The Netherlands in accordance with paragraph 2.403-1 sub b of the Dutch Civil Code);

         "Sellers' Dutch Solicitors" means Lovells of Frederiksplein 42, Postbus 545, 1000 AM, Amsterdam, the Netherlands;

         "Sellers' Swedish Solicitors" means Mannheimer Swartling of PO Box 1711, 111 87 Stockholm, Sweden;

         "Sellers' UK Solicitors" means Rowe & Maw of 20 Black Friars Lane, London, EC4V 6HD;

         "Shares" means all the issued shares in the capitals of the Companies details of which are given in Schedule 1, Part 1 (Details of the Companies);

         "Stock" means total stock and work in progress of the Group;

         "Subsidiaries" means the companies details of which are given in
         Schedule 1, Part 2 (Details of the Subsidiaries) and any reference to a "Subsidiary" is a reference to any one of them;

         "Swedish Warranties" means the additional Warranties set out in Part 3 of Schedule 4 (Warranties);

         "Takeover Panel" means the Panel on Takeovers and Mergers of the United Kingdom;

         "Tax" or "Taxation" means and includes all forms of taxation and impositions, duties, contributions, and levies in the nature of taxation;

         "Tax Deed" means the deed of covenant relating to Tax in the Agreed Terms;

         "Taxing Authority" means any Taxing or other authority, body or person (whether inside or outside the United Kingdom) competent to impose any liability to Tax;

         "Termination Notice" has the meaning given to it in Clause 4.11 (Purchaser's Funding);

         "Transaction Costs" means (pound)75,000, together with any costs relating specifically to the transaction contemplated by this Agreement in the nature of third party adviser's fees, special payments and/or bonuses to employees or other similar payments, and accommodation and travel costs of prospective purchasers of the Group, incurred in each case by a member of the Group prior to Completion (except to the extent payment of the same actually reduces the Purchase Price otherwise payable by virtue of its inclusion in the Completion Net Debt) but excluding those paid on or before 31 March 2001;

         "UK Listing Authority" means the Financial Services Authority in its capacity as the competent authority for the purposes of the Financial Services Act 1986;

         "Undisclosed Environmental Matter" means any matter the subject of a claim under the Environmental Warranties which is not a Disclosed Environmental Matter;

         "VAT" means value added tax;

         "VATA" means the Value Added Tax Act 1994;

         "Warranties" means the warranties referred to in Clause 6 (Warranties) and set out in Schedule 4 (Warranties) and the warranties referred to in Clause 10.1 (Norba Warranties), given and made by the Sellers in favour of the Purchasers. The Warranties shall also include:

         (i) in relation to Norba AB, the Swedish Warranties;

         (ii) in relation to Geesink Group BV and the Dutch Subsidiaries, the Dutch Warranties;

         (iii) in relation to Geesink Polska Sp.z o.o, the Polish Warranties;

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
         (iv) in relation to Norba A/S, the Danish Warranties; and

         (v) in relation to the branches of Geesink BV in Spain, Germany, France and Italy, those Warranties in Parts 4, 5, 6 and 7 respectively of
         Schedule 4 (Warranties); and

         "Works Council" means the works council (gemeenschappelijke ondernemingsraad) of Geesink BV and Geesink Kiggen BV.

1.2      Contents page and headings

         In this Agreement, the contents page and headings are included for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3      Meaning of references

         In this Agreement, unless the context requires otherwise, any reference to:

         (a) this Agreement includes the Schedules, which form part of this Agreement for all purposes;

         (b) the Background is to the statements about the background to this Agreement made above, a Clause or a Schedule is to a clause of or a schedule to this Agreement and to a Part or a Paragraph of a Schedule is to a part or a paragraph of that Schedule;

         (c) a statute or statutory provision, except as expressly provided otherwise, includes any consolidation, re-enactment, modification or replacement of the same, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time except to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this Agreement would extend or increase the liability of any party to any other under this Agreement;

         (d) a party or the parties is to a party or the parties (as the case may be) to this Agreement and shall include any permitted assignees of a party;

         (e) the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa);

         (f) a person includes any individual, firm, corporation, unincorporated association, government, state or agency of state, association, partnership or joint venture (whether or not having a separate legal personality);

         (g) a person includes a reference to that person's legal personal representatives and successors;

         (h) references to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

         (i) a document is to that document as varied, supplemented or replaced from time to time, in each case in writing;

         (j) any English statutory provision or English legal term for any action, remedy, method of judicial proceeding, document, legal status, court, official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English statutory provision or English legal term;

         (k) writing shall include any modes of reproducing words in a legible and non-transitory form;

         (l) (E) or euros is to the lawful currency of the states in the European Union which are from time to time participating in economic and monetary union; and

         (m) a time of the day is to London time and references to a day are to a period of 24 hours running from midnight to midnight.

1.4      No restrictive interpretations

         In this Agreement, general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things.

1.5      Companies Act definitions

         In this Agreement, unless the context otherwise requires any word and expression defined in section 258 or Part XXVI of the Companies Act and not defined in this Agreement shall bear the meaning ascribed to it in that Act.

1.6      Several liability

         Where one or more parties is expressed to have a right or an obligation under this Agreement, such right or obligation shall be several as between the parties expressed to have it save that:

         (a) the Sellers' Guarantor shall have joint and several liability for all obligations to which it is subject with others and it shall have sole liability under the guarantee set out in Clause 14.1 (Guarantee by Sellers' Guarantor); and

         (b) the Purchasers' Guarantor shall have joint and several liability for all obligations to which it is subject with others and it shall have sole liability under the guarantee set out in Clause 14.2 (Guarantee by Purchasers' Guarantor).

2.       AGREEMENT TO SELL AND PURCHASE

2.1      Sale and purchase

         Each of the Sellers shall sell with full title guarantee free from all Encumbrances, and each Purchaser shall purchase, the entire legal and beneficial ownership in the Shares set out against their respective names in Schedule 1, Part 3 (Shares to be Sold), together with all rights attached or accruing to them at Completion.

2.2      Waiver of pre-emption rights

         The Sellers shall procure the waiver of all rights of pre-emption over or other rights to restrict transfer of the Shares conferred either by the articles of association or equivalent constitutional documentation of the Companies or in any other way.

3.       PURCHASE PRICE

3.1      Purchase Price

         The amount payable for the Shares (the "Purchase Price") shall be as follows:

         (a)      (E)150 million; less

         (b)      the greater of Net Debt or Completion Net Debt; less

         (c)      Completion Transaction Costs.

3.2      Payment on Account

         At Completion on account of the Purchase Price an amount equal to:

         (a)      (E)150 million; less

         (b)      the greater of Net Debt or Estimated Net Debt; less

         (c)      the Estimated Transaction Costs,

         together with an amount equal to the interest that would have accrued on such sum calculated on a daily basis at the rate of 2 per cent per annum above the Interest Rate and compounded quarterly for the period from 31 March 2001 up to and including the Completion Date or, if neither of the conditions in Clause 4.1 (Conditions) have been fulfilled on or before 13 July 2001, up to and including 31 July 2001 shall be paid to the Sellers' Guarantor as agent for the Sellers in cash on Completion by way of electronic bank transfers in accordance with Clause 4.8 (Completion Arrangements) and in the manner set out in
         Schedule 3 (Completion Arrangements). For the purposes of calculating such interest, the Interest Rate applicable for the second Business Day prior to Completion shall apply for the days from such Business Day to the Completion Date (if applicable). Such interest shall not be payable if Completion does not occur.

3.3      Receipt by Sellers' Solicitors

         Receipt by the Sellers' UK Solicitors, the Sellers' Dutch Solicitors or the Sellers' Swedish Solicitors of any monies or completed documentation to be provided by the Purchasers in satisfaction of any of the obligations of the Purchasers under this Agreement shall be accepted by the Sellers as a full and complete discharge of that obligation and the Purchasers shall not be concerned to see the application of any payments made by it under this Agreement.

3.4      Payment pursuant to claim

         If any payment is made by the Sellers (or any of them) to the Purchasers pursuant to a claim made by the Purchasers for any breach of this Agreement or otherwise pursuant to this Agreement the payment shall be made by way of reduction of the Purchase Price paid for the Shares and that portion of the Purchase Price paid in relation to the Company which is the subject matter of such claim shall accordingly be deemed to have been reduced by the amount of that payment.

3.5      Interest on overdue amounts

         Interest shall be payable by the Purchasers on any money which is not paid by them to the Sellers or the Sellers' Guarantor under this Agreement by the due date for its payment. Interest shall be payable by the Sellers or the Sellers' Guarantor (as appropriate) or the Purchasers or the Purchasers' Guarantor (as appropriate) on any money which is not paid by the Sellers to the Purchasers or by the Sellers to the Purchasers (as the case may be) in accordance with Clause 3.8 (Notification of Completion Net Debt and Completion Transaction Costs) or Clause 3.13 (Adjustment payments for Completion Inter-Company Loans and Completion Inter-Company Debts) or by the Sellers' Guarantor or to Norba Limited in accordance with Clause 13.1 (Norba Limited losses). Such interest shall accrue and be calculated on a daily basis, both before and after any judgement, at the rate of 4 per cent per annum above the Interest Rate for the period from the due date for its payment until the date on which it is actually paid. It shall be compounded quarterly and payable on demand.

3.6      Apportionment

         The total price for the Shares under this Agreement shall be apportioned between the Companies as set out in Schedule 8 (Apportionment of Purchase Price) and as so apportioned shall be adopted by the parties for all purposes including Tax and stamp duty.

3.7      Estimation of Completion Net Debt and Completion Transaction Costs

         No later than five Business Days prior to Completion, the Sellers shall acting reasonably and in good faith provide to the Purchasers their estimate of:

         (a)      the Completion Net Debt (the "Estimated Net Debt");

         (b)      the Completion Transaction Costs (the "Estimated Transaction
                  Costs");

         (c) the Completion Inter-Company Debt (the "Estimated Inter-Company Debt"); and

         (d) the Completion Inter-Company Loans (the "Estimated Inter-Company Loans").

3.8      Notification of Completion Net Debt and Completion Transaction Costs

         Within twenty (20) Business Days after the Completion Date, the Purchasers shall notify the Sellers of the amount of the Completion Net Debt and the Completion Transaction Costs, together with details of all components thereof (including but without limitation the Completion Inter-Company Loans and the Completion Inter-Company Debt). At such time, the calculation set out in Clause 3.2 shall be repeated replacing Estimated Net Debt with Completion Net Debt and Estimated Transaction Costs with Completion Transaction Costs. By reference to the final confirmation of Completion Net Debt and Completion Transaction Costs, the Sellers shall repay any amount overpaid by the Purchasers, or, as the case may be, the Purchasers shall make an additional payment of any underpayment by them on Completion, together with:

         (a) the relevant interest overcharged, or, as the case may be undercharged on said sum from 31 March 2001 to Completion or 31 July 2001 (as the case may be) pursuant to Clause 3.2; and

         (b)      an amount representing interest at the rate applied in Clause
                  3.2 (from Completion to the date of further payment or repayment as the case may be) on the amount payable or repayable under this Clause. For the avoidance of doubt, this Clause 3.8(b) shall not apply in respect of any sums referred to in Clause 3.8(a).

         Payment is to be made in either case within five (5) Business Days of the date of issue of the final confirmation of Completion Net Debt and Completion Transaction Costs. Any payments made in accordance with this Clause 3.8 shall be deemed to be an adjustment to the Purchase Price.

3.9      If Sellers disagree with Notification

         The Sellers shall, within fifteen (15) Business Days of the notification being submitted to them in accordance with Clause 3.8 (Notification of Completion Net Debt and Completion Transaction Costs), notify the Purchasers in writing either that they approve of it or that they disagree with it, in which event they shall in such notification give details of the matters with which they disagree and the reasons for such disagreement. If the Sellers fail to issue such notice within fifteen (15) Business Days they shall be deemed to have approved the notification submitted by the Purchasers. In the event of disagreement the Sellers and the Purchasers shall use all reasonable endeavours forthwith to resolve the matter or matters in dispute. Any such resolution which enables the Completion Net Debt, the Completion Transaction Costs, the Completion Inter-Company Loans and the Completion Inter-Company Debt to be agreed shall be expressed in a joint confirmation (the "Joint Resolution"), signed by the Purchasers and the Sellers, stating the Completion Net Debt, the Completion Transaction Costs, the Completion Inter-Company Loans and the Completion Inter-Company Debt. If no Joint Resolution shall be issued within thirty (30) Business Days of the notification having been submitted to the Sellers as aforesaid, the matter shall be referred to a firm of independent chartered accountants jointly agreed upon between the Purchasers and the Sellers or (failing such agreement) appointed, at the request of either the Purchasers or the Sellers at any time, by the President from time to time of the Institute of Chartered Accountants in England and Wales, which firm (the "Independent Accountants") shall then determine the matter in dispute and, shall confirm the Completion Net Debt, the Completion Transaction Costs, the Completion Inter-Company Loans and the Completion Inter-Company Debt. The Independent Accountants shall act as experts and not as arbitrators. Their decision shall be communicated in writing to the Purchasers and the Sellers and shall be final and binding upon the Purchaser and the Sellers, save in the event of manifest error.

3.10     Costs to be Borne jointly

         The costs of the Independent Accountants shall be borne as to one half by the Sellers and as the other half by the Purchasers in connection with all matters specified in Clause 3.8 to 3.12 (inclusive).

3.11     Records etc. to be Made Available

         The Purchasers shall use reasonable endeavours to procure that all records, working papers and other information within its possession or control as may be reasonably required by the Sellers and/or the Independent Accountants for the purpose of Clauses 3.8, 3.9 and 3.10, shall be made available as soon as practicable upon a request for them and shall generally render all reasonable assistance reasonably necessary in connection with the final confirmation of the Completion Net Debt and the Completion Transaction Costs.

3.12 Meaning of "final confirmation of Completion Net Debt and Completion Transaction Costs"

         For the purposes of the Agreement "the final confirmation of Completion Net Debt and Completion Transaction Costs" shall mean:

         (a)      the notification issued by the Purchasers pursuant to Clause
                  3.8 (if such notification is either approved or deemed to have been approved by the Sellers pursuant to Clause 3.9 in accordance with the time periods specified therein (If Sellers disagree with Notification)), in which case the final confirmation of Completion Net Debt and Completion Transaction Costs shall, for the purposes of the Agreement, be treated as issued five (5) Business Days after further notification has been given or is deemed to have been given that the Purchasers' notification is approved; or

         (b) the Joint Resolution (if a disagreement shall have been resolved as mentioned in Clause 3.9 (If Sellers disagree with Notification)) in which case the final confirmation of Completion Net Debt and Completion Transaction Costs shall, for the purposes of the Agreement, be treated as issued five Business Days after the date upon which the Joint Resolution has been given; or

         (c) the decision of the Independent Accountants (if any matter shall be referred to the Independent Accountants as mentioned in Clause 3.9 (If Sellers disagree with Notification)) in which case the final confirmation of Completion Net Debt and Completion Transaction Costs shall, for the purposes of the Agreement, be treated as issued five Business Days after the date upon which the decision shall have been given.

3.13 Adjustment payments for Completion Inter-Company Loans and Completion Inter-Company Debts

         By reference to the final confirmation of Completion Net Debt and Completion Transaction Costs:

         (a) the Purchasers shall procure that any amount in respect of the Completion Inter-Company Loans overpaid by the relevant member of the Sellers' Group at Completion is repaid and that any additional payment of any underpayment at Completion in respect of the Completion Inter-Company Debt is made by the relevant member of the Group; and

         (b) the Sellers shall procure that any amount in respect of the Completion Inter-Company Debt overpaid by the relevant member of the Group at Completion is repaid and that any additional payment(s) of any underpayment at Completion in respect of the Completion Inter-Company Loans is made by the relevant member of the Sellers' Group, together with an amount representing interest at the rate applied in Clause 3.2 (from Completion to the date of further payment or repayment as the case may be) on the amount payable or repayable under this Clause. Payment is to be made in either case within five (5) Business Days of the date of issue of the final confirmation of Completion Net Debt and Completion Transaction Costs.

4.       COMPLETION

4.1      Conditions

         Completion is conditional on fulfilment of either of the following conditions:

         (a) the unconditional positive advice of the Works Council to the sale of Geesink Group BV in accordance with the provisions of this Agreement; or

         (b) the positive advice of the Works Council to the sale of Geesink Group BV in accordance with the provisions of this Agreement (subject to such further consultations with the Works Council as may be agreed by the parties) subject to conditions which are reasonably acceptable to the Sellers and the Purchasers.

         For the purposes of this Clause 4.1(b), the Sellers shall not be entitled to object to the acceptance of a condition of such positive advice unless such condition directly or indirectly affects adversely to a material extent the interests of a member of the Sellers' Group and the Purchasers shall not be entitled to object to a condition of such positive advice unless such condition directly or indirectly affects adversely to a material extent the interests of a member of the Purchasers' Group (such interests including those of the Dutch Subsidiaries).

4.2      Notification of other parties

         Upon either of the conditions in Clause 4.1 (Conditions) above being fulfilled, delayed in fulfilment or becoming incapable of fulfilment (but without prejudice to the provisions of Clause 4.3 (Consultation with Works Council)), the relevant party shall immediately notify the other parties and shall supply to the others written evidence (if available) of the fulfilment of that condition or (as the case may be), an explanation for the delay or non-fulfilment.

4.3      Consultation with Works Council

(1) The Sellers and the Purchasers undertake to use all reasonable endeavours to obtain the positive advice of the Works Council to the sale of Geesink Group BV in accordance with the provisions of this Agreement as soon as reasonably practicable.

(2) If the positive advice of the Works Council is obtained subject to conditions the Sellers and the Purchasers shall consult with each other to seek to determine if and to what extent the conditions are reasonably acceptable to them, whether further consultation with the Works Council is necessary or desirable, and how they might address such conditions (or any of them).

4.4      If conditions not fulfilled

         In the event that Completion does not take place on or before 31 July 2001, or such later date as the Sellers may advise the Purchasers or as the Purchasers may advise the Sellers (which in either case shall not be later than 31 August 2001), all rights and obligations of the parties under this Agreement (except under Clauses 12 (Announcements and Confidentiality), 15 (Costs) and 25 (Governing Law and Jurisdiction)) shall terminate and no party shall have any claim against any other, but without prejudice to the accrued rights and obligations of the parties in respect of any breaches of this Agreement before that termination.

4.5      Period before Completion

(1) The Sellers undertake that they shall procure that between the date of this Agreement and Completion:

         (a) the Companies and the Subsidiaries shall not do anything outside the ordinary course of business which has a material adverse effect on the financial or trading position of the Group as a whole; and

         (b) the Agreed Redundancy Programme shall be completed in accordance with its terms.

(2) In addition, the provisions of Schedule 9 (Conduct between exchange and Completion) shall apply as if set out in this Clause 4.5.

(3) The Sellers shall make arrangements with their insurers that, until the Completion Date, in relation to all material insurance policies in which the Group has an interest:

         (a)      such policies remain in force;

         (b)      the Purchasers' interest in the Group is noted; and

         (c) there is endorsed upon the policy a notice stating that the relevant member of the Group is the loss payee thereunder.

         If and to the extent any claim is made under such insurance policies in respect of the Group and relating to the period between the date of this Agreement and the Completion Date which gives rise to a payment to the Sellers under such policies, the Sellers shall, as soon as reasonably practicable following the later of Completion and receipt by the Sellers of any settlement monies, pay an amount equal to such monies to the Purchasers.

4.6      Compliance with Merger Code

         The Sellers and the Purchasers undertake after the date of this Agreement to consult with relevant trade unions to the extent required pursuant to Chapter II of the Dutch Merger Code (SER Fusiegedragsregels
         1975).

4.7      Completion

         Completion shall take place:

         (a) in respect of the sale of Geesink Norba Limited at the offices of the Sellers' Solicitors;

         (b) in respect of the sale of Norba AB at the offices of Mannheimer Swartling at Norrmalmstorg 4, Box 1711, SE-111 87 Stockholm, Sweden; and

         (c) in respect of the sale of Geesink Group BV at the offices of Lovells at Frederiksplein 42, Postbus 545, 1000 AM Amsterdam, The Netherlands

         on the fifth Business Day following the date on which either of the conditions in Clause 4.1 (Conditions) has been fulfilled unless at such time the Purchasers have yet to obtain the necessary funding to satisfy the Purchase Price, in which event Completion shall occur on the earlier of:

         (i) the second Business Day following the date on which the Purchasers obtain the necessary funding to satisfy the Purchase Price; and

         (ii) 31 July 2001 or such later date as the Sellers or the Purchasers (as appropriate) may have advised the Purchasers or the Sellers (as appropriate) in accordance with Clause 4.4 (If conditions not fulfilled), provided that at such date no Termination Notice has been issued by the Purchasers to the Sellers in accordance with Clause 4.11 (Purchasers' Funding).

         The Purchasers undertake to the Sellers to notify the Sellers forthwith upon them having obtained the necessary funding to satisfy the Purchase Price.

4.8      Completion arrangements

         At Completion the Sellers and the Purchasers shall do those things listed in Schedule 3 (Completion Arrangements). If the provisions of
         Schedule 3 (Completion Arrangements) are not complied with relating to the Sellers' obligations the Purchasers may:

         (a) defer Completion to a date not more than 28 days after the date specified in Clause 4.7 (Completion) as the date for Completion in which event the provisions of this Clause 4.8 shall apply to Completion as so deferred; or

         (b) proceed to Completion as far as practicable without prejudice to their rights under this Agreement or otherwise.

4.9      Repayment of Inter-Company Debt

         The Purchasers shall procure that immediately following Completion the Estimated Inter-Company Debt is repaid in full.

4.10     Repayment of Inter-Company Loans

         The Sellers shall procure that immediately following Completion the Estimated Inter-Company Loans are repaid in full.

4.11     Purchasers' Funding

         If the Purchasers, having used their best endeavours, have been unable to obtain the necessary funding to satisfy the Purchase Price substantially (as defined below) on the terms of the Purchasers' Funding Termsheet on or before 31 July 2001 (or, if the Sellers have advised the Purchasers or the Purchasers have advised the Sellers (as appropriate) of a later date in accordance with Clause 4.4 (If Conditions not fulfilled), on or before the date so advised by the Sellers or the Purchasers (as appropriate)) the Purchasers shall, subject to demonstrating to the reasonable satisfaction of the Sellers that the Purchasers have used their best endeavours to obtain such funding, be entitled to elect by notice to the Sellers' Guarantor to terminate this Agreement (a "Termination Notice") (provided that in no circumstances shall the Purchasers be entitled to issue a Termination Notice other than on the later of 31 July 2001 and such date as the Sellers or the Purchasers (as appropriate) may have advised in accordance with Clause 4.4 (If conditions not fulfilled)). For the avoidance of doubt, unless the Sellers agree otherwise, the Purchasers shall be obliged to use their best endeavours aforesaid from the date hereof until the earlier of the date upon which the necessary funding to satisfy the Purchase Price has been obtained or a Termination Notice is issued, unless prior to such date, this Agreement has been terminated in accordance with Clause 4.4 (If conditions not fulfilled). In the event the Purchasers issue a Termination Notice, this Agreement shall terminate in accordance with the provisions of Clause 4.12 (Effect of Termination Notice) and Clause 4.13 (Payment to Sellers' Guarantor) shall apply. For the purposes of this Clause 4.11 "substantially" shall mean on terms:

         (a) as regards interest, not exceeding the interest rate specified in the Purchaser's Funding Termsheet by more than 50 (fifty) basis points; and

         (b) as regards repayment, no less favourable than the repayment schedule set out in the Purchasers' Funding Termsheet.

         For the avoidance of doubt, the Purchasers' use of best endeavours shall not require them to make formal approaches to any bank other than Bank of America Securities LLC unless and until it reasonably believes that it will not obtain funding from it substantially in accordance with the Purchasers' Funding Termsheet.

4.12     Effect of Termination Notice

         In the event the Purchasers issue a Termination Notice in accordance with Clause 4.11 (Purchasers' Funding) all rights and obligations of the parties under this Agreement (except under Clauses 4.13 (Payment to Sellers' Guarantor), 12 (Announcements and Confidentiality) (other than Clause 12.7), 15 (Costs) and 25 (Governing Law and Jurisdiction)) shall terminate and no party shall have a claim against any other in respect of any breaches of this Agreement before that termination.

4.13     Payment to Sellers' Guarantor

         In the event that the Purchasers issue a Termination Notice in accordance with Clause 4.11 (Purchasers' Funding), the Purchasers shall (subject to Clause 4.14) forthwith pay to the Sellers' Guarantor the sum of (E)10,000,000 by electronic transfer for same day value.

4.14     Purchasers' Banking Schedule

(1) On or before 29 June 2001 the Sellers' Guarantor shall provide to the Purchasers a draft of the Purchasers' Banking Schedule completed with the information required to be included therein, which information shall be drawn up as at 22 June 2001.

(2) The Purchasers shall review the draft of the Purchaser's Banking Schedule provided by the Sellers' Guarantor pursuant to Clause 4.14(1) and shall provide their reasonable comments thereon to the Sellers' Guarantor in writing on or before 3 July 2001.

(3) The Sellers' Guarantor shall consider any reasonable comments of the Purchasers on the draft Purchasers' Banking Schedule and deliver a revised version of the Purchaser's Banking Schedule taking reasonable account of such comments on or before 9 July 2001.

(4) In the event that the Sellers' Guarantor does not provide the draft Purchasers' Banking Schedule to the Purchasers by the time specified in Clause 4.14(1), the time by which the Purchasers shall be required to provide their reasonable comments thereon pursuant to Clause 4.14(2) shall be extended by one day for each day by which the Sellers' Guarantor is late in providing such draft.

(5) In the event that the Purchasers do not provide their reasonable comments on the draft of the Purchasers' Banking Schedule to the Sellers' Guarantor by the time specified in

         Clause 4.14(2) (or as extended pursuant to Clause 4.14(4)), the Purchasers shall be deemed to have approved the draft in the form submitted to them.

(6) Subject to Clause 4.14(7), on or before 20 July 2001 the Sellers' Guarantor shall provide to the Purchasers a further updated version of the Purchasers' Banking Schedule completed with the information required to be included therein, which information shall be drawn up as at 11 July 2001.

(7) The Purchasers shall be entitled at any time prior to 20 July 2001 to give written notice to the Sellers' Guarantor, requesting that they delay the provision of the updated version of the Purchasers' Banking Schedule pursuant to Clause 4.14(6), in which event the Purchaser shall be entitled at any time prior to 23 July 2001 (or, if the Sellers have advised the Purchasers or the Purchasers have advised the Sellers (as appropriate) of a later date in accordance with Clause 4.4 (If Conditions not fulfilled), the seventh day prior to such later date) to give written notice to the Sellers' Guarantor requesting that an updated version of the Purchasers' Banking Schedule be provided within seven days of such notice, completed with the information required to be included therein drawn up as at the date prior to the date of receipt of such notice by the Sellers' Guarantor.

(8) In the event that the Sellers' Guarantor does not deliver the revised Purchasers' Banking Schedule by the time specified in Clause 4.14(3) or the further updated Purchasers' Banking Schedule by the time specified in Clauses 4.14(6) or 4.14 (7) (as the case may be) and as a direct consequence thereof:

         (a) the Purchasers are delayed in their ability to obtain funding in respect of the Purchase Price substantially on the terms of the Purchasers' Funding Termsheet (as defined in Clause 4.11) (having used their best endeavours so to do in accordance with Clause 4.11), then the interest otherwise payable by the Purchasers pursuant to Clauses 3.2 (Payment on Account) and
                  3.8 (Notification of Completion Net Debt and Completion Transaction Costs) shall not be payable in respect of each day by which the Sellers' Guarantor is late in providing the revised Purchasers' Banking Schedule or the further updated Purchasers' Banking Schedule (as appropriate); or

         (b) the Purchasers are unable to obtain funding in respect of the Purchase Price substantially on the terms of the Purchasers' Funding Termsheet (as defined in Clause 4.11) (having used their best endeavours so to do in accordance with Clause 4.11), where the revised and/or updated Purchasers' Banking Schedule is not provided by the Sellers' Guarantor within sixteen days after the time specified in Clauses 4.14(3) or 4.14(6) or 4.14(7) (as appropriate) respectively and the Purchasers issue a Termination Notice, the sum specified in Clause 4.13 (Payment to Sellers' Guarantor) shall not be payable.

(9) If at any time prior to Completion, the Sellers' Guarantor becomes aware of any matter, fact or circumstance (save in respect of the indebtedness of the Group) which, were it to be reflected in a further updated Purchasers' Banking Schedule as at the date the Sellers' Guarantor becomes aware of such matter, fact or circumstance, would give rise to material variance from the information contained in the updated Purchasers Banking Schedule prepared in accordance with Clauses 4.14(3) or 4.14(6) or 4.14(7) (as the case may be) (which shall mean a variance equal to or greater than one million Euros), then the Sellers' Guarantor shall notify the Purchasers of such matter, fact or circumstance as soon as reasonably practicable after becoming aware of the same.

(10) The Sellers' Guarantor shall prepare the Purchasers' Banking Schedule and any other information which it is obliged to provide pursuant to this Clause 4.14 in good faith. Subject thereto, neither the Sellers nor the Sellers' Guarantor shall be liable in equity, contract or tort or under the Misrepresentation Act 1967 or in any other way in respect of the contents of the Purchasers' Banking Schedule being false, inaccurate or incomplete (save in the case of fraud).

5.       ANTI-TRUST NOTIFICATIONS

5.1      Filing responsibilities

         The Purchasers shall be responsible for obtaining all such anti-trust or competition confirmations or consents as may be necessary. The Sellers shall join in and assist in such filings in so far only as the Sellers are required to do so by applicable laws. The Purchasers shall be responsible for all costs and legal expenses associated therewith and shall fully indemnify the Sellers accordingly and keep the Sellers fully indemnified.

5.2      Furnishing information

         Each party shall furnish to the other such necessary information and provide such assistance as the other may reasonably request in connection with the preparation of any anti-trust or competition filing or submission which is necessary under any applicable legislation, rules or regulations. The parties shall keep each other fully informed of the status of any communication with, and any enquiries or requests for additional information from any applicable anti-trust or competition authority and the Purchasers shall comply promptly with any such enquiries or requests.

5.3      Purchasers' endeavours

         The Purchasers and, subject to Clause 5.1 (Filing responsibilities), the Sellers and the Sellers' Guarantor (to the extent that the Sellers and the Sellers' Guarantor may provide assistance) shall use all reasonable endeavours to obtain all anti-trust or competition confirmations or consents required under any applicable legislation, rules or regulations for the transaction contemplated in this Agreement.

6.       WARRANTIES

6.1      Warranties

         As at the date of this Agreement, the Sellers warrant to the Purchasers in terms of the Warranties.

6.2      Certain Warranties to be repeated at Completion

         The Sellers warrant to the Purchasers in the terms of the Warranties set out in Paragraphs 2.2, 2.4, 3, 5(h), 6.1, 7.2, 7.3, 7.4, 8, 15.2,
         16, 18.1, 18.2, 18.3, 18.4, 18.5, 18.11(b), 18.11(c) and 21 only of
         Part 1 of Schedule 4 (Warranties) as at Completion as if repeated by reference to the facts and circumstances then existing.

6.3      Sellers to disclose breaches prior to Completion

         The Sellers shall as soon as reasonably practicable after becoming aware of the same disclose to the Purchasers in writing any matter, event or circumstance which shall be discovered to have occurred or to exist, or which shall happen or occur, between the date hereof and prior to Completion which will cause or constitute a breach of any of the Warranties set out in those Paragraphs of Schedule 4 (Warranties) listed in Clause 6.2 (Certain Warranties to be repeated at Completion) as at Completion by reference to facts and circumstances then existing and such disclosure shall not (for the avoidance of doubt) affect the liability of the Sellers for breach of any Warranty.

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
6.4      Limitations on claims

         The liability of the Sellers under the Warranties or any other provision of this Agreement shall (except in the case of fraud) be limited as set out in Schedule 5 (Limitation on Claims).

6.5      Status of Warranties

         Subject to Clause 6.6 (Certain Warranties specific), the Sellers agree that each of the Warranties is separate from and independent of any other Warranty and (except as otherwise provided in this Agreement) shall not be limited by any other provision of this Agreement.

6.6      Certain Warranties specific

(1)      The only Warranties given:

         (a) in respect of the Environment are those set out in Paragraph 19 (Environment) of Part 1 of Schedule 4 (Warranties) and the other Warranties shall be deemed not to be given in relation to the Environment;

         (b) in respect of employment matters excluding pensions but including other benefits are those set out in Paragraph 15 (Employees) of Part 1, Paragraph 2 of Part 6, Paragraph 4 of
                  Part 8 and Paragraph 4 of Part 9, of Schedule 4 (Warranties) and the other Warranties shall be deemed not to be given in relation to employment matters; and

         (c) in respect of the Properties are those set out in Paragraph 18 (Properties) of Part 1 of Schedule 4 (Warranties) and the other Warranties shall be deemed not to be given in relation to the Properties.

         (d) in respect of Intellectual Property are those set out in Paragraph 11 (Intellectual Property) of Part 1, Paragraphs 2 and 3 of Part 3, Paragraph 2 of Part 4, Paragraph 1 of Part 5, Paragraph 1 of Part 6, Paragraph 1 of Part 7, Paragraphs 2 and 3 of Part 8 and Paragraph 3 of Part 9, of Schedule 4 (Warranties) and the other Warranties shall be deemed not to be given in relation to Intellectual Property;

         (e) in respect of pensions matters are those set out in Paragraph 16 (Pensions) of Part 1 of Schedule 4 (Warranties) and the other Warranties shall be deemed not to be given in relation to pensions matters;

         (f) in respect of Taxation are those set out in Paragraph 17 (Taxation Matters) of Part 1, Paragraph 1 of Part 2, Paragraph 3 of Part 4, Paragraph 3 of Part 6, Paragraph 2 of Part 7, Paragraph 5 of Part 8 and Paragraph 5 of Part 9, of Schedule 4 (Warranties) and the other Warranties shall be deemed not to be given in relation to Taxation; and

         (g) in respect of competition and anti-trust law matters are those set out in Paragraph 21 (Competition) of Part 1, Paragraph 4 of Part 6, Paragraph 3 of Part 7, Paragraph 6 of Part 8 and Paragraph 6 of Part 9, of Schedule 4 (Warranties) and the other Warranties shall be deemed not to be given in relation to competition and anti-trust law matters.

(2) Nothing contained in Clause 6.6 shall operate to qualify, limit or disapply the Warranties given in relation to the Consolidated Accounts and the Management Accounts, being those set out in Paragraph 4 of Part 1 of Schedule 4 (Warranties) from any matter to which they may relate.

6.7      No right of Purchasers to rescind

         The sole remedy of the Purchasers for breach of the Warranties shall be damages and the Purchasers acknowledge that they shall have no right to rescind this Agreement in any circumstances and the Purchasers irrevocably waive any other remedies they may have in relation to a breach of the Warranties.

6.8      Meaning of "so far as the Sellers are aware"

         If any of the Warranties are expressed to be given "so far as the Sellers are aware" or "to the best of the knowledge, information and belief of the Seller", or words to that effect the Sellers shall be deemed only to have knowledge of the facts, matters and circumstances:

         (a) disclosed by Gijs Spruit, Wim Nieuwenhuijzen, Johan Biskop, Arnold Laarhoven, Dion Stuifmeel, Reino Winnsater and Per-Anders Scherlund, in response to the Sellers' due and careful enquiries of such persons in respect of the Warranties which the Sellers have made for these purposes; and/or

         (b) of which Stephen Harris and Roger Lee have actual knowledge and:

                  (i) in the case of Paragraphs 10.7, 19.5, 19.6 and 21 only of Part 1 of Schedule 4 (Warranties), of which Gijs Spruit has actual knowledge; and

                  (ii)     in the case of Paragraph 18 only of Part 1 of
                           Schedule 4 (Warranties), of which John Clowes has actual knowledge; and

         the Sellers shall be deemed not to have any other actual, imputed or constructive knowledge.

6.9      Basis of recovery for breach of certain Warranties

(1) Subject to Schedule 5, in the event of any breach of any of the Warranties set out in Paragraphs 17 (Taxation matters), 19 (Environment) and 12.11 (Norba Agreement) only of Part 1 of Schedule 4 (Warranties) the Sellers shall, on demand, pay to the Purchasers an amount equal to the aggregate of all Losses incurred by any member of the Group and/or any member of the Purchasers' Group directly in connection with or in consequence of or in respect of the circumstances giving rise to the breach of that Warranty.

(2) Subject to Schedule 5 (Limitations on Claims), in addition, in the event of any breach of the Warranties set out in Paragraph 21 (Competition) of Part 1 of Schedule 4 (Warranties), the Sellers shall, on demand, pay to the Purchasers an amount equal to the aggregate of:

         (a) any fines and/or penalties imposed by any governmental or regulatory authority on any member of the Group and/or any member of the Purchasers' Group; or

         (b) those Losses incurred by any member of the Group and/or any member of the Purchasers' Group as a result of claims, actions or proceedings brought against any member of the Purchasers' Group and/or any member of the Group by a third party customer of any member of the Group;

         directly in connection with or in consequence of or in respect of the circumstances giving rise to the breach of that Warranty. For the avoidance of doubt, the Sellers' liability in respect of any breach of the Warranties set out in Paragraph 21 as aforesaid shall be limited to Purchaser's Group's rights of recovery under this Clause 6.9.

6.10     No claim against employees

         The Sellers and the Sellers' Guarantor shall not, and shall procure that no member of the Sellers' Group shall make any claim or demand or exercise any other right or remedy which the Sellers or the Sellers' Guarantor may have against any of the employees of the Companies in connection with this transaction (including the provision of information contained or reflected in the Disclosure Letter), save in the case of fraud committed by the relevant employee or if and insofar as the Purchasers may in their absolute discretion otherwise agree in writing and any recovery made by any of the Sellers or the Sellers' Guarantor consequent on any breach of this Clause 6.10 shall (save in the case of fraud) be held on trust with the Purchasers.

6.11     Assignment of debts

         In the event that the Purchasers bring any claim against the Sellers for breach of Paragraph 6.5 (Debts Collectable) of Part 1, Schedule 4 (Warranties), upon payment in full by the Sellers of the amount agreed by the Sellers and the Purchasers or adjudged by a court of competent jurisdiction to be payable in each case in satisfaction or settlement of such claim, at the election of the Sellers the Purchasers shall deliver a legal assignment of the debt or debts giving rise to such claim in such form as the Sellers may reasonably require in favour of Sellers' Guarantor or as the Sellers' Guarantor may direct.

6.12     The parties hereto hereby agree and acknowledge to each other that:

         (a) the Disclosed Environmental Matters have been disclosed to the Purchasers for the purposes of information only;

         (b) notwithstanding Clause 10, paragraph 3(f) of Schedule 5 and the provisions of the Disclosure Letter (but without prejudice to the other provisions of Schedule 5), disclosure of the Disclosed Environmental Matters shall not in any way whatsoever limit the ability of the Purchasers to claim under the Warranties in respect of the Disclosed Environmental Matters or limit or otherwise affect the amount of damages that the Purchasers may recover in respect of any such claims;

         (c) the Purchasers, in agreeing to the Purchase Price, did not take into account any Losses that may arise as a consequence of the Disclosed Environmental Matters being in excess of the amount set out in paragraph 3(c) of Schedule 5 and the Purchasers have agreed that in respect of a claim under the Environmental Warranties relating to the Disclosed Environmental Matters their rights of recovery in respect thereof shall be limited in accordance with paragraph 3(c) of
                  Schedule 5.

7.       PURCHASERS' AND PURCHASERS' GUARANTOR'S WARRANTIES AND UNDERTAKINGS

7.1      Purchasers' and Purchasers' Guarantor's warranties

         Each of the Purchasers and the Purchasers' Guarantor warrants and represents to the Sellers and the Sellers' Guarantor that:

         (a) it has full power to enter into and perform this Agreement and the Deed of Covenant (as appropriate) and this Agreement and the Deed of Covenant (as appropriate) each constitute valid and binding obligations on the Purchasers and the Purchasers' Guarantor in accordance with their respective terms;

         (b) it is entering into this Agreement on its own behalf and not on behalf of any other person;

         (c) the execution and delivery of, and the performance by it of its obligations under, this Agreement and the Deed of Covenant (as appropriate) will not:

                  (i) result in a breach of any provision of its memorandum and articles of association or other statutes and bye-laws; or

                  (ii) result in a breach of any order, judgment or decree of any court or governmental agency to which the Purchasers or the Purchasers' Guarantor is a party or by which the Purchasers or the Purchasers' Guarantor is bound;

         (d) all consents, permissions, approvals and agreements of its shareholders or any other third parties which are necessary for the Purchasers and the Purchasers' Guarantor to obtain in order to enter into and perform this Agreement, the Tax Deed and the Deed of Covenant (as appropriate) in accordance with their respective terms (subject to the provision of funding in accordance with the terms of the Purchasers' Funding Term Sheet) have been unconditionally obtained in writing and have been disclosed in writing to the other parties to this Agreement;

         (e) neither it nor its respective, directors, officers, employees, agents or advisors is aware of any facts or matters which would or may prevent the Purchasers from obtaining the necessary funding to satisfy the Purchase Price on or before Completion on the basis of the Purchasers' Funding Term Sheet.

7.2      Purchasers' undertakings

         The Purchasers undertake to the Sellers that:

         (a) the terms and conditions of employment and other benefits enjoyed by the employees of the Group (details of which are set out in the Disclosure Letter) in the period of 12 months after Completion will be no less favourable taken as a whole than those enjoyed by them prior to the Completion Date (but without prejudice to any improvement to salaries, wages or conditions agreed in accordance with the Purchasers' normal review procedures); and

         (b) all applicable provisions of relevant collective bargaining agreements and agreements or arrangements with any trade union or works council relating to such employees shall be complied with in the period of 12 months after Completion, unless all the parties to such agreements or arrangements agree to alter the terms of such agreements or arrangements.

8.       UK PENSIONS

         The provisions of Schedule 7 (UK Pensions) shall take effect as if set out in this Clause 8 (UK Pensions).

9.       Group and Sellers' Guarantees

9.1      Release of Sellers' Guarantees

         Each of the Purchasers undertakes to the Sellers (for themselves and as trustee for any member of the Sellers' Group) that it and will procure that all members of the Purchasers' Group will use all reasonable endeavours to procure the release on or within 14 days after Completion of the Sellers or any member of the Sellers' Group from any obligations or liabilities they may have in respect of the Sellers' Guarantees and any other guarantee or indemnity given for the benefit of any member of the Group and pending that release shall indemnify and keep the Sellers or any member of the Sellers' Group indemnified against any liability arising under the Sellers' Guarantees and those other guarantees and indemnities.

9.2      Release of Group Guarantees

         Each of the Sellers undertakes to the Purchasers (for themselves and as trustee for any member of the Purchasers' Group) that it will use all reasonable endeavours to procure the release on or within 14 days after Completion of any member of the Group from any obligations or liabilities they may have in respect of the Group Guarantees and any other guarantee or indemnity given for the benefit of any member of the Sellers' Group and pending that release shall indemnify and keep the Purchasers or any member of the Purchasers' Group indemnified against any liability arising under the Group Guarantees and those other guarantees and indemnities.

10.      NORBA ACQUISITION AGREEMENT

10.1     Norba Warranties

         Without prejudice to the rights of the Purchaser to make any claim in respect of such of the Warranties as are set out in Schedule 4 (subject only to any time or other limits set out in Schedule 5 (Limitations on Claims) and for the avoidance of doubt nothing in this Clause 10 shall operate to alter such time or other limits as are set out in Schedule
         5), Powell Duffryn (International) Limited warrants to the Purchasers in the terms of the Norba Warranties such that the liability of Powell Duffryn (International) Limited to the Purchasers in relation thereto shall be deemed to be that which it would have been had such warranties been given by Powell Duffryn (International) Limited on the date of the execution of the Norba Acquisition Agreement, provided that:

         (a) the Purchasers shall only be entitled to bring a claim under this Clause 10.1 (Norba Warranties) for so long as Powell Duffryn (International) Limited shall be entitled to enforce recovery from Partek Cargotec AB in respect of breach of the relevant Norba Warranty;

         (b) in the event that any matter, event or circumstances constitutes a breach of this Clause 10.1 (Norba Warranties) and any other of the Warranties, the Purchasers shall bring any claim first and to the fullest extent possible pursuant to this Clause 10.1 (Norba Warranties) (and for the avoidance of doubt it shall be permissible, in relation to any claim, for the Purchasers to plead or rely upon a breach of the Warranties as a further and alternative cause of action);

         (c) the Purchasers shall render or cause to be rendered to Powell Duffryn (International) Limited all assistance as Powell Duffryn (International) Limited may reasonably require (including providing access to information and to employees (save where the Purchasers reasonably believe that there is a conflict of interest in any relevant employee providing such services as a consequence of the nature of the services to be provided by that employee conflicting with the subject matter of a notified claim for breach of any of the Warranties by the Sellers, save where such conflict arises solely as a result of the Purchasers having a claim against the Sellers under the Warranties), of the Purchasers or the relevant Company or Subsidiary or any other member of the Purchasers' Group) for the purpose of enabling Powell Duffryn (International) Limited to enforce recovery by Powell Duffryn (International) Limited from Partek Cargotec AB in respect of any breach of any of the Norba Warranties provided that the Purchasers shall be entitled to charge a reasonable fee for the time and services of such employees so provided;

         (d) without prejudice to Clause 10.1(e) below, whether any matter, event or circumstance constitutes a breach of this Clause 10.1 (Norba Warranties) and the amount recoverable for such breach shall each be determined in accordance with:

                  (i) the second sentence of article 10.2 of the Norba Acquisition Agreement; and

                  (ii)     Swedish law

                  but otherwise subject to Clauses 25.2 and 25.3 save that the Purchasers shall have the right to institute any proceedings in Sweden in relation to any such determination subject to the provisions of the Norba Acquisition Agreement; and

         (e)      subject to Clauses 10.1(a) and (b) above, the provisions of
                  Schedule 5 (Limitation on Claims) shall apply to the liability of Powell Duffryn (International) Limited pursuant to this Clause 10.1 (Norba Warranties).

10.2     Performance and enjoyment of Norba Acquisition Agreement

(1) Without prejudice to any other rights of the Purchasers under this Agreement but subject to the provisions of Clause 10.1 (Norba Warranties), in relation to the provisions of the Norba Acquisition Agreement (other than those relating to the Norba Warranties and the benefit of any sums payable by Partek Cargotec AB pursuant to articles 10.4.1, 10.4.2, 10.4.3, 13.3 and 14.4.5 of the Norba Acquisition Agreement):

         (a) each of the Sellers shall procure that Powell Duffryn (International) Limited shall hold the Norba Acquisition Agreement and any monies, goods or other benefits received under the Norba Acquisition Agreement (other than monies, goods or other benefits due prior to Completion or in respect of rights accruing or claims made prior to Completion) as trustee for the Purchasers and shall, as soon as reasonably practicable upon receipt of the same, account for and pay or deliver to the Purchasers all those monies, goods and other benefits;

         (b) the Purchasers shall (if and to the extent sub-contracting or agency is permissible under the Norba Acquisition Agreement) as the Powell Duffryn (International) Limited's sub-contractor or agent perform on behalf of Powell Duffryn (International) Limited (but at the Purchasers' expense) all the obligations of Powell Duffryn (International) Limited arising after Completion; and

         (c) the Purchasers shall indemnify the Sellers against or reimburse the Sellers for any payment required to be made or other liability incurred by it or any other member of the Sellers' Group in relation to the Norba Acquisition Agreement after the Completion Date except to the extent that the payment or liability shall arise wholly or partly as a result of the failure by Powell Duffryn (International) Limited duly to perform and comply with the terms of the Norba Acquisition Agreement prior to the Completion Date.

(2) The Purchasers undertake that it shall, at the Purchasers' cost, carry out and complete for their own account the outstanding obligations and liabilities created by or arising under the provisions of the Norba Acquisition Agreement (other than those relating to the Norba Warranties) from Completion.

(3) Neither this Agreement nor any action carried out in pursuance of it shall constitute an assignment or attempted assignment of the Norba Acquisition Agreement without the consent of Partek Cargotec AB if that assignment or attempted assignment would constitute a breach of the Norba Acquisition Agreement except to the extent that the consent is obtained.

(4) To the extent that performance and discharge by the Purchasers of the obligations and liabilities arising under the provisions of the Norba Acquisition Agreement referred to in Clause 10.2(1) (whether as agent or subcontractor or otherwise) would constitute a breach of the express or implied terms of the Norba Acquisition Agreement the Sellers shall procure that Powell Duffryn (International) Limited shall continue to perform and discharge the relevant provisions of the Norba Acquisition Agreement to the extent necessary to avoid any such breach provided that:

         (a) the Sellers shall procure that Powell Duffryn (International) Limited shall exercise its rights in respect of the Norba Acquisition Agreement as the Purchasers may reasonably direct or approve and shall account to the Purchasers for any sums arising under it (other than sums due prior to Completion or in respect of rights accruing or claims made prior to Completion) and shall to the extent permitted under the terms of it be deemed to have granted the Purchasers a licence free of charge to exercise all rights of Powell Duffryn (International) Limited under it; and

         (b) Powell Duffryn (International) Limited shall be deemed to hold the benefit of the Norba Acquisition Agreement (other than in respect of any monies, goods or other benefits due prior to Completion or in respect of rights accruing or claims made prior to Completion) on trust for the Purchasers (or as they may direct) and that benefit will be as soon as reasonably practicable be paid over to the Purchasers; and

         (c) the Purchasers shall reimburse to the Sellers any costs and expenses incurred by them or any other member of the Sellers' Group after the Completion Date and shall on behalf of Powell Duffryn (International) Limited discharge any liabilities in each case arising as a result of that performance and discharge by Powell Duffryn (International) Limited and shall provide all facilities, assistance and information to the Sellers and any other member of the Sellers' Group free of charge for that purpose (including providing the services of any relevant employees (save where the Purchasers reasonably believe that there is a conflict of interest in any relevant employee providing such services as a consequence of the nature of the services to be provided by that employee conflicting with the subject matter of a notified claim for breach of any of the Warranties by the Sellers), and the use of any relevant assets of any member of the Purchasers' Group) and shall indemnify the Sellers against all Losses of any member of the Sellers' Group in connection with the same.

11.      SPECIFIC INDEMNITIES

11.1     Zoller Infringement Claim

(1) The Sellers undertake to the Purchasers to indemnify the Purchasers or any members of the Purchasers' Group and/or any member of the Group and keep them indemnified, against any liability arising out of the claims of patent infringement set out in the letter dated 7 July 1999 from Zoller-Kipper GmbH ("Zoller") to Geesink B.V. and the letter dated 18 April 2001 from Landwell (Zoller's lawyers) to De Brauw Blackstone Westbroek (Geesink B.V.'s lawyers) (collectively, the "Zoller Infringement Claim"), subject to the terms of this Clause 11.1.

(2) The agreement to indemnify pursuant to this Clause 11.1 shall relate only to the following:

         (a) reasonable legal costs incurred by any member of the Purchasers' Group and/or any member of the Group in defending and/or attempting to settle any proceedings brought against any of them by Zoller, to the extent that these relate to the Zoller Infringement Claim; and

         (b)      either but not both of:

                  (i) if a binding judicial decision is made against any member of the Purchasers' Group and/or any member of the Group in relation to the Zoller Infringement
                           Claim:

                           (aa) any damages awarded under that decision, but only to the extent that these are referable to the period ending on 31 December 2001 (and in the absence of any apportionment of such damages, they shall be deemed to be apportioned so as to reflect the number of products sold in the respective periods covered by the decision before and after 31 December 2001 and which are found to be infringing); and

                           (bb) any costs awarded against any member of the Purchasers' Group and/or any member of the Group under that decision; or

                  (ii) sums paid to Zoller by any member of the Purchasers' Group and/or any member of the Group in final settlement of the Zoller Infringement Claim but

                           (aa) up to an aggregate limit (including legal costs payable under paragraph (a) above) of (E)1 million (one million euros); and

                           (bb) so that, if the total amounts agreed to be paid in settlement (including legal costs payable under paragraph (a) above) are less than (E)1 million (one million euros), the Sellers shall in addition pay to the Purchasers' Guarantor for the account of the Purchasers 30% (thirty per cent) of the amount of that shortfall.

(3) Only the following paragraphs of Schedule 5 (Limitations on Claims) shall apply to the agreement to indemnify pursuant to this Clause 11.1, namely Paragraphs 1 (Notification), 4 (Maximum Liability), 5 (No Double Recovery) 6 (Recovery from Third Parties) 7 (Conduct of Claims) and 8 (Duty to Mitigate).

(4) Notwithstanding any other provision of this Agreement, the agreement to indemnify pursuant to this Clause 11.1 shall be the sole remedy of the Purchasers and all members of the Purchasers' Group and/or any member of the Group against the Sellers in respect of the Zoller Infringement Claim.

11.2     Swedish Charges Certificates

(1) For the purposes of this Clause 11.2 "Lost Certificates" means the floating charge certificates of Norba AB numbered 770209.1.84 (SEK 1 million), 770209.1.87 (SEK 1 million), 770209.1.88 (SEK 1 million),
         780322.6.22 (SEK 1 million), 780322.6.24 (SEK 1 million), 780322.6.26
         (SEK 1 million), 780322.6.28 (SEK 1 million), 780322.6.30 (SEK 1 million), 810506.10.77 (SEK 3 million) and 820630.22.93 (SEK 3 million).

(2) The Sellers undertake to the Purchasers to indemnify and keep indemnified the Purchasers or any members of the Purchasers' Group and/or any member of the Group against all and any actions, claims, demands, and reasonable costs, charges and expenses which may be incurred by any member of the Purchasers' Group and/or any member of the Group in relation to:

         (a)      the cancellation of the Lost Certificates; or

         (b) any third party in whose favour the Lost Certificates may have been pledged as at the date of Completion seeking to enforce the security constituted thereby.

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
(3) No claim for indemnification pursuant to this Clause 11.2 shall be brought after the expiry of a period of five (5) years commencing on the Completion Date, provided that this Clause 11.2(3) shall not apply for so long as the Purchasers comply with their obligations under the first sentence of Clause 11.2(5).

(4) Only the following paragraphs of Schedule 5 (Limitations on Claims) shall apply to the agreement to indemnify pursuant to this Clause 11.2, namely Paragraphs 1 (Notification), 4 (Maximum Liability), 5 (No Double Recovery) 6 (Recovery from Third Parties) 7 (Conduct of Claims) and 8 (Duty to Mitigate).

(5) Without prejudice to the provisions of Clause 11.2(4), the Purchasers shall procure that Norba AB shall take all appropriate steps to cancel the Lost Certificates as soon as practicable pursuant to the proceedings therefor initiated prior to the date of this Agreement before the Malmo City Court. The Purchasers shall keep the Sellers informed on a timely basis as to the steps which are being taken in connection with such cancellation.

12.      ANNOUNCEMENTS AND CONFIDENTIALITY

12.1     No announcements without prior approval

         Subject to Clause 12.2 (Announcement exceptions), the parties mutually agree that no press or other public announcements (whether to shareholders, employees, customers, suppliers or otherwise) shall be made or sent out by any of them in respect of the sale and purchase of the Companies or the Subsidiaries or any ancillary matter without the text of the announcement receiving the prior written approval of the Purchasers' Guarantor (in the case of the Sellers and the Sellers' Guarantor) or the Sellers' Guarantor (in the case of the Purchasers and the Purchasers' Guarantor) (that approval not to be unreasonably withheld or delayed).

12.2     Announcement exceptions

         Any party may make or send out any press or public announcement to the extent the announcement is:

         (a)      required by the law of any relevant jurisdiction;

         (b) required by any securities exchange or regulatory or governmental body to which any of the parties is subject or submits, wherever situated, including (without limitation) the London Stock Exchange, the UK Listing Authority, the Takeover Panel, the Securities Exchange Commission or NASD whether or not the requirement for information has the force of law in which case, the announcement shall only be made or sent out after consultation with (and after taking into account the reasonable requirements of) the Purchasers' Guarantor (in the case of the Sellers and the Sellers' Guarantor) or the Sellers' Guarantor (in the case of the Purchasers and the Purchasers' Guarantor) as to the content of the announcement.

12.3     Confidentiality

         Subject to Clause 12.1 (No announcements without prior approval), each of the parties shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

         (a) the provisions of this Agreement or the other documents referred to in this Agreement;

         (b)      the negotiations relating to this Agreement; or

         (c)      any of the other parties.

12.4     Confidentiality exceptions

         Any party may disclose information referred to in Clause 12.3 (Confidentiality) which would otherwise be confidential if and to the extent the disclosure is:

         (a)      required by the law of any relevant jurisdiction;

         (b) properly required by any securities exchange or regulatory or governmental body to which any party is subject or reasonably submits, wherever situated, including (without limitation) the London Stock Exchange, the UK Listing Authority, the Takeover Panel, the Securities Exchange Commission or NASD;

         (c) required to vest in that party the full benefit of this Agreement in any of the parties;

         (d) disclosed to the professional advisers, auditors or bankers of that party or any member of the Sellers' Group (in the case of the Sellers and the Sellers'

                  Guarantor) or any member of the Purchasers' Group (in the case of the Purchasers and the Purchasers' Guarantor);

         (e) disclosed to the officers or employees of that party or any member of the Sellers' Group (in the case of the Sellers and the Sellers' Guarantor) or any member of the Purchasers' Group (in the case of the Purchasers and the Purchasers' Guarantor) who need to know the information for the purposes of the transactions effected or contemplated by this Agreement and subject to the condition that the party making the disclosure shall procure that those persons comply with Clause 12.3 (Confidentiality) as if they were parties to this Agreement;

         (f) of information that has already come into the public domain through no fault of that party; or

         (g) of information of the kind referred to in Clause 12.3(c) which is already lawfully in the possession of that party as evidenced by its or its professional advisers' written records;

         (h) approved by the Sellers' Guarantor or the Purchasers' Guarantor (as the case may be) having given prior written approval to the disclosure, (that approval not to be unreasonably withheld or delayed)

         provided that any information disclosed pursuant to paragraph (a) or
         (b) of this Clause 12.4 (Confidentiality exceptions) shall be disclosed only after notice to the Sellers' Guarantor or the Purchasers' Guarantor (as the case may be) and the disclosing party shall co-operate with the Sellers' Guarantor or the Purchasers' Guarantor (as the case may be) regarding the manner of that disclosure or any action which the Sellers' Guarantor or the Purchasers' Guarantor (as the case may be) may elect to take to challenge legally the validity of that requirement.

12.5     No limit in time

         The restrictions contained in this Clause 12 shall continue to apply for three years after Completion.

12.6     No prejudice to Confidentiality Agreement

         This Clause 12 (Announcements and Confidentiality) shall be without prejudice to the provisions of (including any termination dates provided therein) the Confidentiality

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         Agreement, which shall be deemed for the purposes of this Agreement to continue in full force and effect despite Completion.

12.7     Continuance of Exclusivity Agreement

         The provisions of the Exclusivity Agreement shall be deemed to continue to apply (notwithstanding their prior expiry) from the date of this Agreement until the earlier of Completion and 31 July 2001 (or such later date as the Sellers or the Purchasers (as appropriate) may have advised the Purchasers or the Sellers (as appropriate) in accordance with Clause 4.4 (If conditions not fulfilled)).

13.      TAX LOSSES AND FISCAL UNITY

13.1     Norba Limited losses

(1) The Purchasers undertake to the Sellers that they shall take all reasonable steps permitted by law to procure that Norba Limited shall surrender to the Sellers' Guarantor or as the Sellers' Guarantor may direct (but other than to Geesink Norba Limited) by way of group relief an amount no greater than the value of all sums or losses capable of being so surrendered by Norba Limited to the extent permitted by law and required by the Sellers in respect of the accounting period ending on the Balance Sheet Date (the "Norba Tax Losses"). The Sellers' Guarantor agrees it shall pay or procure the payment to Norba Limited of a sum equal to 30% of the amount of the Norba Tax Losses less an amount equal to the aggregate of sums already paid to Norba Limited on account of the Norba Tax Losses. Payment under this Clause 13.1 shall be made on the date or, if the Corporation Tax (Instalment Payments) Regulations 1998 apply, the dates, on which the tax liability of the relevant company is, or but for the surrender would have been, due and payable.

(2) No surrender shall take place under this Clause 13.1 if the surrender would give rise to a liability to Taxation of Norba Limited for which the Purchaser could make a claim under the Tax Deed.

13.2     Geesink Norba Limited profits

(1) The Purchasers undertake to the Sellers' Guarantor that they shall take all reasonable steps permitted by law to procure that Geesink Norba Limited shall accept a surrender by way of group relief of losses to the extent permitted by law (but other than from Norba Limited) of an amount no greater than such of its profits chargeable to corporation tax for the period ending on the Balance Sheet Date which are capable of being relieved by such losses (the "Geesink Norba Profits") and shall procure that Geesink Norba Limited shall pay to the Sellers' Guarantor, or as the Sellers' Guarantor may direct, when the corporation tax on the Geesink Norba Profits would otherwise have payable an amount equal to 30% of the sum so surrendered less an amount equal to the aggregate of sums already paid by Geesink Norba Limited to the Seller (or as directed by the Sellers' Guarantor) on account of the liability to corporation tax in respect of the Geesink Norba Profits. Payment under this Clause 13.2 shall be made on the date or, if the Corporation Tax (Instalment Payments) Regulations 1998 apply, the dates on which the tax liability of Geesink Norba Limited is or but for the surrender would have been due and payable.

(2) The Purchasers shall and shall procure that each of Geesink Norba Limited and Norba Limited (at the cost of the Sellers' Guarantor) signs and submits to the relevant Taxing Authority all such notices of consent to surrender and all such other documents and returns as may be necessary to ensure that full effect is given to the provisions of this Clause 13.2.

13.3     Disputes

         If any dispute arises under this Clause 13.1 or 13.2 as to the amount of any surrender that may be permitted by law, such dispute shall be referred for determination to a firm of independent chartered accountants agreed between the Sellers' Guarantor and the Purchasers and failing such agreement a firm of independent chartered accountants shall be nominated by the President for the time being of the Institute of Chartered Accountants of England and Wales (the "Expert") who in making such determination shall act as expert and not arbitrator and whose decision shall be final and binding on the parties thereto subject to any challenge by a Taxing Authority. The Expert may make such enquiries as he shall think fit in order to make such determination and shall also determine how the costs of obtaining his opinion should be paid and borne by the parties.

13.4     Denial of Surrenders

         To the extent that the surrenders of group relief pursuant to Clause
         13.1 or 13.2 are subsequently denied or varied by a Tax Authority, adjustments shall be made to the payments made for the surrender of the group relief as appropriate and the sum by which any payment exceeds the amount of Tax relieved shall be repaid as appropriate.

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
13.5     Fiscal Unity

(1) If requested by Powell Duffryn Holdings BV in writing, there shall be paid to Powell Duffryn Holdings BV by Geesink Group BV and those of its subsidiaries which were included in the Powell Duffryn Holdings BV Dutch Fiscal Unity (the "Fiscal Unity Subsidiaries"), an amount equal to the Dutch tax due by Geesink Group BV and the Fiscal Unity Subsidiaries in respect of periods ending on or before the Balance Sheet Date.

(2) The request from Powell Duffryn Holdings BV shall set out (i) the amounts due from each of Geesink Group BV and each of the Fiscal Unity Subsidiaries and (ii) the date on which each such amount is due to be paid to the relevant Taxing Authority.

(3) Payment shall be made on the later of (i) 15 days following the written request by Powell Duffryn Holdings BV and (ii) 3 days prior to the date or dates on which Powell Duffryn Holdings BV is due to account for such amounts of tax to the Dutch Taxing Authorities.

(4) Powell Duffryn Holdings BV warrants that all amounts received by it pursuant to this clause will be paid immediately to the relevant Taxing Authority on behalf of Geesink Group BV and the Fiscal Unity Subsidiaries in payment of the relevant tax liabilities of Geesink Group BV and the Fiscal Unity Subsidiaries for periods ending on or before the Balance Sheet Date (and in the same proportions as payment is made to Powell Duffryn Holdings BV under this clause).

(5) The parties acknowledge that (i) no payment is required to be made under Clause 13.1 if and to the extent that a payment is required to be made by the Sellers under the Tax Deed and any payment due under Clause
         13.1 shall be set against any payment then due from the Sellers under the Tax Deed and (ii) in each such case where payment is not required to be made under Clause 13.1, Powell Duffryn Holdings BV will discharge the relevant payments of tax on behalf of Geesink Group BV and the Fiscal Unity Subsidiaries, as appropriate, within applicable time limits.

(6) Powell Duffryn Holdings BV will immediately on receipt from the Dutch Taxing Authorities pay to Oshkosh Group BV (as agent for Geesink Group BV and the Fiscal Unity Subsidiaries) all repayments of Tax received by Powell Duffryn Holdings BV from the Dutch Taxing Authorities in respect of instalments of Tax paid by Powell Duffryn Holdings BV on behalf of Geesink Group BV and the Fiscal Unity Subsidiaries in respect of the year to March 2002, if and to the extent that such instalment payments of Tax by Powell Duffryn Holdings BV on behalf of Geesink Group BV and the Fiscal Unity Subsidiaries have been funded by Geesink Group BV and the Fiscal Unity Subsidiaries. Powell Duffryn Holdings BV agrees to use its reasonable endeavours to obtain such repayment of all such instalments from the Dutch Taxing Authorities as soon as possible following Completion.

14.      GUARANTEES

14.1     Guarantee by Sellers' Guarantor

(1) The Sellers' Guarantor unconditionally and irrevocably undertakes to the Purchasers:

         (a) to procure that the Sellers shall promptly perform and discharge all present and future obligations and liabilities of the Sellers (referred to in this Clause 14.1 as the "Sellers' Guaranteed Obligations") under this Agreement; and

         (b) that, if the Sellers fail to do so, it will itself forthwith (on demand) perform and discharge the Sellers' Guaranteed Obligations and indemnify the Purchasers against all losses, liabilities, claims, demands, costs, charges and expenses directly suffered or incurred by or made against the Purchasers in connection with or arising out of such failure.

(2) The liability of the Sellers' Guarantor under this Clause 14.1 shall be that of principal obligor and not merely as surety and shall not be limited, discharged or otherwise affected by any time, indulgence, waiver or concession granted by the Purchasers to the Sellers, by the invalidity, unenforceability or frustration of any of the Sellers' Guaranteed Obligations, by any lack of capacity or lack or misuse of authority on the part of the Sellers or its officers, by the liquidation, administration or dissolution of the Sellers or the disclaimer of any of the Sellers' Guaranteed Obligations by any liquidator, by any variation or termination of any of the Sellers' Guaranteed Obligations or by any other fact or circumstance which would or might (but for this Clause 14.1) limit, discharge or otherwise affect the liability of the Sellers' Guarantor.

(3) The obligations of the Sellers' Guarantor under this Clause 14.1 are continuing obligations and shall remain in full force and effect so long as any of the Sellers' Guaranteed Obligations has yet to be fully performed or discharged.

(4) Until all of the Sellers' Guaranteed Obligations have been fully performed and discharged the Sellers' Guarantor shall not, without the prior written consent of the Purchasers:

         (a) exercise as against the Sellers, in respect of any amount previously paid by the Sellers' Guarantor under this guarantee, any right of subrogation or any other right or remedy which the Sellers' Guarantor may have in respect of the same; or

         (b) prove in any liquidation of the Sellers in competition with the Purchasers for any sums owing to the Sellers' Guarantor by the Sellers.

(5) The obligations of the Sellers' Guarantor under this Clause shall be in addition to and shall not merge with or be prejudiced by any collateral or other security now or in future held by the Purchasers.

14.2     Guarantee by Purchasers' Guarantor

(1) The Purchasers' Guarantor unconditionally and irrevocably undertakes to the Sellers:

         (a) to procure that the Purchasers shall promptly perform and discharge all present and future obligations and liabilities of the Purchasers (referred to in this Clause 14.2 as the "Purchasers' Guaranteed Obligations") under this Agreement; and

         (b) that, if the Purchasers fail to do so, it will itself forthwith (on demand) perform and discharge the Purchasers' Guaranteed Obligations and indemnify the Sellers against all losses, liabilities, claims, demands, costs, charges and expenses directly suffered or incurred by or made against the Sellers in connection with or arising out of such failure.

(2) The liability of the Purchasers' Guarantor under this Clause 14.2 shall be that of principal obligor and not merely as surety and shall not be limited, discharged or otherwise affected by any time, indulgence, waiver or concession granted by the Sellers to the Purchasers, by the invalidity, unenforceability or frustration of any of the Purchasers' Guaranteed Obligations, by any lack of capacity or lack or misuse of authority on the part of the Purchasers or their officers, by the liquidation, administration or dissolution of the Purchasers or the disclaimer of any of the Purchasers' Guaranteed Obligations by any liquidator, by any variation or termination of any of the Purchasers' Guaranteed Obligations or by any other fact or circumstance which would or might (but for this Clause 14.2) limit, discharge or otherwise affect the liability of the Purchasers' Guarantor.

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
(3) The obligations of the Purchasers' Guarantor under this Clause 14.2 are continuing obligations and shall remain in full force and effect so long as any of the Purchasers' Guaranteed Obligations has yet to be fully performed or discharged.

(4) Until all of the Purchasers' Guaranteed Obligations have been fully performed and discharged the Purchasers' Guarantor shall not, without the prior written consent of the Sellers:

         (a) exercise as against the Purchasers, in respect of any amount previously paid by the Purchasers' Guarantor under this guarantee, any right of subrogation or any other right or remedy which the Purchasers' Guarantor may have in respect of the same; or

         (b) prove in any liquidation of the Purchasers in competition with the Sellers for any sums owing to the Purchasers' Guarantor by the Purchaser.

(5) The obligations of the Purchasers' Guarantor under this Clause shall be in addition to and shall not merge with or be prejudiced by any collateral or other security now or in future held by the Sellers.

15.      COSTS

         Each party shall be responsible for all the costs, charges and expenses incurred by it in connection with and incidental to the preparation and completion of this Agreement, the other documents referred to in this Agreement and the sale and purchase under this Agreement. The Purchasers shall be responsible for any stamp duty or stamp duty reserve tax and any equivalent Tax under the laws of any other relevant jurisdiction payable in respect of the transfer of the Shares.

16.      ENTIRE AGREEMENT

16.1     Entire agreement

         This Agreement and the Agreed Form Documents together represent the whole and only agreement between the parties in relation to the sale and purchase of the Shares and supersede any previous agreement whether written or oral between the parties in relation to that subject matter. Accordingly, all other terms, conditions, representations, warranties and other statements which would otherwise be implied (by law or otherwise) shall not form part of this Agreement.

16.2     No liability unless statement made fraudulently

         The Sellers shall not be liable in equity, contract or tort or under the Misrepresentation Act 1967 or in any other way in respect of any representation, warranty or other statement (other than liability in contract in respect of the Warranties and the other provisions of this Agreement and the Agreed Form Documents (save for the Disclosure Letter and the Purchasers' Banking Schedule)) being false, inaccurate or incomplete unless it was made fraudulently.

16.3     No reliance

         The Purchasers acknowledge that in entering into this Agreement and the Agreed Form Documents they place no reliance on any representation, warranty or other statement of fact or opinion save for the Warranties and the other provisions of this Agreement and the Agreed Form Documents (other than the Disclosure Letter and the Purchasers' Banking Schedule).

17.      CONTINUING EFFECT

         Each provision of this Agreement shall continue in full force and effect after Completion, except to the extent that a provision has been fully performed on or before Completion.

18.      INVALIDITY

         If all or any part of any provision of this Agreement shall be or become illegal, invalid or unenforceable in any respect, then the remainder of such provision and/or all other provisions of this Agreement shall remain valid and enforceable.

19.      AMENDMENTS, VARIATIONS AND WAIVERS

19.1     Amendments

         No amendment or variation of the terms of this Agreement, the Disclosure Letter or the Deed of Covenant shall be effective unless it is made or confirmed in a written document signed by all of the parties to the relevant document.

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
19.2     Waivers

         No delay in exercising or non-exercise by any party of any right, power or remedy under or in connection with this Agreement or any other document referred to in it shall impair that right, power or remedy or operate as a waiver or release of it.

20.      FURTHER ASSURANCE AND ASSISTANCE

20.1     Further assurance

         Each of the parties shall from time to time at its own cost, on being required to do so by any of the other parties now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the party concerned as the party concerned may reasonably consider necessary for giving full effect to this Agreement and securing to it the full benefit of the rights, powers and remedies conferred upon it in this Agreement.

20.2     Books and records

         As from the Completion Date, each of the parties shall give to each of the other parties such reasonable access to the books, accounts, records and returns of that other, and provide such information, relating to or in connection with the Companies and the Subsidiaries as that other may require including the right to take copies and extracts on reasonable advance notice within the period of three calendar years from the Completion Date.

20.3     Availability of employees and information

(1) After the date of this Agreement and up to Completion the Sellers shall make or shall procure that there are made available to the Purchasers the reasonable assistance of such of the employees of the Group and the Sellers' Group and such reasonable management information as the Purchasers may reasonably require in order to:

         (a) keep the Purchasers reasonably informed as to the day-to-day operation of the Group prior to Completion (which shall include the provision of monthly management accounts prepared on a basis consistent in all respects with the Management Accounts no later than 20 calendar days following the end of the relevant month); and

         (b) plan for the integration of the Group into the Purchasers' Group including at least a monthly conference call with the senior management of the Group.

(2) Following Completion, the Sellers shall make or shall procure that there are made available to the Purchasers the reasonable assistance of those employees of Powell Duffryn Limited who have had day to day specific involvement in the affairs of the Group, being Stephen Harris, Roger Lee, Adrian Darling and Franco Martinelli, such employees only being made available in relation to those matters with which they have had specific involvement and for such period as is the shorter of 12 months following Completion and such employees ceasing their employment with Powell Duffryn Limited, provided that such employees shall not be made available if in the reasonable opinion of the Seller this would prejudice their ability to perform their continuing duties as employees of Powell Duffryn Limited and provided further that the Sellers shall be entitled to charge a reasonable fee for the time and services of such employees as provided.

20.4     Availability of employees after Completion

         Without prejudice to the rights and obligations set out in Clause 10.1(c) and 10.2(4)(c), after the Completion Date, the Purchasers shall make available to the Sellers the assistance of such of their and the other members of the Purchasers Group's employees from time to time as the Sellers may reasonably require in connection with the conduct of proceedings against the Sellers or other members of the Sellers' Group and of which such employees have particular knowledge by virtue of their involvement in the matter giving rise to those proceedings or otherwise provided that in the reasonable opinion of the Purchasers there shall be no conflict of interest between any of the Purchaser, such Sellers or such members of the Guarantor's Group and such employee at any time in such matter and further provided that the Purchasers shall be entitled to charge a reasonable fee for the time and services of such employees so provided.

21.      COUNTERPARTS

21.1     Any number of counterparts

         This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each of the parties has executed at least one counterpart.

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
21.2     Each counterpart an original

         Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute but one and the same instrument.

22.      ASSIGNMENT AND THIRD PARTY RIGHTS

22.1     Agreement binding on successors and permitted assignees

         This Agreement shall be binding on and enure for the benefit of the successors and permitted assignees of the parties.

22.2     Benefit of agreement not assignable

         The benefit of this Agreement may not be assigned, transferred, charged or dealt in (whether by way of security, trust or otherwise) either in whole or in part to any person except as provided in Clause 22.3 (Permitted assignments).

22.3     Permitted assignments

         Any of the Sellers or the Purchasers may assign all or any of their respective rights under this Agreement:

         (a) to any person with the prior written consent of Purchasers' Guarantor (in the case of a Seller) or the Seller's Guarantor (in the case of a Purchaser);

         (b) without the consent in accordance with Clause 22.3(a) above to one or more members of the Sellers' Group (in the case of a Seller) or the Purchasers' Group (in the case of a Purchaser) subject to the condition that the relevant Seller or Purchaser (as appropriate) will procure that, before any assignee subsequently ceases to be a member of the Sellers' Group (in the case of a Seller) or the Purchasers' Group (in the case of a Purchaser), that assignee shall assign back to the relevant Seller or Purchaser (as appropriate), or to another member of the Sellers' Group (in the case of a Seller) or the Purchasers' Group (in the case of a Purchaser) (which itself shall then be deemed to be an assignee of the relevant Seller or Purchaser (as appropriate) for the purposes of this Clause
                  22.3 (Permitted assignments)), so much of the benefit of this Agreement as has been assigned to it provided that the liability of the Sellers as a result of any assignment by a Purchaser shall not be greater than their liability had no assignment occurred and that any purported assignment in contravention of this clause shall be void.

22.4     No Rights of Third Parties

         The parties do not intend any provision of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999.

23.      NOTICES

23.1     Form of notices

         All notices and other communications relating to this Agreement:

         (a)      shall be in English and in writing;

         (b)      shall be delivered by hand or sent by post or facsimile;

         (c) subject to Clause 25.3 (Agent for service of process), shall be delivered or sent to the party concerned at the relevant address or number, as appropriate, and marked as shown in Clause 23.2 (Initial details of the parties), subject to such amendments as may be notified from time to time in accordance with this clause by the relevant party to the other parties by no less than 15 Business Days' notice, except that no party may so notify an address outside England and Wales;

         (d) shall take effect only upon actual receipt at the appropriate address and for these purposes, a facsimile is received when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or hand, has been received. However, if any communication would otherwise become effective on a non-Business Day or after 5 p.m. on a Business Day, it shall instead become effective at 10 a.m. on the next Business Day. Section 196 Law of Property Act 1925 shall not apply to this Agreement.

23.2     Initial details of the parties

         The initial details for the purposes of Clause 23.1 (Form of notices) are:

         Party : Powell Duffryn Limited, Powell Duffryn Holdings BV, Powell Duffryn
                                         (International)

                                         Limited and/or Powell Duffryn
                                         Investments Limited
         Address   :                     c/o Nikko Principal Investments Limited
                                         100 Pall Mall
                                         London SW1Y 5NN
         Facsimile No :                  00 44 20 7799 7903
         Marked for the Attention of :   Quentin Zentner

         Party :                         Oshkosh Group BV
         Address :                       2307 Oregon Street
                                         Oshkosh
                                         W I 54902
                                         U.S.A.
         Facsimile No :                  00 1 920 233 9251
         Marked for the Attention of :   Tim Dempsey

         Party  :                        Oshkosh European Holdings SL
         Address :                       2307 Oregon Street
                                         Oshkosh
                                         W I 54902
                                         U.S.A.
         Facsimile No :                  00 1 920 233 9251
         Marked for the Attention of :   Tim Dempsey

         Copy to (in the case of notice  Nicholson Graham & Jones
         to the Purchasers):
         Address :                       110 Cannon Street
                                         London
                                         EC4N 6AR
                                         United Kingdom
         Facsimile No :                  + 44 20 7 360 6324
         Marked for the Attention of :   Alex Woodfield

         Copy to (in the case of notice  Foley & Lardner
         to the Purchasers):
         Address :                       Firstar Centre
                                         777 East Wisconsin Avenue
                                         Milwaukee
                                         Wisconsin 53202 - 5367
                                         U.S.A
         Facsimile No :                  00 1 414 297 4900
         Marked for the Attention of :   Benjamin Garmer

24.      CURRENCY CONVERSION

         For the purpose of converting amounts specified in one currency into another currency where required, the rate of exchange to be used in converting amounts specified in one currency into another currency shall be the closing mid-point rate for exchanges between those currencies quoted in the Financial Times (London edition) for the nearest Business Day for which that rate is so quoted on or prior to the date of the conversion.

25.      GOVERNING LAW AND JURISDICTION

25.1     Governing law

         This Agreement shall be governed by and construed in accordance with English law.

25.2     Jurisdiction

         The parties irrevocably submit to the non-exclusive jurisdiction of the English Courts to settle any disputes which may arise out of or in connection with this Agreement and agree that accordingly any Proceedings may be brought in those courts.

25.3     Agent for service of process

(1) Each of the Purchasers and the Purchasers' Guarantor irrevocably agrees that any process may be sufficiently and effectively served on it in connection with Proceedings in England by service on its agent, the Purchasers' Solicitors, in accordance with the provisions of Clause 23 (Notices). In the event of the Purchasers' Solicitors (or any replacement agent) ceasing so to act, each of the Purchasers and the Purchasers' Guarantor undertakes to appoint another person as its agent for that purpose and to procure that notice of that appointment is given to the Sellers in accordance with the provisions of Clause 23 (Notices).

(2) Each of the Sellers and the Sellers' Guarantor irrevocably agrees that any process may be sufficiently and effectively served on it in connection with Proceedings in England by service on its agent, Nikko Principal Investments Limited of 100 Pall Mall, London SW15Y 5NN, in accordance with the provisions of Clause 23 (Notices). In the event of Nikko Principal Investments Limited (or any replacement agent) ceasing so to act, each of the Sellers and the Sellers' Guarantor undertakes to appoint another person as its agent for that purpose and to procure that notice of that appointment is given to the Purchasers in accordance with the provisions of Clause 23 (Notices).

EXECUTION

The parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedules.

                                   SCHEDULE 1

                        Part 1 : Details of the Companies

Name                            : Geesink Group BV

Date of Incorporation           : 13 December 1969

Place of Incorporation          : The Netherlands

Company Number                  : 17011545

Registered Office               : Betonweg 8, 8305 AG Emmeloord, The Netherlands

Directors                       : GMJM Spruit
                                  Richel 1
                                  8303 KX Emmeloord
                                  The Netherlands

                                  DEJ Stuifmeel
                                  Wallenburg 11
                                  3707 AP Zeist
                                  The Netherlands

                                  WAJ Nieuwenhuijzen
                                  Elskamp 30
                                  7721 WV Dalfsen
                                  The Netherlands

Authorised Share Capital       :  EUR 500,000 divided into 5,000 shares of
                                  EUR 100 each

Issued Share Capital           :  EUR 132,400 divided into 1,324 shares of
                                  EUR 100 each

Shareholder                    :  Powell Duffryn Holdings BV of Betonweg 8,
                                  8305 AG Emmeloord, The
                                  Netherlands
                                  1,324 shares of EUR 100 each

Name                           :  Norba AB

Date of Incorporation          :  4 May 1914

Place of Incorporation         :  Sweden

Company Number                 :  556012-0882

Registered Office              :  Box 7, 384 21 Blomstermala, Sweden

Directors                      :  SC Harris
                                  Northolt
                                  Thames Street
                                  Sunbury-on-Thames
                                  Middlesex TW16 6AG
                                  United Kingdom

                                  GMJM Spruit
                                  Richel 1
                                  8303 KX Emmeloord
                                  The Netherlands

                                  WAJ Nieuwenhuijzen
                                  Elskamp 30
                                  7721 WV Dalfsen
                                  The Netherlands

                                  C Olsson
                                  Monsterasvagen 610
                                  884 31 Blomstermala
                                  Sweden

                                  E Sturesson
                                  Promenaden 5
                                  38400 Blomstermala
                                  Sweden

Authorised Share Capital       :  SEK 13,000,000 to SEK 52,000,000 (divided as
                                  set out in the articles of association)

Issued Share Capital           :  SEK 13,000,000 divided into 72,800 Series A
                                  shares of SEK 125 each and 31,200 series B shares of SEK 125 each

Shareholder                    :  Powell Duffryn (International) Limited of
                                  Powell Duffryn House, London Road, Bracknell,
                                  Berkshire RG12 2AQ, United Kingdom

                                  72,800 Series A shares of SEK 125
                                  each and 31,200 series B shares of
                                  SEK 125 each

Name                           :  Geesink Norba Limited

Date of Incorporation          :  28 October 1935

Place of Incorporation         :  England and Wales

Company Number                 :  306452

Registered Office              :  Llantrisant Business Park, Llantrisant
                                  Pontyclun, Mid Glamorgan CF72 8XZ

Directors                      :  JL Carey
                                  4 Coed Isaf Road
                                  Maesycoed
                                  Pontypridd
                                  Mid Glamorgan CF37 1EL
                                  United Kingdom

                                  JD Clowes
                                  The Cross
                                  Llanblethian
                                  Cowbridge
                                  South Glamorgan CF7 7JE
                                  United Kingdom

                                  SC Harris
                                  Northolt
                                  Thames Street
                                  Sunbury-on-Thames
                                  Middlesex TW16 6AG
                                  United Kingdom

                                  GMJM Spruit
                                  Richel 1
                                  8303 KX Emmeloord
                                  The Netherlands

Secretary                      :  JL Carey
                                  4 Coed Isaf Road
                                  Maesycoed
                                  Pontypridd
                                  Mid Glamorgan CF37 1EL
                                  United Kingdom

Authorised Share Capital       :  (pound)10,000,000 divided into ordinary
                                  shares of(pound)1 each

Issued Share Capital           :  (pound)1,729,865 divided into 1,729,865
                                  ordinary shares of(pound)1 each

Member                         :  Powell Duffryn Investments Limited of Powell
                                  Duffryn House, London Road, Bracknell,
                                  Berkshire RG12 2AQ, United Kingdom
                                  1,729,865 ordinary shares of(pound)1 each

                      Part 2 : Details of the Subsidiaries

Name                           :  Geesink BV

Date of Incorporation          :  2 July 1953

Place of Incorporation         :  The Netherlands

Company Number                 :  39018794

Registered Office              :  Betonweg 8, 8305 AG Emmeloord, The Netherlands

Director                       :  Geesink Group BV
                                  Betonweg 8
                                  8305 AG Emmeloord
                                  The Netherlands

Authorised Share Capital       :  NLG 10,000,000 divided into 10,000 shares
                                  of NLG 1,000 each

Issued Share Capital           :  NLG 2,352,000 divided into 2,352 shares
                                  of NLG 1,000 each

Shareholder                    :  Geesink Group BV of Betonweg 8, 8305
                                  AG Emmeloord,  The Netherlands
                                  2,352 shares of NLG 1,000 each

Name                           :  Geesink Kiggen BV

Date of Incorporation          :  23 July 1976

Place of Incorporation         :  The Netherlands

Company Number                 :  17038142

Registered Office              :  Den Engelsman 1, 6026 RB Maarheeze,
                                  The Netherlands

Director                       :  Geesink Group BV
                                  Betonweg 8
                                  8305 AG Emmeloord
                                  The Netherlands

Authorised Share Capital       :  NLG 100,000 divided into 1,000 shares of
                                  NLG 100 each

Issued Share Capital           :  NLG 50,000 divided into 500 shares of
                                  NLG 100 each

Shareholder                    :  Geesink Group BV of Betonweg 8, 8305
                                  AG Emmeloord,  The Netherlands
                                  500 shares of NLG 100 each

Name                           :  Geesink Vastgoed BV

Date of Incorporation          :  28 February 1975

Place of Incorporation         :  The Netherlands

Company Number                 :  39026948

Registered Office              :  Betonweg 8, 8305 AG Emmeloord, The Netherlands

Director                       :  Geesink Group BV
                                  Betonweg 8
                                  8305 AG Emmeloord
                                  The Netherlands

Authorised Share Capital       :  (E)113,500 divided into 1,135 shares of
                                  (E)100 each

Issued Share Capital           :  (E)22,700 divided into 227 shares of
                                  (E)100 each

Shareholder                    :  Geesink Group BV of Betonweg 8, 8305
                                  AG Emmeloord, The Netherlands
                                  227 shares of EUR 100 each

Name                           :  Kiggen Den Englesman BV

Date of Incorporation          :  19 December 1984

Place of Incorporation         :  The Netherlands

Company Number                 :  17054035

Registered Office              :  Den Engelsman 1, 6026 RB Maarheeze,
                                  The Netherlands

Director                       :  Geesink Group BV
                                  Betonweg 8
                                  8305 AG Emmeloord
                                  The Netherlands

Authorised Share Capital       :  (E)113,500 divided into 1,135 shares of
                                  (E)100 each

Issued Share Capital           :  (E)22,700 divided into 227 shares of
                                  (E)100 each

Shareholder                    :  Geesink Group BV of Betonweg 8, 8305
                                  AG Emmeloord, The Netherlands
                                  227 shares of EUR 100 each

Name                           :  Geesink Kiggen Leasing BV

Date of Incorporation          :  8 October 1979

Place of Incorporation         :  The Netherlands

Company Number                 :  17043784

Registered Office              :  Den Engelsman 1, 6026 RB Maarheeze,
                                  The Netherlands

Director                       :  Geesink Group BV
                                  Betonweg 8
                                  8305 AG Emmeloord
                                  The Netherlands

Authorised Share Capital       :  (E)100,000 divided into 1,000 shares of
                                  (E)100 each

Issued Share Capital           :  (E)22,700 divided into 227 shares of
                                  (E)100 each

Shareholder                    :  Geesink Group BV of Betonweg 8, 8305
                                  AG Emmeloord, The Netherlands
                                  227 shares of EUR 100 each

Name                           :  Geesink NV

Date of Incorporation          :  20 September 1992

Place of Incorporation         :  Belgium

Company Number                 :  561436

Registered Office              :  Damstraat 195, 1980 Zemst, Belgium

Directors                      :  WHG van Hazendonk
                                  Lucernevlinder 141
                                  7943 TD Meppel
                                  The Netherlands

                                  GMJM Spruit
                                  Richel 1
                                  8303 KX Emmeloord
                                  The Netherlands

Authorised Share Capital       :  BFr 5,000 divided into 5,000 shares of BFr 1
                                  each

Issued Share Capital           :  BFr 5,000 divided into 5,000 shares of BFr 1
                                  each

Shareholders                   :  Geesink Group BV of Betonweg 8, 8305
                                  AG Emmeloord, The Netherlands
                                  4,999 shares of BFr 1 each

                                  Powell Duffryn Holdings BV of
                                  Betonweg 8, 8305 AG Emmeloord, The
                                  Netherlands 1 share of Bfr 1 each

Name                           :  Geesink Polska Sp.z o.o

Date of Incorporation          :  26 July 1999

Place of Incorporation         :  Poland

State Statistical Office Number:  671953559

Company Number                 :  RHB 7984

Registered Office              :  ul.Partyzanka 94/108, 95-200 Pabianice, Poland

Directors                      :  GMJM Spruit
                                  Richel 1
                                  8303 KX Emmeloord
                                  The Netherlands

                                  WAJ Nieuwenhuijzen
                                  Elskamp 30
                                  7721 WV Dalfsen
                                  The Netherlands

                                  ABN Laarhoven
                                  Gierwal 5
                                  8347 JN Eesveen
                                  The Netherlands

                                  J Lis
                                  u. Inowroclawska 9 m 192
                                  91-033 Lodz
                                  Poland

Authorised Share Capital       :  PLN 4,000 divided into 40 shares of PLN
                                  100 each

Issued Share Capital           :  PLN 4,000 divided into 40 shares of PLN
                                  100 each

Shareholders                   :  Geesink Group BV of Betonweg 8, 8305
                                  AG Emmeloord, The Netherlands
                                  39 shares of PLN 100 each

                                  Geesink BV of Betonweg 8, 8305 AG
                                  Emmeloord, The Netherlands 1 share
                                  of PLN 100

Name                           :  Norba A/S

Date of Incorporation          :  16 December 1976

Place of Incorporation         :  Denmark

Company Number                 :  61359

Registered Office              :  Silovej 40, 2690 Karlslunde, Denmark

Directors                      :  GMJM Spruit
                                  Richel 1
                                  8303 KX Emmeloord
                                  The Netherlands

                                  WAJ Nieuwenhuijzen
                                  Elskamp 30
                                  7721 WV Dalfsen
                                  The Netherlands

                                  SC Harris
                                  Northolt
                                  Thames Street
                                  Sunbury-on-Thames
                                  Middlesex TW16 6AG
                                  United Kingdom

                                  K R J0rgensen
                                  Frugt parken 16
                                  DK-4300 Holbek
                                  Denmark

Authorised Share Capital       :  DKK 500,000 divided into 500 shares of
                                  DKK 1,000 each

Issued Share Capital           :  DKK 500,000 divided into 500 shares of
                                  DKK 1,000 each

Shareholder                    :  Norba AB, Box 7, 384 21 Blomstermala, Sweden
                                  500 shares of DKK 1,000 each

Name                           :  Norba Limited

Date of Incorporation          :  23 July 1987

Place of Incorporation         :  England and Wales

Company Number                 :  2149768

Registered Office              :  Cargotec Industrial Park, St Martins Road,
                                  Ellesmere, Shropshire SY12 9JW

Directors                      :  GMJM Spruit
                                  Richel 1
                                  8303 KX Emmeloord
                                  The Netherlands

                                  WAJ Nieuwenhuijzen
                                  Elskamp 30
                                  7721 WV Dalfsen
                                  The Netherlands

                                  SC Harris
                                  Northolt
                                  Thames Street
                                  Sunbury-on-Thames
                                  Middlesex TW16 6AG

                                  JD Clowes
                                  The Cross
                                  Llanblethian
                                  Cowbridge
                                  South Glamorgan CF7 7JE
                                  United Kingdom

Secretary                      :  WAJ Nieuwenhuijzen
                                  Elskamp 30
                                  Dalfsen 7721 WV
                                  The Netherlands

Authorised Share Capital       :  (pound)1,000,000 divided into 1,000,000
                                  ordinary shares of(pound)1 each

Issued Share Capital           :  (pound)1,000,000 divided into 1,000,000
                                  ordinary shares of(pound)1 each

Member                         :  Norba AB of Box 7, 384 21 Blomstermala, Sweden
                                  1,000,000 ordinary shares of(pound)1 each

Name                           :  Sertek Limited

Date of Incorporation          :  31 January 1990

Place of Incorporation         :  England and Wales

Company Number                 :  2465661

Registered Office              :  Cargotec Industrial Park, Ellesmere,
                                  Shropshire SY12 9JW

Directors                      :  EA Wenger
                                  8 The Springs
                                  Sundorne Grove
                                  Shrewsbury
                                  Shropshire
                                  United Kingdom

                                  JD Clowes
                                  The Cross
                                  Llanblethian
                                  Cowbridge
                                  South Glamorgan CF7 7JE
                                  United Kingdom

Secretary                      :  JL Carey
                                  4 Coed Isaf Road
                                  Maesycoed
                                  Pontypridd
                                  Mid Glamorgan  CF37 1EL
                                  United Kingdom

Authorised Share Capital       :  (pound)1,000,000 divided into(pound)1,000,000
                                  shares of(pound)1 each

Issued Share Capital           :  (pound)2 divided into 2 shares of(pound)1 each

Member                         :  Norba Limited of Cargotec Industrial Park,
                                  Ellesmere, Shropshire SY12 9JW
                                  2 shares of(pound)1 each

Name                           :  Sheppard Meiller Limited

Date of Incorporation          :  28 January 1986

Place of Incorporation         :  England and Wales

Company Number                 :  1983338

Registered Office              :  Llantrisant Business Park, Llantrisant,
                                  Pontyclun, Mid Glamorgan CF72 8XZ

Directors                      :  JD Clowes
                                  The Cross
                                  Llanblethian
                                  Cowbridge
                                  South Glamorgan CF7 7JE
                                  United Kingdom

Secretary                      :  JL Carey
                                  4 Coed Isaf Road
                                  Maesycoed
                                  Pontypridd
                                  Mid Glamorgan  CF37 1EL
                                  United Kingdom

Authorised Share Capital       :  (pound)100 divided into 100 ordinary shares
                                  of(pound)1 each

Issued Share Capital           :  (pound)100 divided into 100 ordinary shares
                                  of(pound)1 each

Members                        :  Geesink Norba Limited of Llantrisant Business
                                  Park, Llantrisant, Pontyclun, Mid Glamorgan

                                  99 ordinary shares of (pound)1 each

                                  SA Thomas of The Folly, Church Road,
                                  Llanblethian, Cowbridge, South Glamorgan

                                  1 ordinary share of(pound)1

                                 Part 3: Shares to be Sold

-------------------------------------------------------------------------------------------------
Seller                             Shares to be sold                           Purchaser
-------------------------------------------------------------------------------------------------
Powell Duffryn Holdings BV         1,324 shares of EUR 100 each in the         Oshkosh Group
                                   capital of Geesink Group B.V.
-------------------------------------------------------------------------------------------------
                                   1 share of Bfr1 in the capital of Geesink   Oshkosh European
                                   N.V.                                        Holdings
-------------------------------------------------------------------------------------------------
Powell Duffryn (International)     72,800 series A shares of SEK 125 each      Oshkosh European
Limited                            and 31,200 series B shares of SEK 125       Holdings
                                   each in the capital of Norba AB
-------------------------------------------------------------------------------------------------
Powell Duffryn Investments         1,728,865 ordinary shares of(pound)1 each   Oshkosh European
Limited                            in the capital of Geesink Norba Limited     Holdings
-------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                          COMPANY INTELLECTUAL PROPERTY

A.   TRADE MARKS

Trade marks owned by Geesink Norba Limited

--------------------------------------------------------------------------------
TM No.         Mark Text         Country         Status          Classes
--------------------------------------------------------------------------------
897580         ROLONOF           UK              Registered      06
--------------------------------------------------------------------------------
897581         ROLONOF           UK              Registered      12
--------------------------------------------------------------------------------
904544         WESSEX DRAGON     UK              Registered      12
--------------------------------------------------------------------------------
922163         ROLONOF           UK              Registered      07
--------------------------------------------------------------------------------
1009799        ROLONOF           UK              Registered      06
--------------------------------------------------------------------------------
1009800        ROLONOF           UK              Registered      12
--------------------------------------------------------------------------------
1015775        ROLONOF           UK              Registered      07
--------------------------------------------------------------------------------
1147639        WASTERIDER        UK              Registered      12
--------------------------------------------------------------------------------
1156705        SKIP-PAK          UK              Registered      06
--------------------------------------------------------------------------------
1194143        VULTURE           UK              Registered      12
--------------------------------------------------------------------------------
1216780        DRAGON            UK              Registered      07
--------------------------------------------------------------------------------
1216781        DRAGON            UK              Registered      12
--------------------------------------------------------------------------------
1259496        SKIPPER           UK              Registered      07
--------------------------------------------------------------------------------
1259497        SKIPPER           UK              Registered      12
--------------------------------------------------------------------------------
1383587        TORNADO           UK              Registered      07
--------------------------------------------------------------------------------
1437629        RETRIEVER         UK              Registered      07
--------------------------------------------------------------------------------
1437630        RETRIEVER         UK              Registered      12
--------------------------------------------------------------------------------
1437631        RETRIEVER         UK              Registered      37
--------------------------------------------------------------------------------
1453851        SHEPPARD          UK              Registered      07
--------------------------------------------------------------------------------
1453852        SHEPPARD          UK              Registered      12
--------------------------------------------------------------------------------
1453853        SHEPPARD          UK              Registered      37
--------------------------------------------------------------------------------
1459626        COMBIPAL          UK              Registered      07
--------------------------------------------------------------------------------
1459627        COMBIPAL          UK              Registered      12
--------------------------------------------------------------------------------
1459628        COMBIHOIST        UK              Registered      07
--------------------------------------------------------------------------------
1459629        COMBIHOIST        UK              Registered      12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1526419        COMBIPAL          UK              Registered      37
--------------------------------------------------------------------------------
1526430        COMBIHOIST        UK              Registered      37
--------------------------------------------------------------------------------
2163596        PDE GEESINK
               POWERDRIVE        UK              Registered      07
--------------------------------------------------------------------------------


Trade marks owned by Geesink Group BV

--------------------------------------------------------------------------------
TM No.         Mark Text         Country         Status          Classes
--------------------------------------------------------------------------------
1487100        DIAGON            UK              Registered      06
--------------------------------------------------------------------------------
980563         GEESINK           Benelux         Application     6, 7, 12
--------------------------------------------------------------------------------
500546         DIAGON            Benelux         Registered      6, 20, 39
--------------------------------------------------------------------------------
498883         LOGON             Benelux         Registered      12, 39, 42
--------------------------------------------------------------------------------
980562         KIGGEN            Benelux         Application     6, 7, 12
--------------------------------------------------------------------------------
523868         MKM KIGGEN        Benelux         Registered      6, 7, 12, 20,
                                                                 39, 42
--------------------------------------------------------------------------------
363862         MKM               Benelux         Registered      6, 7
--------------------------------------------------------------------------------
2021806        GEESINK           CTM             Application     6, 7, 12
--------------------------------------------------------------------------------
614430         MKM KIGGEN        International   Registered      6, 7, 12, 20,
                                                                 39, 42
--------------------------------------------------------------------------------
583613         LOGON             International   Registered      12, 39, 42
--------------------------------------------------------------------------------
580951         DIAGON            International   Registered      6, 20, 39
--------------------------------------------------------------------------------


Trade marks owned by Geesink B.V.

--------------------------------------------------------------------------------
TM No.         Mark Text         Country         Status          Classes
--------------------------------------------------------------------------------
96/648629      ORDUMAT PD        France          Registered      6, 7, 12
--------------------------------------------------------------------------------
401273         GEESINK PD        CTM             Registered      6, 7, 12
--------------------------------------------------------------------------------


Trade marks owned by Norba AB

--------------------------------------------------------------------------------
TM No.         Mark Text         Country         Status          Classes
--------------------------------------------------------------------------------
831931         NORBA             UK              Registered      07
--------------------------------------------------------------------------------
831932         NORBA             UK              Registered      12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
831933         NORBA             UK              Registered      21
--------------------------------------------------------------------------------
738946M        NORBA             Spain           Registered      7
--------------------------------------------------------------------------------
738947M        NORBA             Spain           Registered      12
--------------------------------------------------------------------------------
738948M        NORBA             Spain           Registered      21
--------------------------------------------------------------------------------
431498         NORBA             Switzerland     Registered      7, 12, 21
--------------------------------------------------------------------------------
414325         NORBA             Italy           Registered      7, 12, 21
--------------------------------------------------------------------------------
0756817        NORBA             US Federal      Registered      7
--------------------------------------------------------------------------------
0756819        NORBA             US Federal      Registered      21
--------------------------------------------------------------------------------
756740         NORBA             US Federal      Registered      12
--------------------------------------------------------------------------------
4093           NORBA             Benelux         Registered      7, 12, 21
--------------------------------------------------------------------------------
1397354        NORBA             France          Registered      7, 12, 21
--------------------------------------------------------------------------------
779156         NORBA             Germany         Registered      7, 12
--------------------------------------------------------------------------------
52546          NORBA             Austria         Registered      7, 9, 12, 17,
                                                                 21
--------------------------------------------------------------------------------
A173531        NORBA             Australia                       7
--------------------------------------------------------------------------------
A173533        NORBA             Australia                       12
--------------------------------------------------------------------------------
A173534        NORBA             Australia                       21
--------------------------------------------------------------------------------
14540          NORBA             Estonia                         7, 12, 21
--------------------------------------------------------------------------------
56814          NORBA             Finland                         7, 12, 21
--------------------------------------------------------------------------------
95723          NORBA             Israel                          7
--------------------------------------------------------------------------------
95724          NORBA             Israel                          12
--------------------------------------------------------------------------------
95725          NORBA             Israel                          21
--------------------------------------------------------------------------------
M921875        NORBA             Latvia                          7, 12, 21
M31156
--------------------------------------------------------------------------------
ZP2732/21199   NORBA             Lithuania                       7, 12, 21
--------------------------------------------------------------------------------
78322          NORBA             Norway                          12
--------------------------------------------------------------------------------
26468          NORBA             Norway                          6, 7
--------------------------------------------------------------------------------
125580         NORBA             Russia                          7
--------------------------------------------------------------------------------
103452         NORBA             Sweden                          7, 12, 21
--------------------------------------------------------------------------------
144228         NORBA             Hungary                         7, 12, 21
--------------------------------------------------------------------------------

B.   PATENTS

Patents owned by Geesink B.V.

---------------------------------------------------------------------------------------------------
Patent Title                           Patent number           Country(ies)        Expiry
                                                               applied for
---------------------------------------------------------------------------------------------------
Collecting container                   GB2217289               Great Britain       22.04.2008
---------------------------------------------------------------------------------------------------
Multiple compartment                   EP0314238               Austria             18.10.2008
refuse lorry                           NO0170070               Belgium             25.10.2008
                                       DK0166269               Switzerland         26.10.2008
                                       DE3860152.2             Germany
                                                               France
                                                               Great Britain
                                                               Luxembourg
                                                               Netherlands
                                                               Sweden
                                                               Norway
                                                               Denmark
---------------------------------------------------------------------------------------------------
Lifting device for refuse              IE65271                 Ireland             10.04.2011
containers                             GB2243138               Great Britain       12.04.2011
---------------------------------------------------------------------------------------------------
Container pick-up safety               EP0478049               Germany             13.09.2011
system                                 DE69110228.7            Spain
                                                               France
                                                               Great Britain
                                                               Netherlands
---------------------------------------------------------------------------------------------------
Multiple compartment                   EP0492699               Austria             11.12.2011
refuse lorry-glass                     DE69108208.1            Belgium
                                                               Switzerland
                                                               Germany
                                                               France
                                                               Great Britain
                                                               Luxembourg
                                                               Netherlands
---------------------------------------------------------------------------------------------------
Sealing device for                     EP0701527               Belgium             02.06.2014
interchangeable containers             DE69401753.1            Switzerland
                                                               Germany
                                                               Spain
                                                               France
                                                               Great Britain
                                                               Netherlands
---------------------------------------------------------------------------------------------------
Wash and refuse lorry GWA              EP0628500               Austria             10.06.2014
                                       DE69405298.1            Belgium
                                                               Switzerland
                                                               Germany
---------------------------------------------------------------------------------------------------
                                       79
---------------------------------------------------------------------------------------------------
Patent Title                           Patent number           Country(ies)        Expiry
                                                               applied for
---------------------------------------------------------------------------------------------------
                                                               Spain
                                                               France
                                                               Great Britain
                                                               Ireland
                                                               Italy
                                                               Luxembourg
                                                               Netherlands
                                                               Monaco
---------------------------------------------------------------------------------------------------
Vehicle with safety means              EP0671346               Belgium             07.03.2015
                                       DE69506296.4            Germany
                                                               Spain
                                                               France
                                                               Great Britain
                                                               Netherlands
---------------------------------------------------------------------------------------------------
Refuse collection vehicle              EP0683115               Austria             10.05.2015
with footboard                         DE69503834.6            Belgium
                                                               Switzerland
                                                               Germany
                                                               Denmark
                                                               Spain
                                                               France
                                                               Great Britain
                                                               Italy
                                                               Liechtenstein
                                                               Luxembourg
                                                               Netherlands
                                                               Sweden
---------------------------------------------------------------------------------------------------
Refuse collection vehicle for          EP0763487               Belgium             09.09.2016
bottom discharge containers                                    Switzerland
                                                               Germany
                                                               Spain
                                                               France
                                                               Great Britain
                                                               Netherlands
---------------------------------------------------------------------------------------------------
Refuse Driving Safety                  NL1001681               Netherlands         17.11.2015
System via parking brake
---------------------------------------------------------------------------------------------------
Lid opener II                          NL1004252               Netherlands         11.10.2002
---------------------------------------------------------------------------------------------------
Refuse collection vehicle              NL1002518               Netherlands         03.03.2002
with lid handling device
---------------------------------------------------------------------------------------------------
Refuse collecting vehicle              NL1002723               Netherlands         27.03.2016
with interchangeable
container
---------------------------------------------------------------------------------------------------

                                       80

---------------------------------------------------------------------------------------------------
Patent Title                           Patent number           Country(ies)        Expiry
                                                               applied for
---------------------------------------------------------------------------------------------------
Contactless safety system              NL1003535               Netherlands         08.07.2016
---------------------------------------------------------------------------------------------------
Supporting device II                   NL1004165               Netherlands         01.10.2016
---------------------------------------------------------------------------------------------------
Control system for side loader         NL1007486               Netherlands         07.11.2017
---------------------------------------------------------------------------------------------------
Pick up device with pulley             NL1007723               Netherlands         08.12.2017
---------------------------------------------------------------------------------------------------
Side loader with camera                NL1007724               Netherlands         08.12.2017
---------------------------------------------------------------------------------------------------
Comb locking device                    NL1007726               Netherlands         08.12.2017
---------------------------------------------------------------------------------------------------
Contactless safety system II           NL1007733               Netherlands         08.12.2017
---------------------------------------------------------------------------------------------------
Tilting hook switch                    NL1007748               Netherlands         09.12.2017
---------------------------------------------------------------------------------------------------
Safety barrier locking device          NL1009325               Netherlands         04.06.2018
---------------------------------------------------------------------------------------------------
Refuse collection vehicle with         EP0798237               Austria             2017 (open to
interchangeable body                   DE69703405.4            Belgium             opposition until
                                                               Switzerland         2.8.2001)
                                                               Germany
                                                               Spain
                                                               France
                                                               Great Britain
                                                               Italy
                                                               Netherlands
---------------------------------------------------------------------------------------------------
Protecting locking plate               NL1010587               Netherlands         2004
---------------------------------------------------------------------------------------------------
Sideloader with additional             NL1013504               Netherlands         2019
positioning
---------------------------------------------------------------------------------------------------
Tailgate loading packer for a          EP0042191               Benelux             9.8.2001
collecting body                                                France
                                                               Germany
                                                               Great Britain
---------------------------------------------------------------------------------------------------
                                       NL1011031               Netherlands
---------------------------------------------------------------------------------------------------


Patents owned by Geesink Group BV
---------------------------------------------------------------------------------------------------
Patent Title                           Patent number           Country(ies)        Expiry
                                                               applied for
---------------------------------------------------------------------------------------------------
Container for refuse                   NL1005959               Netherlands         02.05.2017
---------------------------------------------------------------------------------------------------
Lifting device for a refuse            NL1001923               Netherlands         18.12.2015
container
---------------------------------------------------------------------------------------------------

                                       81

Patents owned by Kiggen Beheer BV (now Geesink Kiggen BV)

---------------------------------------------------------------------------------------------------
Patent Title                           Patent number           Country(ies)        Expiry
                                                               applied for
---------------------------------------------------------------------------------------------------
Container for refuse                   NL1001039               Netherlands         24.02.2015
---------------------------------------------------------------------------------------------------
Container                              NL1001038               Netherlands         24.08.2015
---------------------------------------------------------------------------------------------------
Closing mechanism for a                EP0760347               Austria             16.08.2016
pivoting container door                                        Belgium
                                                               Switzerland
                                                               Germany
                                                               Spain
                                                               France
                                                               Great Britain
                                                               Greece
                                                               Italy
                                                               Liechtenstein
                                                               Luxembourg
                                                               Netherlands
                                                               Sweden
---------------------------------------------------------------------------------------------------

Patents owned by Norba AB

---------------------------------------------------------------------------------------------------
Patent title                           Patent number           Country(ies)        Expiry
                                                               applied for
---------------------------------------------------------------------------------------------------
Apparatus for charging                 308 723/US4 955 776     US                  11.9.2007
solids under compression
into a receptacle
---------------------------------------------------------------------------------------------------
Tailgate - device for                  500653/890 11119-1      Sweden              30.3.2009
loading at least two types of          19914 543               Finland             30.3.2010
waste material                         EP0 473 603/9090        Europe              30.3.2010
                                       5733.3-2308
                                       DE6000736.1
---------------------------------------------------------------------------------------------------
Apparatus for charging                 EP0329629               Austria             14.01.2008
solids under compression                                       Belgium
into a receptacle                                              Switzerland
                                                               Germany
                                                               Spain
                                                               France
                                                               Great Britain
                                                               Greece
                                                               Italy
---------------------------------------------------------------------------------------------------

                                       82

---------------------------------------------------------------------------------------------------
Patent title                           Patent number           Country(ies)        Expiry
                                                               applied for
---------------------------------------------------------------------------------------------------
                                                               Liechtenstein
                                                               Luxembourg
                                                               Netherlands
                                                               Sweden
---------------------------------------------------------------------------------------------------
Device for handling refuse             EP0358622               Austria             6.09.2008
                                                               Belgium
                                                               Switzerland
                                                               Germany
                                                               Spain
                                                               France
                                                               Great Britain
                                                               Greece
                                                               Italy
                                                               Liechtenstein
                                                               Netherlands
                                                               Sweden
---------------------------------------------------------------------------------------------------

Patent applications owned by Geesink B.V.

---------------------------------------------------------------------------------------
Patent title                           Application number      Date of
                                                               application/priority
                                                               application
---------------------------------------------------------------------------------------
Contactless safety system              EP0818402               Priority NL1003535,
                                                               8.7.1996
---------------------------------------------------------------------------------------
Supporting device II                   EP97202826.0            Priority NL1004165,
                                                               1.10.1996
---------------------------------------------------------------------------------------
Location detection device              CA2311917               Priority NL1007723,
with pulley                            EP1037826               8.12.1997
                                       NZ504883
                                       PL341102
                                       US09/589867
---------------------------------------------------------------------------------------
Side loader with camera                AU15125/99              Priority NL 1007724,
                                       CA2311939               8.12.1997
                                       EP1060110
                                       NZ504882
                                       PL P 341104
                                       US09/589996
---------------------------------------------------------------------------------------

                                       83

---------------------------------------------------------------------------------------
Patent title                           Application number      Date of
                                                               application/priority
                                                               application
---------------------------------------------------------------------------------------
Contactless safety system II           EP0928756               Priority NL1007733,
                                                               8.12.1997
---------------------------------------------------------------------------------------
Locking device                         EP0962401               Priority NL1009325,
                                                               5.6.1998 and
                                                               NL1010587, 8.11.1998
---------------------------------------------------------------------------------------
Side loader with detecting             EP1020375               Priority NL1011031,
device                                                         14.1.1999
---------------------------------------------------------------------------------------
Manually operated chute                EP1081062               Priority NL1012942,
                                                               31.8.1999
---------------------------------------------------------------------------------------
Refuse collection vehicle              EP0774425               Priority  NL1001681,
provided with a safety                                         17.11.1995
system
---------------------------------------------------------------------------------------


Patent applications owned by Geesink Group BV

---------------------------------------------------------------------------------------
Patent title                           Application number      Date of
                                                               application/priority
                                                               application
---------------------------------------------------------------------------------------
Pit container                          EP0979202               Priority NL1005959,
                                                               2.5.1997
---------------------------------------------------------------------------------------


Patent applications owned by Norba A.B.

---------------------------------------------------------------------------------------
Patent title                           Application number      Date of
                                                               application/priority
                                                               application
---------------------------------------------------------------------------------------
Bin grip, side loader -                449 980/820 4995-8      2.9.1982
device for emptying                    (Sweden)
different types of waste
containers of square cross
section
---------------------------------------------------------------------------------------
Tailgate, Arr for waste                512 557 (Sweden)        28.8.1998
handling vehicle                       19994158 (Norway)       27.8.1999
                                       99850130.8 (Europe -    25.8.1999
                                       Germany,  Denmark,
                                       Spain, Finland,
                                       France, Ireland, UK)
---------------------------------------------------------------------------------------

                                       84

---------------------------------------------------------------------------------------
Patent title                           Application number      Date of
                                                               application/priority
                                                               application
---------------------------------------------------------------------------------------
Device for sorting waste               9800666-1 (Sweden)      25.9.1998
---------------------------------------------------------------------------------------

C.   DESIGNS
--------------------------------------------------------------------------------
Name                                   Registration Number       Country
--------------------------------------------------------------------------------
Container                              2310800                   Benelux
--------------------------------------------------------------------------------
Filling aperture underground system    2827800                   Benelux
--------------------------------------------------------------------------------

D.  DOMAIN NAMES

Netherlands

geesink.com

geesinkgroup.com

geesinknorba.com

geesinknorbagroup.com

geesinkkiggen.com

presscontainers.com

refusecollectors.com

geesink.nl

geesinkgroup.nl

geesinkkiggen.nl

geesinknorba.nl

geesinknorbagroup.nl


Sweden

norba.se

norba.dk

norba.co.uk

norba.com

norba.net

geesink-norba.com

UK

norba.co.uk

pdegeesink.co.uk

pdegeesink.clara.net

geesink.co.uk

pdeservice.com



Germany

geesinknorba.de

geesinknorbagroup.de



Poland

geesink.com.pl

                                   SCHEDULE 3

                             COMPLETION ARRANGEMENTS

1.       SELLER'S OBLIGATIONS TO DELIVER

         The Sellers shall deliver to the Purchasers at the offices of the Sellers' Solicitors, unless otherwise stated:

         (a)      in the Netherlands:

                  (i) the Dutch Notarial Deed executed as at Completion by Powell Duffryn Holdings BV;

                  (ii) evidence that the name of Oshkosh European Holdings has been entered into the register of members of Geeskink NV; and

                  (iii) to the extent appropriate, the documents specified in Paragraphs 1(e), (f), (g) and (h) in respect of Geesink Group BV and the Dutch Subsidiaries;

         (b)      in Sweden:

                  (i) the share certificate(s) in respect of the Shares in the capital of Norba AB duly endorsed by Powell Duffryn (International) Limited to effect the transfer of such Shares in favour of Oshkosh Group, together with pertaining dividend coupons (if any);

                  (ii) the share ledger of Norba AB, showing that Oshkosh Group has been registered as the holder of all the Shares in Norba AB; and

                  (iii) to the extent appropriate, the documents specified in Paragraph 1(e), (f), (g) and (h) in respect of Norba AB and Norba A/S;

         (c) duly executed share transfers in respect of the Shares in the capital of Geesink Norba Limited in favour of Oshkosh Group, or as it may direct, together with related share certificates for such Shares and any power of attorney or other authority under which those transfers have been executed;

         (d) written resignations and releases executed as a deed, in the Agreed Terms, from Stephen Harris resigning his office as Director and releasing each relevant Company and Subsidiary (other than in the case of Norba AB and its Subsidiaries) from all claims and rights of action whatsoever;

         (e) (other than in the case of Norba AB and its Subsidiaries), the common seal (where applicable), certificate of incorporation (and any certificate of incorporation on change of name) and all statutory books, share ledgers and equivalent for each place of incorporation, of the Companies and the Subsidiaries written up to the day prior to the Completion Date;

         (f) make available the documents of title (where applicable) to the Properties;

         (g) the Sellers' Deed of Covenant duly executed as at Completion by the Sellers;

         (h)      the Tax Deed duly executed as at Completion by the Sellers;
                  and

         (i) minutes of a meeting of the directors of the Sellers and the Sellers' Guarantor authorising the execution by the Sellers and the Sellers' Guarantor of this Agreement, the Tax Deed, the Deed of Covenant and any other documentation relevant in connection with this transaction contemplated by this Agreement (those copy minutes being certified as correct by the secretary of the Sellers);

         (j) Mr Harris' Deed of Covenant duly executed as at Completion by Stephen Harris; and

         (k) a duly executed transfer in favour of Geesink Norba Limited in respect of the one ordinary share of(pound)1 in Sheppard Meiller Limited registered in the name of SA Thomas.

2.       BOARD MEETINGS OF THE COMPANIES AND SUBSIDIARIES

(1) The Sellers shall cause to be duly held a meeting of the shareholders of Geesink Group BV and its Subsidiaries validly to effect or validly to resolve to effect the acceptance of the resignations of Stephen Harris and Adrian Darling from the supervisory board of Geesink Group BV.

(2) The Sellers shall cause to be duly held a meeting of the Board of each of Geesink Norba Limited and Norba Limited validly to effect or execute or validly to resolve to effect or execute:

         (a) the approval of the said transfers of the Shares in the capital of Geesink Norba Limited to Oshkosh Group, the issue to Oshkosh Group of share certificates in respect of those shares and the registration of Oshkosh Group as holder of those shares (subject only to those transfers being represented duly stamped);

         (b) the acceptance of the resignation of Stephen Harris as Director of Geesink Norba Limited and Norba Limited; and

         (c) the sealing of new share certificates for the Shares in the capital of Geesink Norba Limited in favour of the Purchasers (or their respective nominees).

3.       PURCHASERS' OBLIGATIONS AT COMPLETION

         Subject to the conclusion of the matters referred to in Paragraphs 1 and 2 the Purchasers shall1:

         (a) procure that 84.8% of the aggregate sum payable pursuant to Clause 3.2 (Payment on Account) shall immediately be paid by way of electronic transfer for same day value to the client bank account of the Sellers' Solicitors at Royal Bank of Scotland Plc (Sort Code: 16-00-19 Account No: ROMAEUR1);

         (b) procure that 7.6% of the aggregate sum payable pursuant to Clause 3.2 (Payment on Account) shall immediately be paid by way of electronic transfer for same day value to the client bank account of Lovells at Rabobank (Swift Code: Rabonl2u Account No: 3135.81.614 (Derdengelden Lovells Notariaat));

         (c) procure that 7.6% of the aggregate sum payable pursuant to Clause 3.2 (Payment on Account) shall immediately be paid by way of electronic transfer for same day value to the client bank account of the Mannheimer Swartling at SEB (Swiftkod:
                  ESSE-SE-SS Account No: 5222-1048008 (Powell Duffryn));

         (d) deliver to the Sellers' Solicitors a counterpart of the Sellers' Deed of Covenant and Mr Harris' Deed of Covenant, in each case duly executed by the Purchasers and the Purchasers' Guarantor;

         (e) deliver to the Sellers' Solicitors the Tax Deed in the Netherlands and the Dutch Notarial Deed, in each case duly executed by Oshkosh Group and Oshkosh European Holdings respectively; and

         (f) deliver to the Sellers' Solicitors a copy of the duly signed minutes of the meeting of the board of directors of the Purchasers and the Purchasers' Guarantor authorising the execution of this Agreement and the Deed of Covenant.

                                   SCHEDULE 4

                                   WARRANTIES

In this Schedule 4 (Warranties), references to the "Company" are references to the Companies and the Subsidiaries individually.

Part 1 - General Warranties

1.       COMPANY RETURNS AND RECORDS

1.1      Particulars of the Company

         The particulars of the Company and the Shares set out in Schedule 1 are true and complete.

1.2      Memorandum and articles of association

         The copies of the memorandum and articles of association or other statutes and bye-laws of the Company contained in the Disclosure Letter are complete and contain all alterations or amendments made thereto prior to the date of this Agreement and fully set out all of the rights and restrictions attaching to each class of shares and loan capital of the Company.

1.3      Compliance with companies legislation

         The Company has complied in all respects with the Companies Act (or relevant equivalent legislation in the jurisdiction in which it is incorporated as are or have been in force) and all returns, particulars, resolutions and other documents required under any such legislation to be delivered on behalf of the Company to any governmental or other competent authority have been properly made and delivered.

1.4      Statutory books

         The register of shareholders and other statutory books and records of the Company have been properly kept and are in the possession or under the control of the Company.

1.5      Company validly existing

         The Company is duly organised and validly exists under the laws of the country and state in which it is incorporated and has all requisite corporate powers and authority to own its properties and to carry on its business as presently conducted.

2.       SHARES AND SHARE CAPITAL

2.1      Shares comprise all allotted and issued share capital

         The Shares (or, in the case of the Subsidiaries, the shares shown in Part 2 of Schedule 1) comprise the whole of the allotted and issued share capital of the Company and all of them have been properly allotted and issued and are fully paid up.

2.2      No options or conversion rights

         No person has the right to call for the issue of any share or loan capital of the Company under any option or other agreement or under any conversion rights and there is not now, and there is no agreement, arrangement or obligation (actual or contingent) to create, any Encumbrance over any shares in the Company (whether or not issued). The Company has not received written notice that any person is alleged to be entitled to any Encumbrance in relation to any of the shares in the Company (whether or not issued).

2.3      No repayment or redemption of share capital

         The Company has not since the Balance Sheet Date repaid or redeemed or agreed to repay or to redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof or capitalised or agreed to capitalise in the form of shares or debentures or other securities or in paying up any amounts unpaid on any shares debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolution to do so and the Company has not received written notice that any person has or is entitled to claim any right (actual or contingent) to call for repayment or redemption of any share capital or loan capital of the Company.

2.4      Legal and Beneficial Ownership

         Powell Duffryn Holdings BV is the sole legal and beneficial owner of the Shares in Geesink Group BV, Powell Duffryn (International) Limited is the sole legal and beneficial owner of the Shares in Norba AB and Powell Duffryn Investments Limited is the sole legal and beneficial owner of the Shares in Geesink Norba Limited.

2.5      Transactions at an undervalue

         None of the shares in the Company was, or represents assets which were, the subject of a transfer at an undervalue (within the meaning of Section 238 or 239 of the Insolvency Act 1986) or any other transaction capable of being set aside or varied under any insolvency laws within the past five years. This Warranty shall not apply in relation to Norba AB and its Subsidiaries prior to their acquisition in accordance with the Norba Agreement.

3.       SUBSIDIARIES, PARTNERSHIPS ETC.

3.1      No subsidiaries other than the Subsidiaries

         The Companies have no subsidiaries other than the Subsidiaries and are not the legal or beneficial owner of any shares or other securities or capital of any other company or corporation other than the Subsidiaries whether limited or unlimited and whether incorporated in the United Kingdom or elsewhere.

3.2      No partnership

         The Company is not a member of any partnership or other unincorporated association and, save for the branches of Geesink BV in Germany, Italy, Spain and France, has no place of business, branch or permanent establishment other than in the country of its incorporation.

3.3      Details of Subsidiaries

         The particulars of the Subsidiaries set out in Schedule 1 are true and complete and the whole of the issued share capital of each Subsidiary is beneficially owned by the relevant Company free from all liens, charges, encumbrances, rights of pre-emption or other equities or third party rights of any nature whatsoever.

4.       ACCOUNTS

4.1      Consolidated Accounts

         The Consolidated Accounts:

         (a) were prepared in accordance with GAAP on a consistent basis with the financial year ending 31 March 2000; and

         (b) show a true and fair view of the assets, liabilities and state of affairs of the Group and the profits and losses and cash flows of the Group for the financial year ended on the Balance Sheet Date;

         having regard to the fact that such Consolidated Accounts do not constitute statutory accounts as the Group does not constitute a group for the purposes of the Companies Act.

4.2      Exceptional Items

         The results shown in the Consolidated Accounts have not (except as disclosed therein) been affected by any extraordinary, exceptional or non-recurring item.

4.3      Management Accounts

         The Management Accounts have been honestly and carefully prepared on bases consistent in all material respects with those employed in the preparation of the Consolidated Accounts and are not misleading.

4.4      Amounts due to Powell Duffryn Holdings B.V.

         The item shown in the Consolidated Accounts as "amounts due to Powell Duffryn Holdings B.V. in respect of administrative expenses" includes only obligations arising to Powell Duffryn Holdings BV in respect of salary and other remuneration payments of an employee of a member of the Group or other properly incurred administrative expenses settled by such person which are customarily recharged by a member of the Group.

5.       EVENTS SINCE BALANCE SHEET DATE

         Since the Balance Sheet Date:

         (a) the Company has carried on its business in the ordinary and usual course with a view to maintaining the same as a going concern and with a view to maintaining its goodwill and business relationships;

         (b) the Company has not entered into, modified or terminated any contract material to the Group as a whole (other than in the ordinary course of business);

         (c) the Company has not created, allotted, issued, repaid or redeemed any share or loan capital;

         (d) no distribution of capital or income has been declared made or paid in respect of any share capital of the Company except as provided in the Accounts and no resolution has been passed by the Company having similar effect;

         (e) there has been no, and the Management Accounts taken in isolation do not constitute a, material adverse change in the financial position of the Group and, so far as the Seller is aware, no event, fact or matter has occurred or is likely to occur which will or is likely to give rise to any such change;

         (f) the Company has not made any capital expenditure or incurred any capital commitments which are now outstanding in excess of
                  (E)75,000 in respect of any one item or (E)500,000 in total;

         (g) the Company has not acquired or disposed of or agreed to acquire or dispose of any substantial part of its business or undertaking except in the ordinary course of business;

         (h) the Company has continued to pay its creditors in the ordinary course of its business in accordance with past practice;

         (i) the Company has not (conditionally or unconditionally) agreed to do any of the things referred to in any of the foregoing paragraphs; and

         (j) the Company has not altered its methods of calculating interest in respect of any Inter Company Debt.

6.       ASSETS OF THE COMPANY

6.1      Status of assets

         Except for trading stock disposed of in the ordinary course of business or assets acquired subject to retention or reservation of title by the supplier or manufacturer in the ordinary course of business, all the assets included in the Consolidated Accounts and all assets which have been acquired by the Company since the Balance Sheet Date are:

         (a) legally and beneficially owned by the Company free from and clear of all Encumbrances (but excluding liens, retention of title and other similar encumbrances arising in the ordinary course of business);

         (b) not the subject of any hire purchase, leasing, lease purchase or credit-sale agreements, agreements for conditional sale or sale by instalments; and

         (d)      in the possession of or under the control of the Company.

6.2      No hire agreements

         The Company is not a party to, or liable under, a lease, hire, hire purchase, credit sale, deferred payment or conditional sale or purchase agreement where the total amount outstanding under such agreement is in excess of (E)75,000, except for those agreements details of which are set out in the Disclosure Letter.

6.3      Plant

         All plant, machinery, vehicles and office equipment owned or used by the Company complies in all respects with all relevant statutes and regulations and is in reasonable repair and has been regularly maintained having regard to normal wear and tear and to the extent to which it is currently being used and is capable of being used to the extent to which and for the purposes for which it is currently being used in the business of the Company.

6.4      Stock and Raw Materials

         Save as provided in the Consolidated Accounts and the Management Accounts, the Stock held or ordered by the Company is reasonably adequate, but not excessive, to satisfy the current and anticipated demands of the business of the Company (having regard to normal seasonal demand patterns), is of satisfactory quality, includes no obsolete, obsolescent or slow moving items and the Stock comprising finished goods is readily realisable and saleable at normal selling prices in the ordinary course of business.

6.5      Debts collectable

         All of the debts shown in the Consolidated Accounts or the Management Accounts have realised (or will realise within a period of three months from their due dates) their full value in the ordinary course of collection less any provision for bad or doubtful debts included in the Consolidated Accounts or the Management Accounts.

6.6      No Factoring

         The Company has not factored, sold or discounted any of its debts nor agreed to do so.

6.7      No Debts

         There are no debts owing by or to the Company other than debts which have arisen in the ordinary course of business nor has the Company lent any money which has not been repaid.

7.       LIABILITIES AND BANK ACCOUNTS

7.1      No borrowings

         Except as disclosed in the Consolidated Accounts, the Management Accounts or in the Disclosure Letter the Company did not have outstanding any loan capital, borrowing or indebtedness in the nature of borrowing, including any bank overdrafts or liabilities under acceptances (other than normal trade bills) or acceptance credits as at the close of business on the day two Business Days prior to the date of this Agreement.

7.2      No default under borrowing agreements

         No event has occurred which constitutes an event of default under any agreement relating to borrowing or indebtedness in the nature of borrowing or which would lead to any security constituted or created in connection with any borrowings or indebtedness in the nature of borrowing, guarantee, indemnity or other obligation of the Company becoming enforceable.

7.3      Separate bank accounts

         The bank accounts of the Company are operated separately from the bank accounts of any other person (including any member of the Group) and there is no right of set off against moneys in the Company's bank accounts for the liabilities of any other person (including any member of the Group).

7.4      Guarantees and indemnities

         No guarantee or indemnity has been given by the Company in respect of the obligations or liabilities of any other person (including any member of the Group), or by any other person (including any member of the Group) in respect of any obligation or liability of the Company.

7.5      Grants and allowances

         Details of all investment grants and similar payments or allowances received by the Company from any government authority are set out in the Disclosure Letter and the Company has not done or omitted to do anything which could result in all or any part of any such grant, payment or allowance becoming repayable or being forfeited.

7.6      Foreign Exchange Transactions

         The Disclosure Letter sets out all outstanding contracts for the sale or purchase of foreign exchange which involve payment by any members of the Group of a gross sum in excess of (E)5,000.

8.       INSOLVENCY

8.1      No winding up petition

         No order has been made or petition presented or resolution passed for the winding up of the Company or for an administration order in respect of the Company nor has any distress execution or other process been levied on any of its assets nor has it stopped payment nor is it insolvent or unable to pay its debts for the purposes of Section 123 of the Insolvency Act 1986.

8.2      No receiver

         No administrative receiver or receiver and manager of the business or assets of the Company or any part thereof has been appointed by any person and there is no unfulfilled or unsatisfied judgment or court order outstanding against the Company.


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8.3      No arrangements

         The Company has not at any time been a party to or subject to or applied for:

         (a) the sanctioning under section 425 of the Companies Act of a compromise or arrangement between it and any such persons as are mentioned in that section or the making of any other compromise with its creditors;

         (b) crystallisation of any floating charge created by it or the occurrence of any event which causes, or with the giving of any notice or making of any demand would cause, such crystallisation;

         (c) the appointment of any receiver (including any administrative receiver, as defined in the Insolvency Act 1986) over all or any or any part of its property or assets;

         (d) an encumbrancer taking possession of, or otherwise enforcing his security over, all or any or any part of its property or assets;

         (e) the levying of any distress, execution, charging order, garnishee or other process over all or any or any part of its property or assets;

         (f) the failure by it to fully satisfy any judgment (monetary or otherwise) outstanding against it in circumstances in which the judgment creditor has a present right to execute or enforce such judgment;

         (g) the issue, filing or service of any petition, application, notice, advertisement, demand, proceedings, process, circular or communication, the covering of any meeting, or the taking of any steps, or the existence of any circumstances, which may lead to the occurrence of any of the foregoing events; or

         (h) the occurrence of any event under the laws of any jurisdiction, other than England and Wales, which is analogous to any of the foregoing events.

9.       RECORDS, ETC.

         Books and records of the activities of the Company have been maintained at all material times in accordance with the law of the country of incorporation of the Company.


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10.      CONDUCT OF BUSINESS

10.1     Permits

         All necessary licences, consents, permits, approvals and authorities (public and private) have been obtained by the Company to enable the Company to carry on its business lawfully in the places and in the manner in which such business is now carried on and all such licences, consents, permits, approvals and authorities are valid and subsisting and so far as the Sellers are aware the Company is not in breach of the same and the Sellers are not aware of any reason why any of such licences, consents, permits, approvals and authorities should be suspended, cancelled, modified or not renewed.

10.2     No powers of attorney

         There are not in force any powers of attorney given by the Company, other than (i) powers of attorney given in the normal course of business in relation to the prosecution and maintenance of Intellectual Property and (ii) powers of attorney given to directors or employees of the Group permitting them to transact business on behalf of a Company in accordance with authority limits set out in the Finance Manual.

10.3     No litigation

         Save for the collection of small debts in the ordinary course and for minor road traffic offences, the Company is not engaged in any suits, actions, legal or arbitration proceedings where the amount claimed is in excess of (E)100,000 or governmental investigations and the Sellers have not received written notice that any such suit, action, legal or arbitration proceedings or governmental investigations are pending or threatened against or by the Company. There is no outstanding judgment, order, decree, award or decision of a court, tribunal, arbitrator or other person in any jurisdiction against the Company or a person for whose acts or defaults the Company may be liable.

10.4     No breach of statutory requirements

         So far as the Sellers are aware, the Company has not done or omitted to do anything in breach of any relevant statutory requirement bye laws or regulations of the United Kingdom or elsewhere applicable to it or its business where such contravention will have an adverse effect on the continued operation of the business of the Company.


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10.5     No restrictions on business

         Other than written distribution agreements or agency agreements or dealership agreements or licence agreements in the ordinary course, no part of the business of the Company is carried on under the agreement or consent of a third party nor is there any agreement which restricts the fields or countries in which the Company carries on business.

10.6     Substantial dependence

         In the 12 months prior to the date of this Agreement no customer of the Company (including, for this purpose, any person in any way connected with such customer) or supplier to the Company (including, for this purpose, any person in any way connected with such supplier) accounted for more than 5 per cent of the aggregate amount of purchases from or supplies to the Group as a whole.

10.7     Customers and suppliers

(1) So far as the Sellers are aware, in the 12 months prior to the date of this Agreement, the Group has had no reason to believe that:

         (a) any material customer (that is a customer who accounted for more than 50 refuse collection vehicles (with or without chassis) in relation to Geesink Group BV, its subsidiaries and Geesink Norba Limited or 25 refuse collection vehicles (with or without chassis) in relation to Norba AB and its subsidiaries in each case during any of the seven years prior to the date of this Agreement) has ceased, or in the case of persons who continue to be customers of the Company has indicated that it will cease purchasing refuse collection vehicles (with or without chassis) from the Company; or

         (b) any material supplier (that is a supplier who accounted for more than 5 per cent of the aggregate amount of supplies to the Group as a whole during the last 12 months or the exclusive supplier of any supplies) has ceased or, in the case of persons who continue to be suppliers of the Company has indicated that it will cease supplying the Company.

(2) So far as the Sellers are aware, no such customer or supplier is likely, by reason of completion of this Agreement, to cease purchasing from or supplying the Company.


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         This Warranty 10.7 shall not apply in respect of purchases/supplies which occurred in relation to Norba AB and its Subsidiaries in respect of any period prior to the Completion of the Norba Acquisition Agreement.

10.8     Sale or return
         The Company has not accepted any liability or obligation to take back any goods, which remains outstanding at the date of this Agreement, the value of which would exceed (E)100,000 in the aggregate.

10.9     Customer complaints

         Details of all outstanding customer claims, in respect of defective products or alleged defective products made to the Company in the 12 months preceding the date of this Agreement are set out in the Disclosure Letter where the subject of the complaint exceeds
         (E)45,000.

10.10    Trade associations

         Details of all trade associations of which the Company is a member are set out in the Disclosure Letter.

11.      INTELLECTUAL PROPERTY

11.1     Company Intellectual Property

         Schedule 2 (Company Intellectual Property) contains a complete and accurate list of all registrations and all applications for registration or grant which are comprised in the Company Intellectual Property.

11.2     Company Intellectual Property - Registrations etc

         All Company Intellectual Property:

         (a) is vested in or granted to or applied for in the name of a member of the Group;

         (b) where registered, all such registrations have been maintained by the payment of all applicable fees;

         (c)      is so far as the Sellers are aware valid and enforceable; and


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         (d)      insofar as the same consists of registered trade marks, none has remained unused for a continuous period of 5 years as at the date hereof; and

         (e) so far as the Sellers are aware, nothing else has been done or omitted to be done by a member of the Group which could or might derogate from the validity and enforceability of the Company Intellectual Property.

11.3     No notice of infringement

         So far as the Sellers are aware, the Company is not now infringing nor has it at any time in the last 6 years infringed the Intellectual Property of any third party. The Company has not received written notice of any infringement allegations. So far as the Sellers are aware, no person is infringing or has infringed during the last 6 years any of the Company Intellectual Property.

11.4     No objections

         No written notice of opposition, objection or challenge as to the proprietorship or validity of any Company Intellectual Property has been received by the Company.

11.5     Express licences to third parties

         Copies or details of all express licences granted to third parties by the Company in relation to Company Intellectual Property are set out in the Disclosure Letter.

11.6     Express licences from third parties

         Copies or details of all express licences of Intellectual Property granted to the Company by third parties, but excluding in any event licences of non-bespoke software, are set out in the Disclosure Letter.

11.7 Neither the Company nor any party with which the Company has contracted is in breach of or has breached any licence, sub-licence or assignment granted to or by the Company in respect of any Company Intellectual Property.

11.8     Employees/Consultants

         There are no outstanding or potential claims against the Company under any contract relating to employee compensation for inventions, or under the provisions relating to employee compensation under the Patents Act 1977 and no employee is entitled to any award or compensation in respect thereof under the Patents Act 1977. All


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         Intellectual Property brought into existence by employees of the
         Company acting in the course of their employment which is currently being used by the Company, is owned by the Company, whether by virtue of express agreements to this effect or by operation of law. No consultant of the Company is claiming to own any Intellectual Property which is used by the Company (other than where the Company has an express licence to use the same).

11.9     Trading name

         The Company does not use any corporate, business or trading name other than those set out in the Disclosure Letter.

11.10    Confidential Information

         The Company:

         (a) has not divulged and is not obliged to divulge any Confidential Information to any person, other than to its employees for the purpose of carrying on its business or on written terms of confidence entered into in the ordinary course of its business; and

         (b) is not a party to any agreement or subject to any duty which restricts the free use or disclosure by the Company of any of the Confidential Information.

11.11    Data Protection Act

         The Company has, if required to do so under the Data Protection Act 1998, duly notified under that Act in respect of all relevant aspects of the business of the Company and has, so far as the Sellers are aware, complied with the data protection principles as set out in that Act.

11.12    IT definitions

         In Warranties 11.13 to 11.18:

         "Hardware" means all computer hardware, related peripherals and equipment and apparatus, in each case, owned or used by the Company and necessary in all material respects for the continued operation of the business of the Group in substantially the same manner as carried on at the date of this Agreement;


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         "Owned Software" means all Software in which the Company owns
         Intellectual Property;

         "Software" means all computer programs, whether in object or source code and their associated documentation and preparatory design materials, in each case, owned or used by the Company and necessary in all material respects for the continued operation of the business of the Group in substantially the same manner as carried on at the date of this Agreement; and

         "System" means the Hardware and Software.

11.13    Software specifications

         So far as the Sellers are aware, all Software conforms in all material respects with its specification;

11.14    Source code

         The Company has in its possession and control all source code relating to the Owned Software, or such source code is subject to an escrow agreement. Copies of all software source code escrow agreements to which the Company is a party are disclosed.

11.15    Back-up copies

         The Company's procedures for preventing unauthorised access to the System, and for taking and storing on-site and off-site back-up copies of the Software and any data owned or used by the Company are disclosed.

11.16    Maintenance agreements

         Copies of all agreements under which the System is maintained and supported, which involve an annual expenditure of (E)5,000 or more are disclosed.

11.17    Material breakdowns etc

         During the 12 months prior to the date of this Agreement, the System has operated without any material breakdown or material interruption.


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11.18    Viruses etc

         So far as the Sellers are aware, reasonable steps have been taken by the Company with a view to avoiding viruses and other extraneously introduced malfunctions infecting the System.

12.      CONTRACTS, COMMITMENTS, ETC.

12.1     Material contracts

         All the contracts to which the Company is a party were entered into in the ordinary course of business of the Company and were negotiated on an arm's length basis.

12.2     No material breach of contract by Company

         So far as the Sellers are aware, each contract to which the Company is now a party is now valid and subsisting and the Sellers are not aware of any subsisting breach of any of them which could lead to a claim for compensation, damages, specific performance or an injunction being made against the Company or which would entitle a third party to call in any monies before the normal due date, which will in any such case materially adversely affect the business of the Company. For the purposes of this paragraph 12.2, the business of the Company shall be deemed to be materially adversely affected if the amount that would otherwise be recoverable arising from an individual breach as aforesaid is (E)100,000 or more.

12.3     No grounds for termination of contract

         The Sellers are not aware of the invalidity of or any grounds for rescission, avoidance or repudiation of any agreement or other transaction to which the Company is a party and the Company has not received notice of any intention to terminate any such agreement or repudiate or disclaim any such transaction.

12.4     No default by other contracting parties

         So far as the Sellers are aware, no party with whom the Company has entered into any contract or arrangement is in material default of it. For the purposes of this Paragraph 12.4 a material default shall be deemed to be an individual default where the amount that would otherwise be recoverable as a result of that default is (E)100,000 or more.


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

12.5     No termination as a result of this Agreement

         The Company is not a party to any contract which is material to the financial or trading condition of the Group taken as a whole which, by reason of the sale of Shares or any provision of this Agreement, under its express terms thereof gives to any other contracting party the right to terminate such contract.

12.6     No breach as a result of the acquisition

         The acquisition of the Shares by the Purchaser or the entry into, compliance with or completion of this Agreement will not:

         (a) result in a breach of, or constitute a default under any order, judgment or decree of any court or agency by which the Company is bound or to which it is subject;

         (b) result in a breach of or constitute a default under any agreement or arrangement (other than agreements or arrangements with customers or suppliers) to which the Company is a party the value of which exceeds (E)100,000 or entitle any person to terminate any such agreement or arrangement or unilaterally amend such agreement or arrangement to the detriment of the Group; or

         (c) so far as the Sellers are aware, cause or be likely to cause any officer or senior employee of the Company to leave his employment.

12.7     Finder's Fee etc.

         No person has received or is entitled to receive from the Company any fee or benefit (including (without limitation) any finder's fee, brokerage or commission) or the reimbursement of any expense in connection with this Agreement.

12.8     Onerous contracts

         So far as the Sellers are aware, the Company has not accepted any order for the supply of any product to be delivered after 31 March 2001 which, at the date of acceptance of that order, would give rise to any loss against the Company's standard cost after taking account of any penalties for late delivery.


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

12.9     Agency, distributorship, agreements.

         Details of all subsisting material agency, distributorship and franchise agreements are disclosed.

12.10    Partnerships and joint ventures

         The Company is not currently and (so far as the Sellers are aware) has never been a member of any partnership, joint venture, consortium or other unincorporated association (other than the trade associations full details of which are set out in the Disclosure Letter) nor (so far as the Sellers are aware) has it agreed to become a member of any such body.

12.11    Norba Agreement

         Neither Norba AB nor any of its Subsidiaries have received payment from any third party such that Powell Duffryn (International) Limited would be obliged to make any payment to Partek Cargotec AB in accordance with clause 12.2 of the Norba Agreement, which payment to Partek Cargotec AB remains outstanding.

13.      INSURANCE

13.1     Policies

         Details of all the material insurance policies in which the Company has an interest are set out in the Disclosure Letter.

13.2     Premiums paid

         In respect of all of the Company's insurance policies:

         (a)      all premiums have been paid up to date;

         (b) all the policies are in full force and effect and will be maintained in full force and effect without alteration up to Completion;

         (c) so far as the Sellers are aware, there are no circumstances which could lead to any liability under any of the policies being avoided or any policy defence raised by the insurers or to any of the policies being revoked or rendered void or voidable;


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         (d)      there are no outstanding claims in excess of (E)42,000 under any of the policies and, so far as the Sellers are aware, there are no circumstances which are likely to give rise to any such claim;

         (e) no policy defences have been raised against any claim currently outstanding under such policies notified to the insurers (excluding, for the avoidance of doubt, specified deductibles); and

         (f) so far as the Sellers are aware, all incidents likely to give rise to a claim under the Company's insurance policies have been notified to the Company's insurers.

14.      CONTRACTS WITH CONNECTED PERSONS

14.1     Related Party

         There is not outstanding, and there has not at any time during the last 6 years been outstanding, any contracts, arrangements or understandings to which any member of the Group or their Associates is, or was, a party and in which any member of the Seller's Group or their respective Associates is, or was, interested, other than in respect of the Inter-Company Debt and Inter-Company Loans.

14.2     No significant interest

         None of the Sellers nor the directors of the Company or any of their respective Associates has any interest, direct or indirect, in any business which competes with that now carried on by the Company except as registered holder or beneficial owner of less than 3 per cent of any class of securities listed on a recognised investment exchange.

15.      EMPLOYEES

15.1     Details of employees

         In relation to each employee of the Company there are contained in the Disclosure Letter particulars or copies of:

         (a) any standard form of particulars of employment applicable and issued to employees;


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

         (b) any written service or employment agreement for employees with a basic salary in excess of
                  (E)75,000;

         (c) his name, age, sex, job title and date of commencement of employment (including any employment with a previous employer which counts as continuous employment for the purposes of any relevant employment legislation in the jurisdiction in which the Company is incorporated);

         (d) his rate of remuneration, bonus and commission, any other material benefit of any kind to which he is entitled or which is regularly provided or made available to him and his period of notice; and

         (e) any collective agreement or official collective bargaining agreement affecting his terms of employment, including disciplinary or grievance procedures and any procedures to be followed in the case of redundancy or dismissal.

15.2     No employee benefits

         The Company has no profit-sharing, share option or share incentive schemes or other employee benefit plans in relation to any employee and no collective bargaining agreements or agreements or arrangements with any trade unions or works council established pursuant to the EC Works Council Directive (94/45) relating to the employees or other bodies representing employees except for those agreements currently in place between the Company and AEEU at Llandrisant and with the staff representative body at Ellesmere Port copies of which agreements are contained in the Disclosure Letter.

15.3     All obligations fulfilled

         So far as the Sellers are aware, the Company has complied with, discharged and fulfilled all requirements, liabilities and obligations (whether statutory or contractual) in relation to its employees including all relevant legislation and codes of practice under any applicable laws in relation to employment or employees and has paid all relevant social security and national insurance contributions.

15.4     Notice periods

         No employee or officer of the Company is entitled to more than three months' notice to terminate his employment or engagement nor to any compensation (other than statutory compensation) on termination of his employment or engagement except as


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
         provided for under mandatory law and/or collective bargaining agreements in the relevant jurisdiction.

15.5     Amounts owed

         There are no amounts owing by any of the Company's employees to the Company.

15.6     No claims

         No employee or officer or former employee or officer of the Company has notified the Company in writing of any claim (including but not limited to any claim in respect of an industrial accident) or grounds for such a claim against the Company nor, so far as the Sellers are aware, is there any likelihood of or grounds for such a claim being made where such claim or potential claim remains outstanding

15.7     No disputes

         The Company is not involved in any industrial dispute nor, so far as the Sellers are aware, is any such dispute threatened or pending.

15.8     Formal recognition

         No independent trade union has served or, so far as the Sellers are aware, has indicated any intention to serve a request for formal recognition under the provisions of Schedule A1 of the Trade Union and Labour Relations (Consolidation) Act 1992.

15.9     Termination of Employment

         No current officer or employee of the Company has given or received written notice terminating his employment or engagement or is under notice of dismissal or on maternity leave, paternal leave or long term sick leave.

15.10    No compromise agreements

         The Company has not entered into any compromise agreement with any current or former officer or employee under which any payment is or will be due to such officer or employee or to any person or body on his behalf.

15.11    No contracts for service

         There are no subsisting contracts (other than service or employment agreements) in favour of any employee, director or officer of the Company, and no subsisting


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         contracts for the provision by any individual of any consultancy services to the Company.

16.      PENSIONS

16.1 Paragraphs 16.2 to 16.16 only apply or refer to pension arrangements operating in respect of Employees employed in the United Kingdom.

16.2     For the purposes of paragraphs 16.2 to 16.16:

         "Employee" means a director or employee or former director or employee of Geesink Norba Limited or Norba Limited;

         "Lacre Scheme" means the Lacre PDE Limited Pension Fund & Life Assurance Scheme;

         "Norba Scheme" means the Norba Limited Retirement and Death Benefit Scheme by a declaration of trust dated 24 March 2000;

         "PD Plan" means the PD Pension Plan established by a trust deed dated 30 March 1949;

         "Pension Schemes" means the PD Plan and the Norba Scheme.

16.3 Other than the Pension Schemes and the Lacre Scheme there are not in operation at the date of this Agreement and no proposal has been announced to enter into make or establish a superannuation, pension, life assurance, death benefit scheme or arrangement (whether approved or not) in respect of which either Geesink Norba Limited or Norba Limited has any legally binding liability to contribute or an obligation to any of its Employees or their dependants.

16.4 Details of the Pension Schemes have been disclosed to the Purchasers in the form of true and complete copies of:

         (a) the trust deed and rules or declaration of trust or other such document currently governing the Pension Schemes;

         (b) the current explanatory booklets issued to an Employee who is or may become a member of either of the Pension Schemes;

         (c) the audited accounts of the Pension Schemes for the last scheme year; and


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

         (d) a list of the Employees who are members of the Pension Schemes together with sufficient data to enable the Purchaser to ascertain their benefit entitlements under the Pension Schemes.

16.5 No discretion or power has been exercised under either of the Pension Schemes in respect of an Employee to augment benefits, admit to membership a person who would not otherwise have been eligible for admission to membership, provide a benefit which would not otherwise be provided or pay a contribution which would not otherwise have been paid.

16.6 No plan, proposal or intention to amend, discontinue (in whole or in part) or exercise a discretion in relation to either of the Pension Schemes has been communicated to an Employee who is a member of either of the Pension Schemes.

16.7 All contributions (including fees, charges and expenses of whatever nature) which are payable by Geesink Norba Limited or Norba Limited under the Pension Schemes and all contributions dues from members of the Pension Schemes have been duly made and remitted and Geesink Norba Limited or Norba Limited has fulfilled all its obligations in respect of the Pension Schemes. All employer and member contributions due to the Norba Scheme have been paid to the trustees in accordance with the payments schedule (as required by, and defined in, section 87 of the Pensions Act 1995).

16.8 The Pension Schemes are both exempt approved schemes within the meaning of section 592 of the ICTA and the Sellers are not aware of any matter which might give the Inland Revenue reason to withdraw approval.

16.9 The PD Plan is a contracted-out scheme within the meaning of the Pension Schemes Act 1993 and is contracted-out on a mixed benefit basis.

16.10 The Norba Scheme is a contracted-out scheme within the meaning of the Pension Schemes Act 1993 and is contracted-out on a money-purchase basis. The Norba Scheme is administered in accordance with the contracting-out requirements of the Act.

16.11 No undertaking or assurance has been given to any Employee about the continuation of the Pension Schemes or any alteration or exception from their terms or the increase or improvement of benefits or the exercise of any discretion.


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16.12    No Employee or former Employee has been:

         (a)      excluded from membership of the Pension Schemes; or

         (b)      provided with different benefits under the Pension Schemes because of their sex or because they are or were employed on a part-time basis and no transfer payment has been received from another pension arrangement which provided different benefits for such a reason.

16.13 Each benefit (except a refund of contributions) payable under the Norba Scheme on the death of a member of that Scheme or during periods of sickness or disability of the member is, at the date of this Agreement, fully insured under a policy of insurance with an insurance company of good repute.

16.14 There is no civil, criminal, arbitration, administrative or other proceeding or dispute (which includes, without limitation, contact with OPRA or OPAS or the Pensions Ombudsman) concerning the Norba Scheme by or against the trustees or administrator of the Norba Scheme or Norba Limited and the Sellers are not aware that any is pending or threatened.

16.15 The Norba Scheme complies in all material respects with the requirements of the Pensions Act 1995.

16.16 The winding up of the Lacre Scheme has commenced and Geesink Norba Limited has no liability to pay any contributions, fees, charges or expenses of whatsoever nature (including any liability under section 75 of the Pensions Act 1995) in respect of the Lacre Scheme.

16.17 Paragraphs 16.17 to 16.20 apply to pension arrangements operating in respect of Employees employed outside the United Kingdom. These provisions do not derogate from any specific provisions concerning non-UK pensions made elsewhere in this agreement.

16.18 "Non-UK Pension Arrangements" means any superannuation, pension, life assurance, death benefit scheme or arrangement in respect of any employee or employees of the Company employed outside the United Kingdom (or any former employees of the Company employed outside the United Kingdom) other than state or other mandatory arrangements.


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         "Contributions" includes any contributions payable in respect of the
         Non-UK Pension Arrangements together with fees, charges and expenses of whatever nature.

16.19 There is not in operation at the date of this Agreement and no proposal has been announced to enter into make or establish any Non-UK Pension Arrangement other than those arrangements which have been disclosed to the Purchasers in writing.

16.20 All contributions which are payable by the Company to or in respect of the Non-UK Pension Arrangements and all contributions due from employees have been duly made and remitted.

17.      TAXATION MATTERS

17.1     Taxation paid

         The Company has duly and punctually paid all Taxation which it is or has been liable to pay or account for prior to the date of this Agreement. The Disclosure Letter sets out with specific reference to this paragraph all payments of corporation tax payable by the Company pursuant to the Corporation Tax (Instalment Payments) Regulations 1998 or otherwise within the period of 9 months after Completion.

17.2 The Company has duly and punctually made and filed all returns which ought to have been filed and has given or delivered all notices and accounts and information which on or before the date of this Agreement ought to have been made, given or delivered for the purposes of Taxation or which have been assumed to have been made, given or delivered for the purposes of the Accounts, and all such returns, notices, accounts and information were and will remain at Completion true, complete and accurate in all material respects and none of them is yet to be determined by or is subject to agreement with any Taxing Authority.

17.3     No disputes

         There is no material dispute or disagreement outstanding nor so far as the Seller is aware are there any circumstances at the date of this Agreement which may give rise to such dispute or disagreement with any Taxing Authority in respect of the Company.


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17.4     No substitution of consideration

         The Company has not in the six years ending on the date of this Agreement carried out or been engaged in any transaction or arrangement in respect of which there has been or may be substituted for the consideration given or received by it (including at nil consideration) a different consideration for Taxation purposes.

17.5     Residence

         The Company has since its incorporation been resident for the purposes of Taxation in its country of incorporation only and (a) has not been resident in any other jurisdiction for Taxation purposes, (b) has never paid or become liable to pay Taxation on income, profits or gains to any Taxing Authority outside that country of incorporation or become liable to register for the foreign equivalent of VAT outside that country of incorporation and (c) has never traded outside that country of incorporation through a permanent establishment, branch or agency (save for the branches of Geesink BV in Germany, Italy, Spain and France).

17.6     Company registered under VATA

         The Company is duly registered for value added tax purposes and has complied with all relevant provisions of VATA and regulations made or notices issued under any legislation relating to VAT.

17.7     Tax Provisions

         The provisions or reserves for Taxation in the Consolidated Accounts (other than deferred Taxation) are sufficient (on the basis of the rates of Taxation current at the date thereof) to cover all Taxation for which the Company was at the Balance Sheet Date or may after that date become or have become liable on or in respect of or by reference to any profits gains or income (whether deemed or actual) for any period ended on or before the Balance Sheet Date or in respect of any distribution or transaction made or entered into or deemed to be made or entered into on or before the Balance Sheet Date.

17.8 All payments made by the Company to any person which ought to have been made under deduction of Tax have been so made and the Company has (when required to do so) provided certificates of deduction to such persons and properly accounted to the relevant Taxing Authority in full for all amounts so deducted.


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17.9     The Company is not and has not within the last six years been the subject of an investigation audit or visit by any Taxing Authority; neither the Sellers nor the Company has at the date hereof been notified that any such investigation audit or visit is planned in the next twelve months.

17.10 The Company is not and will not become liable to pay or make reimbursement or indemnity in respect of or corresponding to Taxation in consequence of the failure by any other person to discharge that Taxation or amount within any specified period or otherwise, where such Taxation or amount relates to a profit, income or gain, transaction, event, omission or circumstance arising or deemed to arise in whole or in part prior to Completion.

17.11 The Company is not subject to any contractual liability to indemnify any person in respect of Taxation.

17.12 The Company has not engaged in or been party to any scheme or arrangement designed wholly or partly for the purpose of avoiding, deferring or reducing Taxation and no scheme or transaction of any nature has been carried out by or proposed in relation to the Company which has given rise or which could give rise to a charge to Taxation.

17.13 The Company has not been party to any preordained series of transactions containing one of more steps which have no commercial purpose other than avoiding, deferring or saving tax or the obtaining of a tax advantage.

17.14    General

         The execution or completion of this Agreement or any other event since the Balance Sheet Date will not result in any profit or gain being deemed to accrue to the Company for Taxation purposes.

17.15    Group Payment

         The Company has not been a party to any group arrangement for payment of liability to Tax.


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18.      PROPERTIES

18.1     Title

         The Properties comprise all the estate or interest of the Company in any land or premises.

18.2     Possession of deeds

         The Company has in it possession or under its control all duly stamped deeds and documents which are necessary to prove title to, or right of use of, the Properties.

18.3 The Company is in physical possession and actual occupation of the whole of the Properties on an exclusive basis and no right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party or has been granted or agreed to be granted to any third party.

18.4 The Company has good title to each of the Properties and so far as the Seller is aware there is nothing which renders the Properties unmarketable.

18.5 There are no agreements to give or create any encumbrances over the Properties and the Seller has disclosed in the Disclosure Letter all documents and other matters relevant to ascertaining what encumbrances affect each of the Properties.

18.6 None of the Properties nor the Company as owner or occupier thereof enjoys precariously any right, easement or privilege the withdrawal or cessation of which would have a detrimental effect on the use or continued use of any of the Properties for the purpose for which it is now used.

18.7 The Company has not received any written notice alleging failure to comply with all applicable statutory and other requirements relating to each of the Properties including requirements relating to planning, development, fire safety and health and safety at work and so far as the Sellers are aware there are no circumstances that might give rise to such notice being given.

18.8 The Company has not received any written notice from any lessor, government body or any other person alleging a breach of any of the following:

         (a) the covenants, conditions, restrictions or agreements or other matters subject to which any of the Properties are held;


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         (b)      the provisions or requirements of any permissions, licences, approvals, by-laws, orders, regulations or other requirements or obligations affecting or likely to affect each of the Properties or its current use;

         and, so far as the Sellers are aware, there are no circumstances that might give rise to the right for such persons to give any such notice.

18.9 So far as the Sellers are aware, none of the Properties nor the Company as owner or occupier thereof is affected by any of the following matters:

         (a)      any closing order, demolition order or clearance order;

         (b)      any enforcement notice;

         (c) any order or proposal either publicly advertised or of which written notice has been received for the compulsory acquisition or requisition of the whole or any part thereof or the modification of any planning permission or the discontinuance of any use or the removal of any building; or

         (d) any agreement with any planning authority, statutory undertaker or privatised utility or other public body or authority restricting the use or development thereof.

18.10 All development of each of the Properties has been carried out in all respects in accordance with the Planning Acts.

18.11 In respect of each of the Properties that are leasehold or held on licences:

         (a) each of the Properties is held under the terms of the lease or licence brief details of which are given in Schedule 6;

         (b) so far as the Sellers are aware, the Company has paid the rent, service charge and any other payment due under the lease or licence in full and duly observed and performed any covenants on the part of the tenant or licensee and the conditions contained in the lease or licence to a material degree; where "material degree" means to a degree where any claim available to the landlord in respect of any particular failure to observe and perform is worth less than 100,000 Euros and the landlord is not able unilaterally to determine the lease or licence as a result of any such failure;


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         (c)      all licences, consents and approvals required from the
                  landlord or licensor have been obtained and the covenants on the part of the tenant or licensee contained in the licences, consents and approvals have been duly performed and observed;

         (d)      there are no rent review negotiations currently in progress;
                  and

         (e) there are no unusual items of expenditure expected to be charged via the service charge in any lease or licence.

18.12 The Properties are not subject to any outgoings other than business rates and water rates and (in the case of those of the Properties that are leasehold or held on licences) the rent, insurance rent, service charges or licence fees payable under any lease or licence of any of the Properties and all outgoings have been paid and none is disputed.

18.13 There are no disputes affecting any of the Properties or their use and so far as the Sellers are aware there are no circumstances that might give rise to any.

18.14 There are no properties (other than the Properties) in respect of which the Company has any existing or contingent material liability, whether or not such properties were previously owned or occupied by the Company and including without limitation premises assigned or otherwise disposed of or in respect of which it guaranteed the liabilities of any third party or otherwise; where "material liability" means liability in excess of 100,000 Euros.

18.15 The current uses of the Properties are permitted under planning legislation.

19.      ENVIRONMENT

19.1     Compliance

         So far as the Sellers are aware, the Company has complied in all material respects with all Environmental Laws at the Properties which are applicable to the conduct of all or any part of the operations of the Company, and the Sellers have not received any material written formal complaint from any court or statutory body with legally enforceable powers in relation to the Environment, alleging any material non compliance with such Environmental Laws.


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19.2     So far as the Sellers are aware, there are no current circumstances that cause the Sellers to be in breach of any of the Environmental Laws or would cause them to be in breach were they to remain the owner of the Company.

19.3 So far as the Sellers are aware, there are no current circumstances affecting the Company that justify the imposition of any requirement by a competent authority in accordance with such authority's powers and obligations under the Environmental Laws which would if the requirement were not complied with result in there being a breach of Environmental Laws.

19.4 There are no past nor have the Sellers received any written notice of any pending or threatened, proceedings or claims against the Sellers brought under the Environmental Laws before any court, arbitrator or other competent body.

19.5 All necessary Environmental Permits required for the lawful and safe conduct of the business of the Company as carried out at the date of this Agreement have been obtained and maintained (including the meeting of any obligation to make payment in respect of the grant or subsistence of the Environmental Permits) by the Sellers. So far as the Sellers are aware, all conditions, restrictions and obligations contained in the Environmental Permits have been complied with and, so far as the Sellers are aware, there is no reason why any such Environmental Permits should be or may be revoked or amended.

19.6 No part of the Properties has been designated contaminated land within the meaning of section 57 of the Environment Act 1995 (or analogous legislation outside the United Kingdom) nor so far as the Sellers are aware:

         (a)      would any part of the Properties be so designated; nor

         (b) is any part of the Properties otherwise contaminated to any material degree (whether by the deposit, spillage or disposal or leaching of any hazardous or toxic material, or other pollutant or otherwise) and, so far as the Sellers are aware, as a result of any such contamination no part of the Properties represents a hazard to health or to the Environment assuming neither the Properties (nor any part of them) are developed or otherwise put to use in ways differing from the current operations carried out on the Properties.


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19.7     So far as the Sellers are aware:

         (a) there are no circumstances which will give rise or have in the past given rise to any liability (whether under statute or at common law) in nuisance in respect of the Properties or the operation of the business of the Company; and

         (b) the carrying on of the business of the Company has not interfered in any way with the extraction and use of ground water from aquifers.

19.8 So far as the Sellers are aware, no third party (including (without limitation) any previous owners of any part of the Properties) has committed any act which has resulted in any liability under Environmental Laws or under common law being incurred by that third party in respect of nuisance caused in relation to the Properties or the business of the Company.

19.9 The condition of the soil and groundwater at any of the Properties does not at the present time adversely affect the ability of the Company to carry on its business.

20.      HEALTH & SAFETY

20.1 So far as the Seller is aware, the Company has complied in all material respects with all applicable laws, regulations and legally binding and approved codes of practice made or issued by national or local government or by any regulatory body or by any court in each case with legally enforceable powers relating to the prevention of accidents and of injury to employees and to lawful and unlawful visitors to the Properties that are in existence at the date of this Agreement and are legally enforceable ("the Health and Safety Laws") both in respect of the activities undertaken at the date of this Agreement at the Properties and in respect of the Properties themselves at the date of this Agreement. For the purposes of this Paragraph 20.1 the Company shall be deemed not to have complied in a material respect with a particular Health and Safety Law if the amount that would otherwise be recoverable arising from that instance of non-compliance is
         (E)100,000 or more.

20.2 So far as the Sellers are aware, there are no outstanding prohibitions and/or improvement notices under the Health and Safety Laws affecting the Company, nor have there been in the past, and so far as the Sellers are aware there are currently no pending, proceedings against the Company under the Health and Safety Laws which have had or which would, with respect to any such pending proceedings, necessarily


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         in the event of a judgement, decision or order being unfavourable to the Company, adversely affect the financial or trading position of the Company.

20.3 There is in force a health and safety policy and, where appropriate, risk assessments, relating to the activities of the Company at each of the Properties which has been communicated to the employees and which are reviewed from time to time and which comply with the requirements of the Health and Safety Laws.

21.      COMPETITION

21.1 So far as the Sellers are aware, the Company is not and has not been directly or indirectly concerned in or a party to any agreement, arrangement, transaction or practice or pursued any course of conduct or done or omitted to do any act or thing which is :

         (a) capable of giving rise to an investigation by the Director General of Fair Trading under the Competition Act 1998 or the Fair Trading Act 1973 or a reference to the Competition Commission under the Fair Trading Act 1973;

         (b) in breach of any provision of the EC Treaty, the Fair Trading Act 1973, the Competition Act 1998, or any other competition or anti-trust law or legislation applicable in the United Kingdom or any other jurisdiction in which the Company carries on business; or

         (c) required to be filed with or notified to any person, or which is unenforceable or void or renders the Company or any of its officers or employees liable to administrative, civil or criminal proceedings, under any competition or anti-trust legislation applicable in the United Kingdom or any other jurisdiction in which the Company carries on business.



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                            Part 2 - Dutch Warranties

1.       TAXATION MATTERS

1.1 Geesink Group B.V. and its Dutch Subsidiaries are joint in the fiscal unity Powell Duffryn Holdings B.V. for corporate tax purposes and no liability for tax will arise for the period the Geesink Group B.V. and the Dutch Subsidiaries are included in the fiscal unity Powell Duffryn Holdings B.V., as a result of Geesink Group B.V. ceasing to form part of that fiscal unity as a result of the sale of the Shares in Geesink Group B.V. pursuant to this Agreement. Neither Geesink Group B.V. nor any of the Dutch Subsidiaries will be held liable pursuant to article 39 of the Collection Act ("Invorderingswet") for any liability to tax of Powell Duffryn Holdings B.V.

1.2 No asset, for which an investment premium or any other premium has been claimed in The Netherlands, has been disposed of by Geesink Group B.V. or any of the Dutch Subsidiaries.

1.3 The companies that have formed part of the fiscal unity of Powell Duffryn Holdings B.V. for Dutch corporate income tax purposes (Vennootschapsbelasting) have each fully duly and timely paid to Geesink Group B.V., Geesink B.V. or Powell Duffryn Holdings B.V., the corporate income taxes due on their share of the taxable profits up to the Completion Date that have been or will be taxed on fiscal unity level.

1.4 Neither Geesink Group B.V. nor any of the Dutch Subsidiaries has received a notice under section 49 of the Collection Act 1990.

1.5 Neither Geesink Group B.V. nor any of the Dutch Subsidiaries have contracted or for Dutch corporate income tax purposes will be deemed to have contracted one or more loans of which the interest charges have not been or will not be deductible for Dutch corporate income tax purposes.

1.6 The corporate income tax returns for the financial years 1999/2000 and 2000/2001 of the fiscal unity, to which Geesink Group B.V. and the Dutch Subsidiaries belonged, will be prepared on a basis which is consistent ("volgens een bestendige gedragslijn") with the corporate income tax returns filed for the years prior to 1999/2000.

1.7 No Dutch real estate transfer tax or Dutch capital tax is liable or may become liable to be paid by Geesink Group B.V. or any of the Dutch Subsidiaries as a direct result of any reorganisation imposed by the Guarantor or any member of the Guarantor's Group or as a direct result of Completion.


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                           Part 3 - Swedish Warranties

1.       SUBSIDIARIES, PARTNERSHIPS ETC.

         Norba AB's ownership of shares in the Swedish company Industriellt Utvecklingscentrum i Monsteras AB (registration number 556562-5018) does not imply any undertakings, financial or otherwise, of Norba AB. Furthermore, Industriellt Utvecklingscentrum i Monsteras AB is not a subsidiary (nor deemed to be a subsidiary in any respect) to Norba AB under Swedish law.

2.       INTELLECTUAL PROPERTY

         There are no outstanding or potential claims against the Company under any contract relating to employee compensation for inventions, or under the provisions relating to employee compensation under the Swedish Employee's Inventions Act of 1949 (lag 1949:345 on ratten till arbetstagares uppfinningar), the Swedish Copyright in Literary and Artistic Works Act of 1960 (lag 1960:729 om upphovsratt till litterara och konstnarliga verk) or the Swedish Design Protection Act of 1970 (monsterskyddslagen 1970:485) and no employee is entitled to any award or compensation in respect thereof under such legislation. All Intellectual Property brought into existence by employees of Norba AB acting in the course of their employment which is currently being used by Norba AB, is owned by Norba AB, whether by virtue of express agreements to this effect or by operation of law. No consultant of Norba AB is claiming to own any Intellectual Property which is used by Norba AB (other than where Norba AB has an express licence to use the same).

3.       PERSONAL DATA ACT

         So far as the Sellers are aware, Norba AB has to the extent required by the nature of its business complied with all regulations of the Swedish Personal Data Act (personuppgiftslagen 1998:204) and/or the Swedish Data Act (datalagen 1973:289).



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                           Part 4 - Spanish Warranties

1.       CORPORATE MATTERS

         Compliance with corporate legislation

         Geesink BV in respect of its branch in Spain has complied in all respects with the Spanish Commerce Code ("Codigo de Comercio"), Commercial Registry Regulations ("Reglamento del Registro Mercantil") and all returns, particulars, resolutions and other documents required under any such legislation to be delivered on behalf of Geesink BV in respect of its branch in Spain.

2.       INTELLECTUAL PROPERTY

2.1      Employees/Consultants

         There are no outstanding or potential claims against Geesink BV in respect of its branch in Spain under any contract relating to employee compensation for inventions, or under the provisions relating to employee compensation under the Spanish Patents Act 1986 and no employee is entitled to any award or compensation in respect thereof under the Spanish Patents Act 1986. All Intellectual Property brought into existence by employees of Geesink BV in respect of its branch in Spain acting in the course of their employment which is currently being used by Geesink BV, is owned by Geesink BV, whether by virtue of express agreements to this effect or by operation of law. No consultant of Geesink BV in respect of its branch in Spain is claiming to own any Intellectual Property which is used by Geesink BV (other than where Geesink BV has an express licence to use the same).

2.2      Data Protection Act

         Geesink B.V. in respect of its branch in Spain has, if required to do so under the Spanish Data Protection Act 1999, duly notified under that Act in respect of all relevant aspects of the business of such branch and has, so far as the Sellers are aware, complied with the data protection principles as set out in that Act.

3.       TAXATION MATTERS

         Geesink B.V. in respect of its branch in Spain is duly registered for value added tax purposes and has complied with all relevant provisions of the Spanish VAT Act and regulations made or notices issued under any legislation relating to VAT.


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4.       ASSEMBLY OF PRODUCTS

         The assembly of products in Spain has not been contracted to any company other than Revol S.A. Geesink BV has not received written notice that Revol S.A. is not up to date with the payment of salaries to its employees, the payment of contributions to the Spanish Social Security System or is not compliant with all relevant health and safety matters.




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                           Part 5 - German Warranties

1.       INTELLECTUAL PROPERTY

1.1      Employees/Consultants

         There are no outstanding or potential claims against Geesink BV in respect of its branch in Germany under any contract relating to employee compensation for inventions, or under the provisions relating to employee compensation under the German Copyright Act (Urhebergesetz), the German Employee's Invention Act (Arbeitnehmererfindungsgesetz), the German Registered Designs Act (Geschmacksmustergesetz) or the German Semiconductor Protection Act (Halbleiterschutgestez) and no employee is entitled to any award or compensation in respect thereof under such legislation. All Intellectual Property brought into existence by employees of Geesink BV in respect of its branch in Germany acting in the course of their employment which is currently being used by Geesink BV, is owned by Geesink BV, whether by virtue of express agreements to this effect or by operation of law. No consultant of Geesink BV in respect of its branch in Germany is claiming to own any Intellectual Property which is used by Geesink BV (other than where Geesink BV has an express licence to use the same).

1.2      Data Protection Act

         The Company has, so far as the Sellers are aware, complied with the German Data Protection Act (Bundesdatenschutzgesetz).




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                           Part 6 - French Warranties

1.       INTELLECTUAL PROPERTY

1.1      Employees/Consultants

         There are no outstanding or potential claims against Geesink BV in respect of its branch in France under any contract relating to employee compensation for inventions, or under the provisions relating to employee compensation under L677-7 et seq of the French Intellectual Property Code and no employee is entitled to any award or compensation in respect thereof under L677-7 et seq of the French Intellectual Property Code. All Intellectual Property brought into existence by employees of Geesink BV in respect of its branch in France acting in the course of their employment which is currently being used by Geesink BV, is owned by Geesink BV, whether by virtue of express agreements to this effect or by operation of law. No consultant of Geesink BV in respect of its branch in France is claiming to own any Intellectual Property which is used by Geesink BV (other than where Geesink BV has an express licence to use the same).

1.2      Data Protection Act

         Geesink B.V. in respect of its branch in France has, if required to do so under French Law number 78-17 of 6 January 1978, duly notified under that Law in respect of all relevant aspects of the business of Geesink B.V. in respect of its branch in France and has, so far as the Sellers are aware, complied with the data protection principles as set out in that Law.

2.       EMPLOYEES

         In respect of the branch of Geesink B.V. in France, no independent trade union has served or, so far as the Sellers are aware, has indicated any intention to serve a request for formal recognition under the provisions of Art L 412 et seq of the French Labour Code.

3.       TAXATION MATTERS

         Geesink B.V. in respect of its branch in France is duly registered for value added tax purposes and has complied with all relevant provisions of the French General Tax Code and regulations made or notices issued under any legislation relating to VAT.


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

4.       COMPETITION

         So far as the Sellers are aware, the Company is not and has not been directly or indirectly concerned in or a party to any agreement, arrangement, transaction or practice or pursued any course of conduct or done or omitted to do any act or thing which is registrable under or capable of giving rise to an investigation by the French equivalent of the Director General of Fair Trading under Book IV of the French Commercial Code.




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                           Part 7 - Italian Warranties

1.       INTELLECTUAL PROPERTY

1.1      Employees/Consultants

         There are no outstanding or potential claims against Geesink BV in respect of its branch in Italy under any contract relating to employee compensation for inventions, or under the provisions relating to employee compensation under article 23 of Italian Law no 1127 of 29 June 1939, as subsequently amended (the "Italian Patent Law") and no employee is entitled to any award or compensation in respect thereof under article 23 of the Italian Patent Law. All Intellectual Property brought into existence by employees of Geesink BV in respect of its branch in Italy acting in the course of their employment which is currently being used by Geesink BV, is owned by Geesink BV, whether by virtue of express agreements to this effect or by operation of law. No consultant of Geesink BV in respect of its branch in Italy is claiming to own any Intellectual Property which is used by Geesink BV (other than where Geesink BV has an express licence to use the same).

1.2      Data Protection Act

         Geesink B.V. in respect of its branch in Italy has, if required to do so under Italian Law no 675 of 31 December 1996, duly notified under that Law in respect of all relevant aspects of the business of Geesink B.V. in respect of its branch in Italy and has, so far as the Sellers are aware, complied with the data protection principles as set out in that Law.

2.       TAXATION MATTERS

         Geesink B.V. in respect of its branch in Italy is duly registered for value added tax purposes and has complied with all relevant provisions of the Italian Legislative Decree no 633 of 26 October 1972, as subsequently amended.

3.       COMPETITION

         So far as the Sellers are aware, the Company is not and has not been directly or indirectly concerned in or a party to any agreement, arrangement, transaction or practice or pursued any course of conduct or done or omitted to do any act or thing which is registrable under or capable of giving rise to an investigation by the Autorita


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         Garante della Concorrenza e del Mercato pursuant to Law no 287 of 10
         October 1990, as subsequently amended.

4.       INSOLVENCY

         Geesink BV, in respect of its branch in Italy, is not insolvent or unable to pay its debts in accordance with article 5 of Law no. 267 of March 16, 1942 as subsequently amended (the "Bankruptcy Law"), no petition for bankruptcy or other bankruptcy related procedure has been filed under the Bankruptcy Law and the branch has not been admitted to bankruptcy or other related procedure under the Bankruptcy Law.




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                           Part 8 - Danish Warranties

1.       INSOLVENCY

1.1      No winding-up petition

         No order has been made or petition presented or resolution passed for the winding up of Norba A/S or for an administration order in respect of Norba A/S not has any distress execution or other process been levied on any of its assets nor has it stopped payment nor is it insolvent or unable to pay its debts for the purposes of Section 17, paragraph 2 of the Danish Bankruptcy Act (Konkurslov, as amended).

2.       INTELLECTUAL PROPERTY

         There are no outstanding or potential claims against Norba A/S under any contract or under any of the Danish provisions of law or regulations, relating to the employee compensation for inventions made in work, and no employee is entitled to any award or compensation in respect thereof.

3.       PERSONAL DATA PROTECTION ACT

         So far as the Sellers are aware, Norba A/S has in its line of business complied with all provisions of the Danish Personal Data Protection Act of 2000 (Personoplysningslov 2000 249).

4.       FORMAL RECOGNITION

         In respect of Norba A/S, no independent trade union has served or, so far as the Sellers are aware, has indicated any intention to serve a request for formal recognition under the provisions of Collective Bargaining Agreement (Hovedaftale).

5.       TAXATION MATTERS

         Norba A/S is duly registered for value added tax purposes and has complied with all relevant provisions of the Danish Value Added Tax Act (Momsloven, as amended) and regulations made or notices issued under any legislation relating to VAT.


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6.       COMPETITION

         So far as the Sellers are aware, Norba A/S is not and has not been directly or indirectly concerned in or a party to any agreement, arrangement, transaction or practice or pursued any course of conduct or done or omitted to do any act or thing which is registrable or capable of giving rise to an investigation by the Danish Competition Authority under the Danish Competition Act (Konkurrencelov).





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                           Part 9 - Polish Warranties

1.       SHARES AND SHARE CAPITAL

1.1      Transactions at an undervalue

         None of the shares in Geesink sp.zo.o was, or represents assets which were, the subject of a transfer at an undervalue (within the meaning of the Polish Act of 15 September 2000 on the Code of Commercial Partnerships and Companies, the Regulation by the President of the Republic of Poland of 24 October 1934 on the bankruptcy law, and the Regulation of the President of the Republic of Poland of 24 October 1934 on the Arrangement Proceedings Law (as amended, as well as any relevant decrees, ordinances and regulations)) or any other transaction capable of being set aside or varied under any insolvency laws within the past five years.

2.       INSOLVENCY

2.1      No winding up petition

         No order has been made or petition presented or resolution passed for the winding up of Geesink sp.zo.o or for an administration order in respect of Geesink sp.zo.o nor has any distress execution or other process been levied on any of its assets nor has it stopped payment nor is it insolvent or unable to pay its debts for the purposes of the Act of 15 September 2000 on the Code of Commercial Partnerships and Companies, or the regulation by the President of the Republic of Poland on 24 October 1934 on the bankruptcy law (as amended, or any other relevant decrees, ordinances or regulations).

2.2      No arrangements

         Geesink sp.zo.o has not at any time been a party to or subject to or applied for:

         (a) the sanctioning under the Act of 15 September 2000 on the Code of Commercial Partnerships and companies, the Regulation by the President of the Republic of Poland of 24 October 1934 on the bankruptcy law, the Regulation of the President of the Republic of Poland of 24 October 1934 on Arrangement Proceedings Law (all as amended, as well as any relevant decrees, ordinances and regulations) of a compromise or arrangement between it and any such persons as are mentioned in these laws or the making of any other compromise with its creditors; or


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

         (b) the appointment of any receiver (including an administrative receiver as defined in the Act of 15 September 2000 on the Code of Commercial Partnerships and Companies, the Regulation by the Republic of Poland of 24 October 1934 on the bankruptcy law, the Regulation by the Republic of Poland of 24 October 1934 on Arrangement proceedings Law (all as amended, as well as any relevant decrees, ordinances and regulations)) over all or any or any part of its property or assets.

3.       INTELLECTUAL PROPERTY

3.1      Employees/Consultants

         There are no outstanding or potential claims against Geesink sp.zo.o under any contract relating to employee compensation for inventions, or under the provisions relating to employee compensation under the Polish Act of 4 February 1994 on Copyright and Neighbouring Rights and the copyright and patents provisions of the Polish Act of 23 April 1964 (the Civil Code) (as amended, as well as any relevant decrees, ordinances and regulations) and no employee is entitled to any award or compensation in respect thereof under such legislation. All Intellectual Property brought into existence by employees of Geesink sp.zo.o acting in the course of their employment which is currently being used by Geesink sp.zo.o, is owned by Geesink sp.zo.o, whether by virtue of express agreements to this effect or by operation of law. No consultant of Geesink sp.zo.o is claiming to own any Intellectual Property which is used by Geesink sp.zo.o (other than where Geesink sp.zo.o has an express licence to use the same).

3.2      Data Protection Act

         Geesink sp.zo.o has, if required to do so under the Polish Act of 29 August 1997 on the Protection of Personal Data (as amended, or any other relevant decrees, ordinances and regulations), duly notified under that Act in respect of all relevant aspects of the business of the Company and has, so far as the Sellers are aware, complied with the data protection principles as set out in that Act.

4.       EMPLOYEES

         In respect of Geesink sp.zo.o, no independent trade union has served or, so far as the Sellers are aware, has indicated any intention to serve a request for formal recognition under the provisions of the Polish Act of 26 June 1974: the Polish Labour Code and the Polish Law of 23 May 1991 on Trade Unions (as amended, as well as any relevant decrees, ordinances and regulations).


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

5.       TAXATION MATTERS

         Geesink sp.zo.o is duly registered for value added tax purposes and has complied with all relevant provisions of the Polish Act of 8 January 1993 on Goods and Services Tax and Excise Duty (as amended, as well as any relevant decrees, ordinances and regulations) and regulations made or notices issued under any legislation relating to VAT.

6.       COMPETITION

         So far as the Sellers are aware, Geesink Sp.z o.o is not and has not been directly or indirectly concerned in or a party to any agreement, arrangement, transaction or practice or pursued any course of conduct or done or omitted to do any act or thing which is registrable under or capable of giving rise to an investigation under the Polish Act of 15 December 2000 on the Protection of Competition and Consumers, the anti-competitive provisions of the Polish Act of 23 April 1964 (the Civil Code) and the Polish Act of 16 April 1993 on Suppression of Unfair Competition (as amended, as well as any relevant decrees, ordinances and regulations).




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                                   SCHEDULE 5

                              LIMITATIONS ON CLAIMS

1.       PURCHASERS TO NOTIFY POTENTIAL CLAIMS

1.1 If the Purchasers, the Companies, the Subsidiaries or any of them becomes aware of any fact, matter, event or circumstance by virtue of which the Sellers are or are reasonably likely to become liable to make any payment under any of the Warranties or any other provision of this Agreement the Purchasers shall as soon as practicable after becoming aware (and in any event in relation to claims under Paragraph 17 (Taxation) of Part 1 of Schedule 4 (Warranties) and the Environmental Warranties within 10 Business Days and in respect of all other claims within 30 Business Days) notify the Sellers in writing specifying in reasonable detail the fact, matter, event or circumstance giving rise (or which is reasonably likely to give rise) to that liability and giving an estimate (if reasonably practicable) of the amount which may be claimed against the Sellers in respect of that liability. Notification pursuant to the terms of this Clause shall not be a condition of the Sellers' liability.

1.2 For the purposes of Paragraph 1.1 above, the Purchasers, the Companies, the Subsidiaries or any of them shall be deemed to have become aware of any fact, matter, event or circumstance when:

         (a) in the case of a fact, matter, event or circumstance relating to the Environmental Warranties, any of the general counsel, the chief financial officer or the director of environmental affairs (or relevant equivalent) from time to time of the Purchasers' Guarantor (being for the time being Timothy Dempsey, Charles Szews and Don Draxler respectively) or the managing director (or relevant equivalent) of the Group from time to time (being for the time being Gijs Spruit) or any manager at any Property from time to time with day to day responsibility for environmental affairs; and

         (b) in all other cases, any of the general counsel, the chief financial officer or the chief executive officer (or relevant equivalent) of the Purchasers' Guarantor from time to time (being for the time being Timothy Dempsey, Charles Szews and Robert Bohn respectively) or the managing director (or relevant equivalent) of the Group from time to time (being for the time being Gijs Spruit), become actually aware of the same.


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2.       TIME LIMIT ON CLAIMS

2.1 No claim shall be brought by the Purchasers under the Warranties or the Tax Deed unless they shall have given notice in writing of that claim specifying (in reasonably sufficient detail) the matter giving rise to the claim, the nature of the claim and so far as practicable the amount claimed (with a breakdown of the aggregate loss alleged to have been suffered if possible) to the Sellers not later than:

         (a) in the case of a claim relating to Taxation in respect of a Company or Subsidiary, the expiry of a period commencing on the Completion Date and ending one year after the expiry of the relevant statutory limitation period relating to Taxation in the jurisdiction in which the relevant Company or Subsidiary (which is the subject of the claim under this Agreement or the Tax Deed) is resident for Tax Purposes;

         (b) in the case of a claim relating to the Environmental Warranties the expiry of a period of:

                  (i) in respect of any Disclosed Environmental Matter dealing with contamination of the soil and/or groundwater at the Norba AB Properties, the expiry of a period of seven (7) years, commencing on the Completion Date;

                  (ii) in respect of all other claims, the expiry of a period of three (3) years, commencing on the Completion Date;

         (c)      in the case of a claim under Paragraph 21 (Competition) of
                  Part 1 of Schedule 4 (Warranties), the expiry of a period of three years commencing on the Completion Date; and

         (d)      in any other case, 31 March 2003.

2.2 The liability of the Sellers in respect of a claim notified in accordance with Paragraph 2.1 (Time Limit on Claims) (other than under the Tax Deed) shall absolutely terminate (if that claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of that claim containing full particulars of it shall not have been properly issued and validly served on the Sellers within nine (9) months after the date of service of that notice.

3.       SPECIFIC LIMITATIONS

         The Purchasers shall not be entitled to claim against the Sellers:


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         (a)      with respect to a claim under the Warranties, save in relation to any of the Warranties set out in Paragraphs 2 (Shares and Share Capital), 17 (Taxation Matters), 19 (Environment) and 21 (Competition) and 12.11 (Norba Agreement) only of Part 1 of
                  Schedule 4 (Warranties), unless the amount (excluding interest and costs) that would be recoverable from the Sellers in respect of the claim exceeds (E)100,000 (one hundred thousand euros). For this purpose, if a claim relates to more than one event or circumstance which would separately constitute a breach of any of the Warranties or any other provision of this Agreement that claim shall be treated as a separate claim in respect of each event or circumstance;

         (b) with respect to a claim under the Warranties, save in relation to any of the Warranties set out in Paragraphs 2 (Shares and Share Capital), 17 (Taxation Matters), 19 (Environment) and 21 (Competition) and 12.11 (Norba Agreement) only of Part 1 of
                  Schedule 4 (Warranties), until the amount (excluding interest and costs) that would be recoverable from the Sellers in respect of the claim, when aggregated with the amount (excluding interest and costs) recoverable in respect of any other claims against the Sellers under the Warranties or any other provision of this Agreement (and for those purposes ignoring any claims which the Purchasers are not entitled to bring because of paragraph 3(a) (Specific Limitations) above) exceeds a threshold of (E)5,000,000 (five million euros) in which event, the Sellers' liability shall be for the whole of such amount and not just the amount by which that threshold is exceeded;

         (c) with respect to a claim under the Environmental Warranties relating to all Disclosed Environmental Matters unless and until the aggregated amount (excluding interest and costs) that would be recoverable from the Sellers in respect of any claim or claims exceeds a threshold of (E)2,200,000 (two million two hundred thousand euros) in which event the Sellers' liability shall be limited to the amount by which the threshold is exceeded. (For this purpose it shall be assumed that the Disclosed Environmental Matters have not been disclosed to the Purchaser and that the Purchaser had not taken into account any Losses they may incur as a consequence thereof in agreeing the Purchase Price ;

         (d) with respect to a claim under the Environmental Warranties relating to any Undisclosed Environmental Matter unless the amount (excluding interest and costs) that would be recoverable from the Sellers in respect of the claim


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
                  exceeds (E)10,000 (ten thousand euros). For this purpose if a claim relates to more than one event or circumstance which would separately constitute a breach of any of the Environmental Warranties or any other provision of this Agreement that claim shall be treated as a separate claim in respect of each event or circumstance;

         (e) with respect to any claim under the Environmental Warranties relating to Undisclosed Environmental Matters unless and until the amount (excluding interest and costs) that would be recoverable from the Sellers in respect of the claim, when aggregated with the amount (excluding interest and costs) recoverable in respect of any other such claims against the Sellers (and for this purpose ignoring any claims which the Purchasers are not entitled to bring because of paragraph 3(d) (Specific Limitations) above) exceeds a threshold of (E)100,000 (one hundred thousand euros) in which event the Sellers' liability shall be for the whole of such amount and not just the amount by which that threshold is exceeded;

         (f) with respect to a claim under the Warranties, in respect of any matters disclosed or referred to in this Agreement (or arising from implementation of the same) or fairly disclosed in the Disclosure Letter or otherwise actually known to Robert Bohn, Timothy Dempsey, Charles Szews, David Sagehorn or Tom Olson before the date of this Agreement. The contents of the Norba Acquisition Agreement, the schedules to the Norba Acquisition Agreement for the purposes of this Agreement, be deemed to be fairly disclosed in the Disclosure Letter;

         (g) with respect to a claim under the Warranties or any other provision of this Agreement, in respect of any matter or thing after the date of this Agreement done or omitted to be done at the written request of or with the written consent of the Purchasers, the Companies, the Subsidiaries or any of them or any other member of the Purchasers' Group and the Purchasers knew that the effect of such action or omission would be to give rise to a breach of the Warranties or any other provision of this Agreement;

         (h)      if and to the extent that:

                  (i) with respect to a claim under the Warranties, the claim would not have arisen but for any act, omission, transaction or arrangement (or any combination of any of the same) after Completion of the Purchasers, the Companies the Subsidiaries or any of them or any member of the


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                           Purchasers' Group or any successor in title to the
                           Shares or their respective directors, employees or agents other than acts, omissions, transactions or arrangements in the ordinary course of business, or pursuant to any legal or regulatory requirement;

                  (ii) with respect to a claim under the Warranties, the claim would not have arisen but for any change in the accounting policy or practice of the Companies, the Subsidiaries or any of them having effect after Completion except where such change is reasonably necessary to enable the Company, the Subsidiaries or any of them to comply with generally accepted accounting principles at the date of Completion in the place of incorporation of that Company or Subsidiary;

                  (iii) with respect to a claim under the Warranties, the claim arises or is increased as a result of the passing of, or any change in or any change in the interpretation of, any law, rule, regulation or administrative practice of any government, government department, local or state agency, authority regulatory or fiscal body after the date the relevant Warranties are given;

                  (iv) with respect to a claim under the Warranties or any other provision of this Agreement, the claim arises or is increased as a result of the Purchasers, the Companies, the Subsidiaries or any of them not complying with its obligations under this Agreement (including, without limitation, the provision of paragraph 1 of this Schedule 5);

                  (v) with respect to a claim under the Warranties or any other provision of this Agreement to the extent the damage, liability or loss suffered or incurred by the Purchasers, the Companies, the Subsidiaries or any of them has been made good or has been otherwise compensated for without cost to the Purchasers, the Companies, the Subsidiaries or any of them;

                  (vi) with respect to a claim under the Warranties, specific provision is made in the Consolidated Accounts or the Management Accounts for the matter, fact, event or the circumstance which would otherwise give rise to a claim. For the avoidance of doubt, specific provisions for the purposes of this Paragraph 3(h)(vi) shall not be limited to provisions designated as "Specific Provisions" in the Consolidated Accounts or the Management Accounts;


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

                  (vii) with respect to a claim relating to Taxation under the Warranties or any other provision of this Agreement, there are losses, reliefs or allowances arising on or before the Balance Sheet Date (other than any loss, relief or allowance which is treated as an asset in the Consolidated Accounts or which has been taken into account in computing Taxation or deferred Taxation in the Consolidated Accounts) in the Companies, the Subsidiaries or any of them which are available (whether by surrender or otherwise) at the date of claim to be set off against the loss giving rise to the claim;

                  (viii) with respect to a claim under the Warranties (other than in relation to any of the Warranties set out in Paragraph 17 of Part 1 of the Warranties relating to Taxation) or any other provision of this Agreement, any amount by which any Taxation for which the Companies, the Subsidiaries or any of them is liable is actually reduced or extinguished as a consequence of a payment in respect of the matter giving rise to a claim under the Warranties. For this purpose the Taxation shall be treated as having been actually reduced or extinguished when either:

                           (aa)     payment of Taxation is made by the
                                    Companies, the Subsidiaries or any of them of a lesser amount than would otherwise have been the case; or

                           (bb) no payment is made which would otherwise have been payable,

                           in either case as a result of the Companies, the Subsidiaries or any of them obtaining a deduction in respect of that payment in computing its profits or gains for Tax purposes or in computing the amount of any loss incurred in a trade or the amount of any capital loss where such loss is set against other taxable profits or gains of the Companies, the Subsidiaries or any of them in respect of which Tax would otherwise have been payable.

                           As and when the actual reduction or extinction occurs this paragraph 3(h)(viii) (Specific Limitations) shall operate first so as to require the Purchasers to account to the Sellers for any payment previously so made by it to the extent that the payment would not have been made had that actual reduction or extinction then occurred and after that to


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
                           reduce pro tanto any further liability of the Sellers under the Warranties or any other provision of this Agreement;

                  (ix) with respect to a claim under the Environmental Warranties the claim arises as a result of the Purchasers or, following Completion, any member of the Group, their employees (other than manual and clerical workers) or agents:

                           (aa) making or causing or permitting any person to make any admission or providing or causing or permitting to be provided by any person any information, in each case voluntarily, to any competent authority in the absence of any legal obligation to that competent authority to make such admission or provide such information; or

                           (bb) otherwise exacerbating, increasing or aggravating any environmental condition in existence at or prior to Completion except to the extent that a Reasonable and Prudent Operator would exacerbate, increase or aggravate any such environmental condition and provided that in relation to any Undisclosed Environmental Matters, no such limitation shall apply until any member of the management team of the Purchasers, the Companies, the Subsidiaries or any of them or any of those persons specified in Paragraph 1.2(a) of this Schedule 5, including in relation to the United Kingdom, John Clowes or, in relation to Sweden, Johan Biskop, become aware after Completion of the environmental condition in question (of which he was unaware prior to Completion); or

                           (cc) taking any steps which crystallise or increase any loss or liability, except to the extent that a Reasonable and Prudent Operator would take any such steps which shall include, without limitation, intrusive investigations in relation to the sale or leasing of any Property or any requirements of any lenders or other participants in any financing secured on any Property or the carrying out of any intrusive investigations required in connection with any development of the type referred to in the exclusion in Paragraph 3(h)(xii) below) and having due regard to the interests of the Sellers;


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

                  (x) with respect to any claim under the Environmental Warranties, to the extent any claim relates to Losses which are other than Recoverable Environmental Losses;

                  (xi) with respect to any claim under the Environmental Warranties, to the extent that any claim relates to Irrecoverable Environmental Losses;

                  (xii) with respect to any claim under the Environmental Warranties, to the extent such claim relates to any change of use at or development of any Property (excluding any reasonable development in the ordinary course of the business of the Companies at the Property carried on as at Completion) or the carrying out of any change of process except where connected with such reasonable development as aforesaid, in each case after Completion; and

         (i) with respect to a claim under the Warranties set out in Paragraph 17 (Taxation) of Part 1 of the Warranties, to the extent that the provisions of Clause 4 of the Tax Deed apply.

4.       MAXIMUM LIABILITY

         The aggregate liability of the Sellers in respect of claims under the Warranties or any other provision of this Agreement and the Tax Deed (save where expressly provided otherwise in the Tax Deed) shall not exceed the Purchase Price (including all legal, accountancy, professional and any other costs, fees and expenses incurred by the Purchasers, the Companies and the Subsidiaries or any of them in seeking to enforce their respective rights in respect of the matters giving rise to those claims) provided that this cap shall not apply in respect of claims brought under Clause 2 (Agreement to Sell and Purchase).

5.       NO DOUBLE RECOVERY

         The Purchasers shall not be entitled to recover more than once for the same loss in respect of any fact, matter, event or circumstance giving rise to a claim under Clause 11 (Specific Indemnities), the Warranties, the Tax Deed or any other provision of this Agreement.

6.       RECOVERY FROM THIRD PARTIES

6.1 If the Purchasers, the Companies, the Subsidiaries or any of them is or may be entitled to recover from some other person (including insurers but excluding any member of


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
         the Group) any loss or damage which gives rise to any claim under the Warranties or any other provision of this Agreement, the Purchasers shall or shall procure that the Company or the relevant Subsidiary shall take all appropriate steps to enforce that recovery (keeping the Sellers informed on a timely basis of any action so taken) before taking any action (other than notifying the Sellers of the claim) against the Sellers, provided that such steps will not, or are not likely, (in each case, in the reasonable opinion of the Purchasers) to materially adversely affect the goodwill of any member of the Group save that this proviso shall not apply in relation to the recovery by the Companies and the Subsidiaries of debts owed to them by customers, in respect of which the Purchasers shall procure that the Companies and the Subsidiaries shall seek to recover the same in the normal and proper course of business and in accordance with the relevant periods for payment.

         If the Purchasers, the Companies, the Subsidiaries or any of them do not take the appropriate steps to enforce any such recovery, the Sellers may refer the matter to a Queens' Counsel of at least 20 years call jointly agreed upon between the Purchasers and the Sellers or (failing such agreement) appointed, at the request of either the Purchaser or the Seller at any time, by the President from time to time of the Law Society in England and Wales (the "Queens' Counsel"), who shall then determine whether the goodwill of any member of the Group would be materially adversely affected if the Purchasers, the Companies, the Subsidiaries took the appropriate steps to enforce such recovery. His decision shall be communicated in writing to the Purchasers and the Sellers shall be final and binding upon the Purchaser and the Sellers, save in the event of manifest error. The costs of the Queens Counsel shall be borne as to half by the Sellers and half by the Purchasers in connection with all matters specified in this Paragraph.

6.2 If, notwithstanding any other provision of this Schedule, any payment is made by the Sellers in or towards the settlement of any claim made under the Warranties and the Purchasers, the Companies, the Subsidiaries or any of them subsequently recovers or procures the recovery from a third party (including insurers) of an amount which is directly referable to that claim (and, in the event that the Purchasers, the Companies, the Subsidiaries or any of them becomes entitled after payment by the Sellers to make recovery provided that such steps will not, or are not likely to (in both cases, in the reasonable opinion of the Purchaser) adversely affect the goodwill of any member of the Group, the Purchasers undertake to procure that all necessary steps are taken to enforce that recovery at the cost and expense of the Sellers) the Purchasers shall or shall procure that the relevant Company or Subsidiary shall forthwith repay upon such recovery to the Sellers an amount equal to the amount (including interest (if any)) recovered from the third party.

7.       CONDUCT OF CLAIMS

         If the Purchasers, the Companies, the Subsidiaries or any of them or any other member of the Purchasers' Group becomes aware of any actual or threatened assessment, claim, action or demand by a third party against any of them (including without limitation any competent authority in relation to the Environment) (a "third party claim") which causes or is reasonably likely to cause the Sellers to be liable under the Warranties:

         (a) the Purchasers shall at the written request of the Seller take or procure that the relevant Company or Subsidiary shall take such action as the Sellers may reasonably require to avoid, contest, dispute, resist, appeal, compromise or defend the third party claim (including, but without limitation, making counter claims and exercising all rights of set off against third parties) provided that the Sellers shall indemnify the Purchasers, and each Company and Subsidiary and all other members of the Purchasers' Group against all costs reasonably incurred by them in complying with their respective obligations under this Paragraph and provided further that such action will not or is not likely to, in both cases, in the reasonable opinion of the Purchasers adversely affect the goodwill of any member of the Group.

         (b) the Purchasers will not (and will procure that each Company and Subsidiary and all other members of the Purchasers' Group will not) make or attempt to make any admission of liability, agreement, settlement or compromise in relation to a third party claim without the consent of the Sellers (that consent not to be unreasonably withheld or delayed); and

         (c) the Purchasers shall in any event keep the Sellers informed as to the steps which are being taken in connection with the third party claim.

8.       DUTY TO MITIGATE

         The Purchasers shall and shall procure that the Companies and the Subsidiaries and any other relevant member of the Purchasers' Group shall in relation to any loss or liability which might give rise to a claim under the Warranties against the Sellers (were none of the limitations save this Paragraph 8 to apply) take all reasonable steps to avoid or mitigate that loss or liability.

9.       BOOKS AND RECORDS

         The Purchasers will (and will procure that each Company and Subsidiary and all other members of the Purchasers' Group will) for such period of time as is commensurate with the time periods set out in paragraph 2.1 of this Schedule 5 retain and preserve all books, records, documents and information (including information recorded or retained in any electronic form) of or relating to each Company and Subsidiary and their business which are or may be relevant in connection with any claim brought by the Purchasers against the Sellers under the Warranties or any other provision of this Agreement for so long as any actual or prospective claims remain outstanding.

10.      REMEDIAL ACTION

10.1     For the purposes of this Paragraph 10:

         "Environmental Authority" means any governmental agency, court, regulatory or administrative body with jurisdiction in relation to Remedial Action;

         "Hazardous Substances" means any poisonous, noxious, dangerous, hazardous, radioactive, toxic, flammable, carcinogenic, corrosive, infectious, mutagenic, teratogenic, irritant or explosive materials or substances or any constituent or any mixture of any of them (including without limitation any petroleum or petroleum-derived substance) and/or any other materials or substances that are regulated under Environmental Laws;

         "Remedial Action" means, removing, treating, containing, remedying, encapsulating, cleaning up, abating or ameliorating the presence in or effect on the Environment of any Hazardous Substances but excludes any works to investigate, inspect, assess or audit the presence or effect on the Environment of any Hazardous Substances.

10.2 The Purchasers shall have the conduct of the performance of any Remedial Action.

10.3 In connection with any Remedial Action, the Purchasers shall and shall procure that the Companies and the Subsidiaries and any relevant member of the Purchasers' Group shall co-operate with the Sellers, their employees, contractors and agents and without limiting the generality of the foregoing, the Purchasers shall and shall procure that the Companies and the Subsidiaries and any relevant member of the Purchasers' Group shall:

         (a) provide the Sellers promptly upon issuance or receipt with the following items and information in the possession, custody or control of the Purchasers and/or the Company and/or the Subsidiaries and/or any relevant member of the Purchasers' Group or in the possession, custody or control of their contractors or agents to the extent that such items and information are relevant to the Remedial Action:

                  (i) all written communications to or from any Environmental Authority or third party;

                  (ii) all reports arising out of any actual or potential Remedial Action including, but not limited to, any reports assessing the nature or scope of the presence of Hazardous Substances in the Environment to which the actual or potential Remedial Action relates and any results of any sampling;

                  (iii) any records, documents, data or other information that may assist the Sellers, their employees, contractors and agents in connection with the Remedial Action;

         (b) make its employees available to the Sellers, their employees, contractors and agents to provide information relating to the Remedial Action;

         (c) upon reasonable advance notice and during normal business hours, provide the Sellers, their employees, contractors and agents with access to, and permit the Sellers, their employees, contractors and agents and any Environmental Authority, to enter the Properties and any other property owned, leased or controlled by the Purchasers, their Subsidiaries or any member of the Purchasers' Group to view any Remedial Action being undertaken subject to the Sellers, their employees, contractors and agents complying with the reasonable requirements of the Purchasers in terms of discharging their obligations under health and safety legislation;

10.4 In connection with the performance of Remedial Action, the Purchaser shall:

         (a) perform, and cause all consultants and contractors, to perform, such Remedial Action in a workmanlike manner and consistent with all applicable Environmental Laws;

         (b) provide the Sellers with reasonable advance notice of any material negotiations, discussions or meetings with any Environmental Authority concerning the relevant Remedial Action; and

         (c) provide the Sellers with draft copies of work plans or reports (if any) pertaining in any material way to Remedial Action within a reasonable period prior to the implementation of the same.

10.5 In relation to any Remedial Action carried out by or on behalf of the Purchasers, the Purchasers shall not make any claim for breach of any of the Environmental Warranties except to the extent that any claim is made only in respect of Recoverable Environmental Losses.

11.      ENVIRONMENTAL DISCLOSURES BY THE SELLERS

11.1 Except as provided for in Paragraph 11.2 below, the Sellers shall not, in relation to any Environmental matter in respect of the Properties, make any contact with, or disclose any information concerning the subject matter (whether orally or in writing) to any competent authority.

11.2 The obligation on the Sellers, in Paragraph 11.1 above, not to disclose information shall not apply:

         (a) where the Sellers have obtained the prior written approval of the Purchasers to such disclosure (such approval not to be unreasonably withheld or delayed); or

         (b) where the Sellers (or any of them) are subject to a legally enforceable obligation to make any such disclosure; or

         (c)      in the event of an emergency.

                                                          SCHEDULE 6
                                                          PROPERTIES
                                                           Freehold
-----------------------------------------------------------------------------------------------------------------------------------
(1)                               (2)                               (3)                (4)                       (5)
Legal Owner                       Description                       Description        Registration No.          Occupant
                                                                    land register      Ownership title
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Parcel of land, Betonweg 5,       Section  AZ,       Register   4,    section
                                  58305 AG Emmeloord, The           number 1649        274, number 41
                                  Netherlands
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Industrial site with shed,        Section  AZ        Register   4,    section
                                  subsoil  and  other               number 3476        818, number 20
                                  appurtenances,  Betonweg 3, 8305
                                  AG Emmeloord, The Netherlands
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Parcel  of  land,  Meubelweg  1,  Section  AZ,       Register   4,    section
                                  8305  AD  Emmeloord,  The         number 5983        2015, number 37
                                  Netherlands
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Parcel of building land,  corner  Section  AZ        Register   4,    section
                                  Machineweg /  Meubelweg,          number 5984        1908, number 36
                                  Emmeloord, The Netherlands,
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Factory,  office,  sheds,         Section  AZ,       Register   4,    section
                                  industrial  site,   Betonweg  8,  number 7007        274, number 41
                                  8305 AG  Emmeloord,  The
                                  Netherlands
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Shed and industrial site,         Section  AZ,       Register 4,  section 57,
                                  Betonweg 6, 8305 AG Emmeloord,    number 7009        number 39
                                  The Netherlands
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Road (part of industrial  site),  Section  AZ,       Register   4,    section
                                  Machineweg in Emmeloord,  The     number 7010        4883, number 70
                                  Netherlands
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Shed with subsoil and other       Section  AZ,       Register   4,    section
                                  appurtenances, Constructieweg     number 7019        124, number 19
                                  10, 8305  AA  Emmeloord, The
                                  Netherlands
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Factory warehouse with subsoil    Section  AZ,       Register   4,    section
                                  and other appurtenances,          number 7020        1601, number 13
                                  Meubelweg 11, 8305 AD
                                  Emmeloord, The Netherlands
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Factory warehouse with subsoil    Section  AZ        Register   4,    section
                                  and other appurtenances,          number 7021        102, number 39
                                  Machineweg 4, 8305 AE
                                  Emmeloord, The Netherlands
-----------------------------------------------------------------------------------------------------------------------------------

                                        151

-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Parking space, Betonweg 1         Section  AZ,       Register   4,    section
                                  Emmeloord, The Netherlands        number 9403        697, number 8
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Parcel of  industrial ground,     Section  AZ,       Register   4,    section
                                  Constructieweg, Emmeloord, The    number 9485        1306,     number     26;
                                  Netherlands                                          rectified          deed:
                                                                                       register   4,    section
                                                                                       1548, number 6
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Parcel of industrial ground,      Section  AZ        Register   4,    section
                                  Constructieweg, Emmeloord, The    number 9487        1306,     number     26;
                                  Netherlands                                          rectified          deed:
                                                                                       register   4,    section
                                                                                       1548, number 6
-----------------------------------------------------------------------------------------------------------------------------------
Kiggen Den Engelsman B.V.         Factory and other                 Section B,         Register   4,    section
                                  appurtenances, Den Engelsman 2,   number 861         7266, number 64
                                  6026 RB Maarheeze, The
                                  Netherlands
-----------------------------------------------------------------------------------------------------------------------------------
Kiggen Den Engelsman B.V.         Parcel of land,  Den Engelsman,   Section  B,        Register   4,    section
                                  Maarheeze, The Netherlands        number 1029        7266, number 64
-----------------------------------------------------------------------------------------------------------------------------------
Kiggen Den Engelsman B.V.         Sheds and land,  Den  Engelsman,  Section   B,       Register   4,    section
                                  Maarheeze, The Netherlands        number 1321        9009, number 26
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Norba Limited             Llantrisant Business Park,                           WA 773911                 Geesink Norba
                                  Llantrisant, Pontyclun, Mid                                                    Limited
                                  Glamorgan, UK
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Norba Limited             Acrewood Way, Hatfield Road, St                      HD 389127                 Geesink Norba
                                  Albans, Hertfordshire, UK                                                      Limited
-----------------------------------------------------------------------------------------------------------------------------------
Norba A/S                         Silovej 40, 2690 Karlslunde,                         Title No. 4-s,            Norba A/S
                                  Denmark                                              Karlstrup by, Karkstrup
-----------------------------------------------------------------------------------------------------------------------------------
Norba AB                          Land for industrial building at                      Arhult 3:51,              Unoccupied
                                  Blomstermala, Sweden                                 Municipality of
                                                                                       Monsteras
-----------------------------------------------------------------------------------------------------------------------------------

                                        152

                                    Leasehold
-----------------------------------------------------------------------------------------------------------------------------------
(1)                               (2)                               (3)                (4)                       (5)
-----------------------------------------------------------------------------------------------------------------------------------
Legal Owner                       Description                       Land Register      Title  No.   or           Occupant
                                                                    Description        Term/Annual Rent
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Office building, Betonweg  2,     Section  AZ,       Leasehold until 2064      Geesink Vastgoed
                                  8305  AG Emmeloord, The           number 1705                                  BV
                                  Netherlands                                          NLG 198 p.a.
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Two sheds and land, Betonweg 6,   Section  AZ,       Leasehold until 2064      Geesink Vastgoed
                                  8305 AG Emmeloord, The            number 7008                                  BV
                                  Netherlands                                          NLG 9.351 p.a.
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Vastgoed B.V.             Parking place chassis,  Betonweg  Section  AZ,       30  September  2000 - 30  Geesink Vastgoed
                                  10,  8305  AG Emmeloord, The      number 1011        September  2005,
                                  Netherlands                                          extension  5 years,  NLG  BV
                                                                                       70.000 p.a.
-----------------------------------------------------------------------------------------------------------------------------------
Geesink B.V.                      Bolstoen 5a, 1046 AS,             Sloten, Section    1 June 2001 - 31 May      Geesink B.V.
                                  Amsterdam, The Netherlands        A, number          2006, extenson every 5
                                                                    1489-A-1           years. NLG 72.500
                                                                                       p.a.
-----------------------------------------------------------------------------------------------------------------------------------
Norba AB                          Land and buildings at             Arhult 13:114,     Term until 31 December    Norba AB
                                  Blomstermala, Sweden              Municipality of    2007
                                                                    Monsteras
-----------------------------------------------------------------------------------------------------------------------------------
Norba AB                          Land and buildings at             Arhult 35:1,       Original lease term       Norba AB
                                  Blomstermala, Sweden              Municipality of    until 31 December
                                                                    Monsteras          2007.  New lease term
                                                                                       until 31 August 2004
-----------------------------------------------------------------------------------------------------------------------------------
Norba AB                          Land and buildings at             Arhult 35:2,       50% of total lease        Norba AB (50%) and
                                  Blomstermala, Sweden              Municipality of    terminated                Stans & Press i
                                                                    Monsteras          1 June 2001.  50% of      Blomster Mala AB
                                                                                       total lease to be         (50%)
                                                                                       terminated 1 September
                                                                                       2001.
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Norba Limited             Unit 25, Moss Lane Industrial     N/A                15 years from             Geesink Norba
                                  Estate, Moss Lane, Royton,                           23 December 1998          Limited
                                  Oldham, UK
                                                                                       (pound)27,000 p.a.
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Norba Limited             Unit 10, Farthing Road,           N/A                5 years from 1 April      Geesink Norba
                                  Ipswich, England                                     2001                      Limited
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Norba Limited             Part of Land, Bagleys Lane        N/A                5 years from 1 August     Geesink Norba
                                  Depot, London SW6                                    1999                      Limited
-----------------------------------------------------------------------------------------------------------------------------------
Geesink B.V.                      13, Rue des Albatros, Z.I. Les    Section AH no. 59  9 years from 1 April      Geesink B.V.
                                  Meurieres, 69780 Mions, France                       1994, renewed 1 June
                                                                                       1998

                                                                                       FRF 336,000 per annum -
                                                                                       EUR 51,223
-----------------------------------------------------------------------------------------------------------------------------------

                                        153

-----------------------------------------------------------------------------------------------------------------------------------
Geesink B.V.                      Warehouse at Z.I. Les             Section AH no. 60  9 years from 1 June 1998  Geesink B.V.
                                  Meurieres, 69780 Mions, France
                                                                                       FF 288,000 p.a.
                                                                                       EUR 43,905
-----------------------------------------------------------------------------------------------------------------------------------
Geesink B.V.                      In der Beckuhl 18, 46569 Hunxe,                      12 years from 1992        Geesink B.V.
                                  Germany
                                                                                       DM 284,000 p.a.
-----------------------------------------------------------------------------------------------------------------------------------
Geesink N.V.                      Damstraat 195, 1980 Zemst,                           Notice given to           Geesink N.V.
                                  Belgium                                              terminate lease on 31
                                                                                       October 2001

                                                                                       BEF 504.000 p.a.
-----------------------------------------------------------------------------------------------------------------------------------
Geesink Polska Sp.zo.o.           Ul. Partyzancka 94/108, 95-200                       Indefinite term, with 6   Geesink Polska
                                  Pabianice, Poland                                    month notice period       Sp.zo.o.

                                                                                       PLN 32.400  p.a.
-----------------------------------------------------------------------------------------------------------------------------------
Geesink B.V.                      Centor dir. Colleoni, Palazzo                        1 November 2000 to 31     Geesink B.V.
                                  Cassiopea, Via Paracelso, 22,                        December 2006
                                  20041 Agrate Brianza (MI), Italy
                                                                                       Lira 33,000,000 p.a.
-----------------------------------------------------------------------------------------------------------------------------------
Geesink B.V.                      C/Las Estaciones, 11 Parque       Registro de la     5 years from 8 February   Geesink B.V.
                                  Industrial Las Monjas, 28850      Propiedad de       2000
                                  Torrejon de Ardoz, Madrid, Spain  Torrejon de Ardoz
                                                                                       ESP 5,913,024 p.a.
                                                                    C/ Cantalarrana,
                                                                    33
                                                                    28850 Torrejon
                                                                    de Ardoz
-----------------------------------------------------------------------------------------------------------------------------------
Geesink B.V.                      C/Eje Riera, nave 158 Poligono    Registro de la     10 years from 28  June    Geesink B.V.
                                  Industrial Can Roses, 08191       Propiedad de       1995
                                  Rubi, Barcelona, Spain            Tarrasa no. 2
                                                                                       ESP 1,350,864 p.a.
                                                                    C/San Ignacio, 5
                                                                    08221 Tarrasa
-----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 7

                                   UK PENSIONS

1.       INTERPRETATION

1.1 For the purposes of this Schedule the following terms have the following meanings:

         "Actuary's Letter" means the letter from the Sellers' Actuary to the Purchasers' Actuary, a copy of which is annexed to this Schedule.

         "Future Period" means the period of ten years from the date of Completion (if the Supplementary Transfer Amount is paid in full) or such shorter period as may be determined by the Purchasers' Actuary and verified by the Sellers' Actuary reflecting the value of any payment in excess of the Transfer Amount made under paragraph 5.1 having regard to the assumptions set out in the Actuary's Letter.

         "Interest" means interest at the rate set out in Clause 3.4 of this Agreement.

         "Interim Period" means the period from Completion to the day before the Pension Transfer Date (both dates included).

         "Participating Company" means Geesink Norba Limited.

         "Payment Date" means the date which is seven days after the Transfer Amount and the Supplementary Transfer Amount are determined in accordance with paragraph 4.3 or 4.4.

         "Pension Transfer Date" means the date which is six months after Completion or such other date as may be agreed in writing between the Sellers and the Purchasers.

         "Purchasers' Actuary" means Robert Latham of Hewitt Associates or such other actuary nominated by the Purchasers for the purpose of this Schedule.

         "Purchasers' Scheme" means a retirement benefits scheme established or nominated by the Purchasers pursuant to paragraph 3.

         "Relevant Employees" means those of the employees of the Participating Company who are active members of the Sellers' Scheme at Completion.

         "Sellers' Actuary" means Ian Edwards of Messrs Bacon & Woodrow or such other actuary nominated by the Sellers for the purpose of this Schedule.

         "Sellers' Scheme" means the PD Pension Plan established by a trust deed dated 30 March 1949.

         "Supplementary Transfer Amount" has the meaning set out in the Actuary's Letter.

         "Timing Adjustment" is the rate determined as set out in the Actuary's Letter.

         "Transfer Amount" has the meaning set out in the Actuary's Letter.

         However, where the Sellers' Scheme is in receipt of a pension sharing order or other provision in section 28(1) of the Welfare Reform and Pensions Act 1999 in respect of a Transferring Employee, the Transfer Amount shall be reduced by the value of the pension debit applied to that person's benefits in accordance with the applicable legislation and by the amount of the charges that are to be deducted from that person's entitlement insofar as the calculation of the Transfer Amount has not already taken such pension debit and charges into account.

         "Transferring Employees" means those Relevant Employees:-

         (a) who become members of the Purchasers' Scheme on the Pension Transfer Date; and

         (b) who no later than four weeks after the Pension Transfer Date (or such later date as may be agreed in writing between the Sellers and the Purchasers) consent in a form acceptable to the trustees of the Sellers' Scheme to the transfer of an appropriate sum from the Sellers' Scheme to the Purchasers' Scheme in place of all of the benefits payable in respect of their membership of the Sellers' Scheme.

1.2 The following provisions have the same meanings given to them under the provisions of the Sellers' Scheme:

         "Pensionable Earnings"

1.3 References in this Schedule to paragraphs are to paragraphs of this Schedule.

1.4 For the avoidance of doubt the provisions of clause 14 of the Agreement shall apply to this Schedule.

2.       INTERIM PERIOD

2.1 The Sellers hereby undertake with the Purchasers that during the Interim Period, subject to the approval of the Inland Revenue it will procure that the Participating

         Company may continue to participate in the Sellers' Scheme as an employer in respect of the Relevant Employees until the Pension Transfer Date as if it were an associated company of the Sellers.

2.2 The Purchasers hereby undertake with the Sellers that they will procure that the Participating Company will, during the Interim Period:

         (a) participate in the Sellers' Scheme for the benefit of Relevant Employees who are from time to time members of the Sellers' Scheme;

         (b) pay in respect of the Relevant Employees in its employment the following contributions to the Sellers' Scheme in respect of each calendar month (or part thereof) during the Interim
                  Period:

                  (i) employer contributions at a rate equal to the employer's contracting-out rebate on a contracted-out money purchase basis at source; and

                  (ii) members' contributions at the rate of 5% of Pensionable Earnings (earned during and in respect of the calendar month or part thereof);

                  payment to be in arrears within 7 days of the end of the calendar month to which they relate;

         (c)      comply with the provisions of the Sellers' Scheme;

         (d) not do or omit to do any act or thing whereby the approval under ICTA of the Sellers' Scheme or its status as a contracted-out scheme would or might be prejudiced;

         (e) (if the Interim Period extends beyond 5 April 2002) not increase the Pensionable Earnings of any Relevant Employee to or above an amount which exceeds such Relevant Employees' Pensionable Earnings at Completion by more than the rate assumed in the Actuary's Letter except with the prior approval of the Sellers and on such terms as to payment of additional contributions to the Sellers' Scheme as the trustees of the Sellers' Scheme or the Sellers may require.

         (f) not exercise any power or discretion under the Sellers' Scheme which would affect the benefit entitlements of the Relevant Employees without the consent of the Sellers (such consent not to be unreasonably withheld);

         (g) notify the trustees of the Sellers' Scheme of the names of those Relevant Employees (if any) who cease to be employed by the Purchasers during the Interim Period; and

         (h) complete such documents as the trustee of the Sellers' Scheme reasonably requires.

2.3 In the event that any contribution due to the Sellers' Scheme in accordance with paragraph 2.2 is not paid by the due date the Purchasers shall procure that the Participating Company shall pay Interest on the over due amount.

2.4 The Purchasers will promptly deliver to the Sellers drafts before they are issued and copies once they are issued of all notices and announcements relating to the Sellers' Scheme or the Purchasers' Scheme supplied to the Relevant Employees before the Pension Transfer Date.

2.5 The Purchasers undertake that during the Interim Period the Participating Company shall if so required by the Sellers in writing, nominate the Seller (or such other person as the Seller may direct) as:

         (a)      the appropriate person under section 21(9) of the Pensions Act
                  1995;

         (b) its representative for the purposes of section 58(4) of the Pensions Act 1995, as modified by the Occupational Pension Schemes (Minimum Funding Requirement and Actuarial Valuation) Regulations 1996; and

         (c) its agent for the purposes of consultation under section 35(5) of the Pensions Act 1995.

2.6 The Sellers undertake to procure that the Sellers' Scheme will not be terminated or amended if any amendment would have the effect of reducing the Transfer Amount prior to the payment of the Transfer Amount and the Supplementary Transfer Amount in accordance with paragraph 5 or, if sooner, 12 months after the Pension Transfer Date.

2.7 The Sellers and the Purchasers shall use their best endeavours to procure that while the Relevant Employees are members of the Sellers' Scheme their employment shall be contracted-out employment (within the meaning of section 8 of the Pension Schemes Act 1993) by reference to the Sellers' Scheme.

2.8 The Sellers undertake with the Purchasers that they will not take any actions (other than those required by law or in accordance with the provisions of this Schedule) to persuade Relevant Employees not to consent to become Transferring Members. For the avoidance of doubt, the Sellers and the Purchasers agree that this paragraph 2.8 will not prevent the Sellers from providing information to any Relevant Employee in connection with, and in particular regarding his or her benefits under, the Sellers' Scheme.

3.       THE PURCHASERS' SCHEME

3.1 The Purchasers will establish or nominate the Purchasers' Scheme before the Pension Transfer Date and will procure that the Participating Company will participate in the Purchasers' Scheme. All Relevant Employees then employed by the Participating Company who have not attained normal pension date will be invited to become members of the Purchasers' Scheme with effect from the Pension Transfer Date. The Purchasers' Scheme shall remain in full force and effect for at least the remainder of the Future Period.

3.2 The Purchasers' Scheme shall provide benefits in accordance with paragraphs 3.3 and 3.4 and shall:-

         (a) be a final salary scheme, designed to be approved under Chapter I of Part XIV of ICTA or capable of such approval; and/or

         (b) be a money purchase scheme, designed to be approved under Chapter I or Chapter IV of Part XIV of ICTA and be either (i) a contracted-out scheme for the purposes of Section 9(3) of the Pension Schemes Act 1993 or (ii) an appropriate scheme for the purposes of Part III of the Pension Schemes Act 1993;

         and the Purchasers will use their reasonable endeavours to procure that the Purchasers' Scheme accepts the transfer to the Purchasers' Scheme of the accrued rights of the Transferring Employees including the liabilities of the Sellers' Scheme under the Pension Schemes Act 1993 in respect of the contracted-out service of each Transferring Employee. For the avoidance of doubt, if the Purchasers' Scheme is a final salary scheme which is not a contracted-out scheme for the purposes of Section 9(2B) of the Pension Schemes Act 1993 the Purchasers will also establish or nominate a money purchase scheme as set out in (b) above.

3.3 Subject to receipt of the Transfer Amount, the Purchasers will procure that

         (a) where the Purchasers' Scheme is of a type described in paragraph 3.2(a), the Purchasers' Scheme will provide for and in respect of each Transferring

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

         Employee benefits in respect of Pensionable Service in the Sellers' Scheme before the Pension Transfer Date which, in the opinion of the Purchasers' Actuary, are broadly equivalent in value calculated on the assumptions in the Actuary's Letter (such calculations to be verified by the Sellers' Actuary) to the benefits that would have been provided for and in respect of the member under the Sellers' Scheme in respect of Pensionable Service before the Pension Transfer Date if the member had remained in service as a member of the Sellers' Scheme up to the date of retirement, death or leaving service; or

         (b) where the Purchasers' Scheme is of a type described in paragraph 3.2(b), the proportion of the Transfer Amount applicable to each Transferring Employee is credited to that Transferring Employee's account in the Purchasers' Scheme without any deduction for expenses (other than reasonable ongoing investment management expenses).

(2) On the agreement of the calculations in paragraph 4.1 below, the Purchasers will within one month prepare individual communications for each Relevant Employee (such communications to be agreed by the Sellers) which shall set out the transfer terms to be offered to them.

3.4 Subject to receipt of the Supplementary Transfer Amount or any other amount greater than the Transfer Amount (as adjusted in accordance with paragraph 5.1), the Purchasers will use all reasonable endeavours in conjunction with the Sellers to ensure that those of the Transferring Employees with continued rights to pre-1989 Inland Revenue Limits will retain the same rights in the Purchasers' Scheme and,

         (a) where the Purchasers' Scheme is of a type described in paragraph 3.2(a) the Purchasers will procure that for each Transferring Employee the Purchasers' Scheme will provide for the remainder of the Future Period defined benefits in respect of service after the Pension Transfer Date with the Participating Company which, in the opinion of the Purchasers' Actuary, are broadly equivalent in value (taking account of any improvements in the method of remuneration of such Transferring Employee) calculated on the assumptions in the Actuary's Letter (such calculations to be verified by the Sellers' Actuary) to the benefits that would have been provided under the Sellers' Scheme for and in respect of the employee based on such service had the employee remained a contributing member of the Sellers' Scheme and that the contributions payable by each Transferring Member (if any) during the remainder of the Future Period will not be higher than the contributions payable by the employee to the Sellers' Scheme immediately prior to the

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                  Pension Transfer Date, unless such a change in the
                  contribution rate can be justified following an improvement in benefit provision under the Purchasers' Scheme; and/or

         (b) where the Purchasers' Scheme is of a type described in paragraph 3.2(b) the Purchasers will procure that in respect of Transferring Employees employer contributions will be credited to the accounts of Transferring Employees during the remainder of the Future Period under a contribution structure which, in the opinion of the Purchasers' Actuary, is broadly equivalent in value (taking account of any improvements in the method of remuneration of such Transferring Employee) calculated on the assumptions in the Actuary's Letter (such calculations to be verified by the Sellers' Actuary) to the defined benefits that would have been provided under the Sellers' Scheme for and in respect of the employee had the employee remained a contributing member of the Sellers' Scheme.

3.5 The Purchasers will procure that the Transferring Employees will receive fair and equal treatment as members of the Purchasers' Scheme.

4.       THE TRANSFER PAYMENT

4.1 The Sellers shall procure that the Sellers' Actuary makes a provisional calculation of the Transfer Amount and the Supplementary Transfer Amount as soon as reasonably practicable and in any event not later than two months before the Pension Transfer Date (assuming for these purposes that the Pension Transfer Date ends on a date which is six months after Completion and further assuming that all Relevant Employees are to be Transferring Employees) and notifies the Purchasers' Actuary of the amount for verification by the Purchasers' Actuary. If the Purchasers' Actuary is unable to agree the Sellers' Actuary's calculations within one month of his receipt of the calculations either party may refer the matter to an independent actuary pursuant to paragraph 4.4 below.

4.2 The Sellers and the Purchasers shall as soon as reasonably practicable and in any event not later than two months after the Pension Transfer Date provide the Sellers' Actuary and the Purchasers' Actuary with documents and information in their respective possession or control as the Sellers' Actuary and the Purchasers' Actuary may reasonably require in order to calculate and verify the Transfer Amount and the Supplementary Transfer Amount.

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

4.3 The Sellers shall procure that the Sellers' Actuary calculates as soon as reasonably practicable and in any event not later than four months after the Pension Transfer Date the Transfer Amount and the Supplementary Transfer Amount and notifies the Purchasers' Actuary of the amount for verification by the Purchasers' Actuary. If the Purchasers' Actuary is unable to agree the Sellers' Actuary's calculations within one month of his receipt of the calculations either party may refer the matter to an independent actuary pursuant to paragraph 4.4 below.

4.4 Any dispute between the Sellers' Actuary and the Purchasers' Actuary concerning the mathematics of calculating the Transfer Amount, the Supplementary Transfer Amount or the Future Period and any disagreement between them arising under paragraphs 3.3(a), 3.4(a) and 3.4(b) shall, in the absence of agreement between them, be referred to an independent Actuary agreed by the Sellers and the Purchasers or (failing agreement within 7 days of a written request from one party to the other to agree to the appointment of such an actuary) appointed at the request of the Sellers or the Purchasers by or on behalf of the President for the time being of the Institute of Actuaries. The decision of any such independent actuary shall be final and his expenses shall be borne equally by the Sellers and the Purchasers or otherwise in his absolute discretion as he may determine. The independent actuary shall act as an expert not as an arbitrator.

5.       PAYMENT OF THE TRANSFER AMOUNT AND THE SUPPLEMENTARY TRANSFER AMOUNT

5.1 Subject to them being satisfied that the Purchasers have met or will meet its obligations under paragraphs 2 and 3 above and to the consent of the Inland Revenue having been obtained to such a payment, the Sellers will use all reasonable endeavours to procure that the trustees of the Sellers' Scheme transfer to the trustees of the Purchasers' Scheme assets mutually agreed between the trustees of the Sellers' Scheme and the trustees of the Purchasers' Scheme equal in value on the basis set out in the Actuary's letter to the Transfer Amount and the Supplementary Transfer Amount (adjusted by the Timing Adjustment during the period from the Pension Transfer Date to the Payment Date) or otherwise in cash (subject to deduction for reasonable expenses incurred in realising assets).

5.2 If and to the extent that the sum (if any) paid by the trustees of the Sellers' Scheme under paragraph 5.1 above is less than the Transfer Amount (as adjusted and subject to the deduction referred to in paragraph 5.1), the Sellers (as principal and not as guarantor) will itself pay the difference between the Transfer Amount (as adjusted and subject to the deduction referred to in paragraph 5.1) and the amount actually paid (if

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

         any) to the Purchasers (as an adjustment to the Purchase Price), which amount shall be called "the Shortfall".

5.3 If a payment is made under paragraph 5.2 the Purchasers will procure that the Participating Company shall make a payment equal to the Shortfall to the Purchasers' Scheme within five Business Days of receipt. If the Participating Company's liability to corporation tax applicable to its profits is reduced as a result of the payment of this amount together with Interest thereon into the Purchasers' Scheme the Purchasers shall repay in cash to the Sellers an amount equal to such deduction (as an adjustment to the Purchase Price) within seven days of the date on which the Shortfall is paid to the Purchasers' Scheme.

6.       ADDITIONAL VOLUNTARY CONTRIBUTIONS

         Any additional voluntary contributions made to the Sellers' Scheme by any Relevant Employee (and the moneys, interest and benefits derived from those contributions) which are used to provide money purchase benefits (as defined in the Pension Schemes Act 1993) shall be disregarded for the purposes of calculating the Transfer Amount, but the Sellers shall use reasonable endeavours to procure that the trustees of the Sellers' Scheme will as soon as practicable after the Pension Transfer Date transfer to the Purchasers' Scheme (without penalty or deduction) the assets and/or the amount standing to the credit of each Transferring Employee in respect of additional voluntary contributions paid to the Sellers' Scheme.

7.       MISCELLANEOUS

7.1 Neither the Purchasers the Participating Company nor any company directly or indirectly controlled by or connected with it will encourage or initiate any action or provide financial assistance for the purpose of requiring the trustees of the Sellers' Scheme to pay a larger amount than the Transfer Amount and the Supplementary Transfer Amount (adjusted by the Timing Adjustment).

7.2 If after Completion any Relevant Employee ceases to be employed by the Participating Company and becomes employed by an employer associated with the Participating Company (within the meaning of section 590A of the ICTA), that Relevant Employee will be deemed to be an employee of the Participating Company for the purposes of this Schedule, and the Purchasers will comply and will procure that such other employer complies with the obligations imposed upon the Purchasers and the Participating Company by this Schedule in relation to that employee.


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
                                   SCHEDULE 8

                         APPORTIONMENT OF PURCHASE PRICE

                                         euros(E)             Proportion(%)

Geesink Group BV                       117,148,000                84.8

Norba AB                                10,500,000                 7.6

Geesink Norba Limited                   10,500,000                 7.6


In the event that the Purchase Price is greater or less than the sum of the amounts shown above, the Purchase Price (together with any relevant interest in respect thereof payable pursuant to Clause 3 (Purchase Price)) shall be allocated as between each of Geesink Group BV, Norba AB and Geesink Norba Limited in the same proportion as detailed above.



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
                                  SCHEDULE 9

                     CONDUCT BETWEEN EXCHANGE AND COMPLETION

1. The Sellers undertake that they shall procure that between the date of this Agreement and Completion, except with the prior written consent of the Purchasers (such consent not to be unreasonably withheld or delayed), each of the Companies and the Subsidiaries shall:

(a) not enter into, modify or terminate any contract other than in the ordinary course of business;

(b)      not create, allot, issue, repay or redeem any share or loan capital;

(c) not declare, make or pay any distribution of capital or income in respect of any share capital of the Company;

(d) not allow any rights relating to Company Intellectual Property to lapse;

(e) not undertake any action for which consent of Stephen Harris would be required in accordance with the Finance Manual;

(f) not acquire or dispose of or agree to acquire or dispose of any part of its business or undertaking or, except in the ordinary course of business, of any asset;

(g) not allow any unusual increase or decrease in the level of Stock other than in the ordinary course of business;

(h) not write off or write down (in each case other than in the ordinary course of business) or assign to a third party at less than full value any obligations owed to it;

(i) not amend the terms of any agreement or arrangement concerning Inter-Company Loans or where monies are advanced to any other person (not being a member of the Group);

(j) not (except in the ordinary course of business) release, discharge or compound any liability, claim, action, demand or dispute and shall not (except in the ordinary course of business) initiate or compromise or settle any litigation or arbitration proceedings or waive any right in relation to or the subject of litigation or arbitration proceedings;

(k) not enter into or modify any agreement or arrangement (legally enforceable or not) in which any of its directors or former directors or any of the Sellers or any of their respective Associates is interested (directly or indirectly);

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

(l) except pursuant to the Agreed Redundancy Programme, not employ or engage or terminate the employment or engagement of any director, employee or consultant except an employee engaged at a basic salary not exceeding (E)65,000 or increase the salary of any director, employee or consultant by more than 5% or in excess of (E)100,000 in aggregate;

(m) not make capital expenditure or incur any capital commitments in excess of (E)75,000 in respect of any one item or (E)500,000 in total, save as set out in the current budget for the Group;

(n) not do or omit to do anything which would or might derogate from the validity and enforceability of the Company Intellectual Property;

(o) Pay all relevant social security and national insurance contributions in relation to its employees;

(o) not (conditionally or unconditionally) offer or agree to do any of the things referred to in any of the foregoing paragraphs.

2. The Sellers undertake that they shall use their reasonable endeavours to procure that between the date of this Agreement and Completion none of the Companies and/or the Subsidiaries shall, whether by any act or omission:

(a) breach any of the licences, consents, permits, approvals and authorities (public and private) which have been obtained by the Company to enable the Company to carry on its business lawfully in the place and in the manner in which its business is now carried on;

(b) breach any relevant statutory requirement, by-laws or regulations of the United Kingdom or elsewhere applicable to it or its business where such contravention will have an adverse effect on the continued operation of the Company and/or the Subsidiaries;

(c) breach any contracts which any Company and/or Subsidiary is a party which could lead to a claim for compensation, damages, specific performance or an injunction being made against any Company and/or Subsidiary or which would entitle a third party to call in any monies before the normal due date, which will in any event materially adversely affect the business of the Company (which for the purposes hereof shall mean if the amount that would otherwise be recoverable from the Sellers arising from an individual breach is (E)100,000 or more);

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
(d) give grounds for rescission, avoidance or repudiation of any agreement or other transaction which any Company and/or Subsidiary is a party;

(e) permit any premiums payable in respect of the Company's insurance policies not to be paid or permit any incidents likely to give rise to a claim under the Company's insurance policies not to be notified to the Company's insurers in accordance with the terms thereof;

(f) give grounds for any claim (including but not limited to any claim in respect of an industrial accident) by any employee or former employee of the Company;

(g) breach any of the covenants, conditions, restrictions or agreements or other matters subject to which any of the Properties are held or the provisions or requirements, permissions, licenses, approvals, by-laws, orders, regulations or other requirements or obligations affecting or likely to affect each of the Properties or its current use;

(h) permit any circumstances to arise which would lead to any closing, demolition order, clearance order or enforcement notice being issued in respect of the Properties or any of the Companies and/or Subsidiaries as owner or occupier thereof;

(i)      breach any Environmental Laws;

(j) permit any breach of applicable laws, regulations and legally binding and approved codes of practice made or issued by national or local government or by any regulatory body or by any court in each case with legally enforceable powers relating to the prevention of accidents and of injury to employees and to lawful and unlawful visitors to the Properties that are in existence at the date of this Agreement and legally enforceable both in respect of the activities undertaken at the date of this Agreement at the Properties and in respect of the Properties themselves at the date of this Agreement (and for the purpose hereof the Companies and/or the Subsidiaries shall be deemed not to have complied in a material respect if the amount that would otherwise be recoverable from the Sellers arising from that instance of non-compliance is (E)100,000 or more);

(k) fail to comply with, discharge or fulfill any requirement, liability or obligation (whether statutory or contractual) in relation to its employees, including relevant legislation or codes of practice and any applicable laws in relation to employment or employees;

(l) permit any breach of any applicable statutory or other requirements relating to each of the Properties including requirements relating to planning, development, fire safety and health and safety at work.


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

                                   SCHEDULE 10

                         EXAMPLE CALCULATION OF NET DEBT

         Example Calculation of Net Debt - Consolidated Accounts Format



                                                             (NLG `000s)


Loans and Overdrafts (Due within one year)                       4,267

Plus: Loans (Due after one year)                                   392

Plus: Other amounts due to Powell Duffryn
subsidiary undertakings (Other Creditors)
                                                                30,422
                                                        ---------------

Total Debt                                                      35,081

Less: Amounts due from Powell Duffryn subsidiary
undertakings (1)                                                   242

Less: Cash at bank and in hand (Current Assets)                  8,726
                                                        ---------------

Net Debt                                                        26,113

Source: Consolidated Accounts for period ending 31 March 2001

(1) Represents an amount to be classified as Inter-Company Loans.



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

          Example Calculation of Net Debt - Management Accounts Format


                                                            (NLG `000s)

Overdraft                                                        1,175

Plus: Group Funding (1)                                         30,186

Plus: HP/ Finance Leases                                           169

Plus: External Loans                                               384
                                                       ----------------


Total Debt                                                      31,914

Less: Cash at Bank                                               5,795
                                                       ----------------

Net Debt                                                        26,119


Source: March 31, 2001 management accounts

(1) Includes the Amounts due from Powell Duffryn, which, in the management accounts, are deducted from the amount of group funding.



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
EXECUTION:


SIGNED by [Stephen C. Harris                ]   ) /s/ Stephen C. Harris
duly authorised for and on behalf               )
of POWELL DUFFRYN HOLDINGS BV                   )


SIGNED by [Roger Gordon Lee                 ]   ) /s/ Roger Gordon Lee
duly authorised for and on behalf               )
of POWELL DUFFRYN (INTERNATIONAL) LIMITED       )


SIGNED by [Roger Gordon Lee                 ]   ) /s/ Roger Gordon Lee
duly authorised for and on behalf               )
of POWELL DUFFRYN INVESTMENTS LIMITED           )


SIGNED by [Timothy M. Dempsey               ]   ) /s/ Timothy M. Dempsey
duly authorised for and on behalf               ) Executive Vice President,
of OSHKOSH GROUP BV                             ) General Counsel and Secretary


SIGNED by [Timothy M. Dempsey               ]   ) /s/ Timothy M. Dempsey
duly authorised for and on behalf               ) Executive Vice President,
of OSHKOSH EUROPEAN HOLDINGS SL                 ) General Counsel and Secretary


SIGNED by [Stephen C. Harris                ]   ) /s/ Stephen C. Harris
duly authorised for and on behalf               )
of POWELL DUFFRYN LIMITED                       )


SIGNED by [Charles L. Szews                 ]   ) /s/ Charles L. Szews
duly authorised for and on behalf               ) Executive Vice President and
of OSHKOSH TRUCK CORPORATION                    ) Chief Financial Officer



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